Exhibit 3.38
SECURITIES PURCHASE AGREEMENT
          This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated June 18, 2010, is among OLYMPUS PACIFIC MINERALS INC., a Canadian corporation (the “Company”), each purchaser identified on Schedule A hereto (each, including his, her or its successors and assigns, an “Investor” and, collectively, the “Investors”) and, with respect to certain sections hereof, Collateral Agents, LLC, a New York limited liability company (the “Collateral Agent”) and Euro Pacific Capital, Inc., a California corporation (the “Placement Agent”), individually and in its capacity as the “Investor Representative” hereunder.
BACKGROUND
     This Agreement has been entered into as contemplated by the Company’s Confidential Private Placement Memorandum, dated June 7, 2010, as supplemented by a supplement dated June 14, 2010 (together with any and all other amendments and/or supplements thereto and all documents incorporated therein by reference, the “Memorandum”).
     The Placement Agent is acting in such capacity in connection with the Company’s offering of Units (as defined below) as described in the Memorandum.
     The Investors desire to purchase from the Company, and the Company desires to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, a minimum of $12,000,000 (the “Minimum Amount”) of Units and up to a maximum of $21,960,000 (the “Maximum Amount”) of Units, which Maximum Amount constitutes the aggregate maximum stated or deemed principal amount of all of the Notes issuable hereunder.
     Each unit (a “Unit” and, collectively, the “Units”) shall consist of: (i) an 8% Senior Secured Redeemable Gold Delivery Promissory Note (each. a “Note” and, collectively, the “Notes”) of the Company in the stated or deemed principal amount of Ten Thousand Dollars ($10,000), which Notes shall be substantially in the form annexed hereto as Exhibit A, and (ii) a detachable common stock purchase warrant (each, a “Warrant” and, collectively, the “Warrants”) for the purchase of 3,470 shares of the Company’s common stock, no par value (“Common Stock”), at an exercise price of CAD $0.60 per Warrant Share (as defined below) (subject to adjustment as set forth in the certificate representing the Warrants). Each share issuable upon exercise of the Warrants is referred to herein as a “Warrant Share” and, collectively, as the “Warrant Shares.” The Warrants will be substantially in the form annexed hereto as Exhibit B.
     The Company and the Investors are executing and delivering this Agreement in reliance upon exemptions from securities registration afforded by the rules and regulations promulgated by the Commission (as hereinafter defined) and by the SEC (as hereinafter defined) under the Securities Act of 1933, as amended.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as set forth herein and to the other agreements set forth herein.
1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the respective meanings indicated in this Section 1.
     “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of such Person and, if deceased or disabled, his heirs, executors or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.
     “ASIC” means the Australian Securities and Investments Commission.
     “ASX” means ASX Limited (ACN 008 624 691) and, where the context permits, the Australian Securities Exchange operated by ASX Limited.
     “Business Day” means any day on which banks located in New York, New York, United States; Toronto, Ontario, Canada; Da Nang, Vietnam; Perth, Australia; Mendrisio, Switzerland; or London, England are not required or authorized by law or other governmental action to remain closed.
     “BVI Pledge Agreement” means the BVI Pledge Agreement, dated as of June 18, 2010, by and between the Company and the Collateral Agent substantially in the form annexed hereto as Exhibit G.
     “CAD” or “CAD $” means Canadian Dollar.
     “Closing Escrow Agreement” means the Closing Escrow Agreement, dated as of June 18, 2010, by and among the Company, the Placement Agent and the Escrow Agent substantially in the form annexed hereto as Exhibit C.
     “Collateral” means all the Properties subject to the Liens created by the Security Documents.
     “Commission” means the Ontario Securities Commission.
     “Company’s knowledge” means the information and/or other items that the following executives of the Company have actual knowledge of after due inquiry: the Chairman and Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice President of

Commercial Development, the Corporate Secretary, the Chief Geologist, the Vice President of Finance and the Vice President of Investor Relations.
     “Deemed Principal Amount” has the meaning set forth in the Notes.
     “Escrow Account” means the escrow account established by the Escrow Agent pursuant to the Closing Escrow Agreement where funds representing the Investors’ aggregate Purchase Price (as hereinafter defined) shall be held pending the Closing or any partial Closing.
     “Escrow Agent” means Collateral Agents, LLC.
     “Exchange” or “TSX” means the Toronto Stock Exchange.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Formwell” means Formwell Holdings Limited, a British Virgin Islands company and direct wholly owned subsidiary of the Company.
     “Gold Agency Agreement” means the Gold Agency Agreement, dated as of June 18, 2010, by and between the Trust Account Agent and the Investor Representative on behalf of the Investors, substantially in the form attached hereto as Exhibit K.
     “Gold Deposits” means deposits of Gold (as defined in the Notes) made by the Company on the Gold Delivery Dates (as defined in the Notes) into the Trust Account (as defined in the Notes).
     “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.
     “Guarantor” means each of Formwell and NVMC.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such specified Person: (a) for borrowed money; (b) evidenced by notes, bonds, debentures or similar instruments; (c) for the deferred and unpaid purchase price of goods, services or other property (other than trade payables or accrued expenses incurred in the ordinary course of business); (d) under capital lease obligations; and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.
     “Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.
     “Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, dated as of June 18, 2010, by and among the Company, the Guarantors and the Collateral Agent substantially in the form annexed hereto as Exhibit H.
     “Investor” means any person who purchases Units in the Offering pursuant to this Agreement.
     “Legal Requirement” means any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded). Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision.
     “Lien(s)” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” includes, but is not limited to, mechanics’, materialmen’s, warehousemen’s and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property that it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes. For purposes of clarification, “Lien(s)” shall not be deemed to include (a) any restrictions on Transfer pursuant to the Securities Act, the Securities Laws or any other securities laws or pursuant to any of the Transaction Documents or (b) any lien or security interest that, although reflected in a financing statement or other filing or recording that is dated on or about August 14, 2006, relates to obligations that were due to Macquarie Bank but have been fully paid or otherwise discharged.
     “Material Adverse Effect” means a material adverse effect on, and a “Material Adverse Change” means a material adverse change in: (i) the ability of the Company to perform its obligations under the Transaction Documents or to pay any obligations under the Notes when due or (ii) the validity or priority of the security interests created by the Security Documents, but, to the extent applicable, shall exclude any circumstance, change, matter or effect to the extent resulting or arising from: (a) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operates so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (b) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack, so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such conditions; (c) changes in United States or Canadian generally accepted accounting principles or the interpretation thereof; (d) the entry into or announcement of this Agreement or any of the other Transaction Documents, actions contemplated by this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby; or (e) temporary in nature.
     “Note Pledge Agreement” means the Note Pledge Agreement, dated as of June 18, 2010, by and between the Company and the Collateral Agent substantially in the form annexed hereto as Exhibit F.
     “NVMC” means New Vietnam Mining Corp., a British Virgin Islands company and direct wholly owned subsidiary of the Company.
     “Obligations” means, collectively, the obligations of the Company to make Gold Deposits under the Notes in order to satisfy the gold delivery obligations thereunder, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable by the Company under the Transaction Documents (other than the Warrants).
     “Offering” means the offering and sale of the Units pursuant to this Agreement and the Memorandum.
     “OTCBB” means the Over-the-Counter Bulletin Board system.
     “Person” means an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchase Price” means an amount equal to $10,000 per Unit multiplied by the number of Units being purchased.
     “Regulatory Authorities” means collectively the Commission and the TSX;
     “Required Holders” means, at any time, holders of Notes holding more than fifty percent (50%) of the aggregate Deemed Principal Amount of all Notes outstanding at such time.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities” means, collectively, the Units, the Notes, the Warrants and the Warrant Shares.
     “Securities Act” means the Securities Act of 1933, as amended.

     “Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, decisions, notices and interpretation notes of the Commission,
     “Security Documents” means, collectively, the BVI Pledge Agreement and the Note Pledge Agreement.
     “Subsidiary” means any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any variable interest entity of the Company. If and for so long as the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise Bong Mieu Gold Mining Company Limited (a Vietnamese company), Phuoc Son Gold Company Limited (a Vietnamese Company), Bau Mining Co Ltd (a Samoan company), Binh Dinh NZ Gold Co Ltd (a Vietnamese company) or North Borneo Gold Sdn Bhd (a Malaysian company), such entity shall be deemed to be a Subsidiary.
     “Subsidiary Guaranty” means the Guarantee Agreement, dated as of June 18, 2010, by and among the Guarantors and the Collateral Agent substantially in the form annexed hereto as Exhibit D.
     “Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
     “Trading Market” means whichever of the TSX, the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
     “Transaction Documents” means, collectively, this Agreement, the Security Documents, the Subsidiary Guaranty, the Intercompany Subordination Agreement, the Notes, the Warrants and the Closing Escrow Agreement.
     “Transfer” means any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

     “Trust Account Agent” means Auramet Trading, LLC.
     “Trust Account Agreement” means the Trust Account Agreement, dated as of April 4, 2005, by and between the Trust Account Agent and JP Morgan Chase Bank, N.A., London Branch, relating to the establishment of the Trust Account (as defined in the Notes) in substantially the form annexed hereto as Exhibit J.
     “TSX” means the Toronto Stock Exchange.
     “USD,” “USD $,” or “$” means United States Dollars.
2. SALE AND PURCHASE OF UNITS.
     2.1. Subscription for Units by Investors. Subject to the terms and conditions of this Agreement and upon the basis of the representations and warranties herein contained, on the Closing Date, each Investor shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the number of Units specified by it on its signature page attached hereto in exchange for the Purchase Price therefor. Units will be sold in minimum stated or deemed principal amounts of $10,000.
     2.2. Closing. Subject to the terms and conditions set forth in this Agreement, on each Closing Date, the Company shall issue and sell to each Investor listed on Schedule A (exclusive, however, of any such Investor to which Units have already been issued and sold), and each such Investor shall, severally and not jointly, purchase from the Company such number of Units as is set forth on the respective signature pages attached hereto, which will be reflected opposite such Investor’s name on Schedule A (each such event, a “Closing”). The date of each Closing is hereinafter referred to as the “Closing Date” for such Closing. Each Closing shall occur within the time periods set forth in the Memorandum at the offices of Pillsbury Winthrop Shaw Pittman LLP at 2300 N Street, NW, Washington, DC 20037 or remotely via the exchange of documents and signatures.
The Investors acknowledge that the Offering may be completed at one or more Closings in the discretion of the Company and the Investor Representative and that multiple Closings may be effected until the Maximum Amount is raised; provided, however, that Units equal to at least the Minimum Amount are required to be sold at the first such Closing. Upon completion of each Closing, the Company is irrevocably entitled to the Purchase Price for the Units issued and sold at such Closing, subject to the rights of the Investors under this Agreement and any applicable laws.
     2.3. Closing Deliveries. At each Closing, the Company shall deliver to each Investor purchasing Units at such Closing, against delivery by such Investor of the Purchase Price therefor as provided in the next sentence, certificates representing the Notes and the Warrants being purchased by such Investor. At each Closing, each Investor purchasing Units at such Closing shall deliver or cause to be delivered to the Company: (i) the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars in immediately available funds by wire transfer to the Escrow Account pursuant to the Closing Escrow

Agreement; and (ii) any further documentation required under the Securities Laws or the policies of any Regulatory Authority.
     2.4. The Notes. The Notes shall have the terms and conditions and be substantially in the form annexed hereto as Exhibit A.
     2.5. The Warrants. The Warrants shall have the terms and conditions and be substantially in the form annexed hereto as Exhibit B.
     2.6. Use of Proceeds. The Company hereby covenants and agrees that the proceeds from the sale of Units shall be used as provided for in the Memorandum.
     2.7. Appointment of the Investor Representative.
          (a) Each Investor, severally and not jointly, hereby appoints the Placement Agent (together with its permitted successors, and in this context, the “Investor Representative”), as its true and lawful agent and attorney-in-fact to, without the need for any further consent or further action on the part of any Investor: (i) enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Transaction Documents; (ii) accept delivery of the certificates representing the Notes and the Warrants comprised in the Units purchased hereunder; (iii) exercise all or any of the powers, authority and discretion conferred on such Investor under this Agreement or any of the Transaction Documents; (iv) without any action on the part of any Investor, waive or amend any terms and conditions of this Agreement or any of the Transaction Documents, including, but not limited to, waive any Event of Default (as defined in the certificate representing the Notes) and any negative or affirmative covenants of the Company contained in any Transaction Document; and (v) give and receive notices on such Investor’s behalf and to be such Investor’s exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by this Agreement or any Transaction Document, and the Investor Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and irrevocable. The Investor Representative shall not be liable for any action taken or not taken by it in connection with its obligations under this Agreement, except for losses directly and solely caused by the Investor Representative’s gross negligence or wilful misconduct. If the Investor Representative shall be unable or unwilling to serve in such capacity, its successor shall be named by the Required Holders, which successor shall serve and exercise the powers of the Investor Representative hereunder. Each Investor hereby agrees to be bound by all actions taken by the Investor Representative even if such Investor has not otherwise consented to or agrees with such action and even if neither the Required Holders nor such Investor nor any other Investor has consented to or agrees with such action; and each Investor hereby ratifies and confirms all actions taken by the Investor Representative.
          (b) The duties of the Investor Representative shall be ministerial and administrative in nature, and the Investor Representative shall not have a fiduciary relationship with any Investor, or other Person, by reason of any Transaction Document or any transaction relating thereto. The Investor Representative shall not have any duties except those expressly set forth in the Transaction Documents. The conferral upon the Investor Representative of any right shall not imply a duty on the Investor Representative’s part to exercise such right, unless instructed to do so by the Required Holders (or all Investors if the Transaction Documents otherwise so provide) in accordance with this Agreement.
          (c) The Investor Representative may perform its duties through agents and employees (“Investor Representative Professionals”). The Investor Representative may consult with and employ Investor Representative Professionals and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Investor Representative Professional. The Investor Representative shall not be responsible for the negligence or misconduct of any agents, employees or Investor Representative Professionals selected by it with reasonable care.
          (d) This Section 2.7 is an agreement solely among the Investors and the Investor Representative and shall survive full payment of the Obligations. This Section 2.7 does not confer any rights or benefits or impose any duties, obligations or liabilities upon, and shall not otherwise be binding upon, the Company, the Guarantors or any other Person.
          (e) To the extent that the Investor Representative is not reimbursed and indemnified by the Company and its Subsidiaries, the Investors will jointly and severally reimburse and indemnify the Investor Representative, in proportion to their initially purchased respective deemed or stated principal amounts of their Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Investor Representative in performing its duties hereunder or under the other Transaction Documents or in any way relating to or arising out of the Transaction Documents, except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Investor Representative’s own gross negligence or willful misconduct. Prior to taking any action hereunder as the Investor Representative, the Investor Representative may require each Investor to deposit with it sufficient sums as it determines in good faith are necessary to protect the Investor Representative for costs and expenses associated with taking such action.
          (f) The Investor Representative hereby acknowledges and agrees to perform those obligations contained in the Notes that require performance by the Investor Representative even though the Investor Representative is not a party to any of the Notes.
     2.8. Appointment of Collateral Agent. The Investors hereby appoint Collateral Agents, LLC to act as their Collateral Agent for purposes of exercising any and all rights and remedies of the Investors under this Agreement, the Subsidiary Guaranty or the Security Documents to which Collateral Agents, LLC is a party. Such appointment shall continue until revoked in writing by the Investor Representative or the Required Holders, at which time the Investor Representative or the Required Holders shall appoint a new Collateral Agent. The Collateral Agent shall have the rights, responsibilities and immunities set forth in Exhibit I annexed hereto.

     2.9. Acknowledgements by Company with respect to Investor Representative. The Company agrees that (subject to the validity, binding effect and enforceability of Section 2.7) the Investor Representative has standing to, and may, enforce on behalf of the Investors any provision of this Agreement, the Note or any other Transaction Document to which the Investor Representative is a party, including any affirmative or negative covenant contained in this Agreement, the Note or any other such Transaction Document as and to the same extent as an Investor. As between the Company, the Guarantors and the Investor Representative, any action that the Investor Representative may take under any Transaction Document to which it is a party or with respect to any Obligations shall (subject to the validity, binding effect and enforceability of Section 2.7) be conclusively presumed to have been authorized and directed by the Investors.
3. ACKNOWLEDGEMENTS OF THE INVESTORS.
     Each Investor, severally and not jointly, acknowledges that:
     3.1. Resale Restrictions. None of the Securities have been registered under the Securities Act or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Securities may be offered or sold by such Investor except pursuant to an effective registration statement under the Securities Act, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws. Such Investor further acknowledges that neither this Agreement nor any of the other Transaction Documents provides such Investor with any registration rights and that the Company has no intention of registering any of the Securities.
     3.2. Agreements. Such Investor has received, carefully read and acknowledges the terms of the Transaction Documents and Memorandum, including the Risk Factors set forth in the Memorandum and the documents incorporated by reference into the Memorandum.
     3.3. Books and Records. The books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by such Investor during reasonable business hours at the Company’s principal place of business, that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by such Investor and its attorney and/or advisor(s) and that such Investor and/or its advisor has reviewed all such documents, records and books to its full satisfaction and all questions it and/or its advisor(s) may have had been answered to their respective full satisfaction.
     3.4. Independent Advice. Such Investor has been advised to consult such Investor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and neither the Company nor the Placement Agent is in any way, directly and/or indirectly, responsible) for compliance with:
          (a) any applicable laws of the jurisdiction in which such Investor is resident in connection with the distribution of the Securities hereunder, and

          (b) applicable resale restrictions.
     3.5. No Governmental Review or Insurance. Neither the SEC, the Commission nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or on any of the documents reviewed or executed by such Investor in connection with the sale of the Securities, and there is no government or other insurance covering any of the Securities.
     3.6. Personal Information. Such Investor acknowledges and consents to the fact that the Company is collecting personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time) of such Investor for the purpose of completing this Agreement. Such Investor acknowledges and consents to the Company retaining such personal information for as long as permitted or required by law or business practices; such Investor agrees and acknowledges that the Company may use and disclose such personal information: (i) for internal use with respect to managing the relationships between and contractual obligations of the Company and such Investor; (ii) for use and disclosure for income tax related purposes, including, without limitation, where required by law, disclosure to Canadian Revenue Agency; (iii) disclosure to professional advisers of the Company; (iv) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade or similar regulatory filings; (v) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (vi) disclosure to any Person where such disclosure is necessary for legitimate business reasons and is made with such Investor’s prior written consent; (vii) disclosure to a court determining the rights of the parties under this Agreement; and (viii) for use and disclosure as otherwise required or permitted by law; in addition, such Investor further acknowledges and consents to the fact that the Company may be required to provide any one or more of the Canadian securities regulators, stock exchanges, the Investment Industry Regulatory Organization of Canada, other regulatory agencies or the Company’s registrar and transfer agent with any personal information provided by such Investor in this Agreement, and may make any other filings of such personal information as the Company’s counsel deems appropriate, and such Investor acknowledges receipt of notification of the disclosure of Personal Information by the Company to the TSX and such Investor hereby consents to and authorizes the foregoing use and disclosure of such Personal Information and agrees to provide, on request, all particulars required by the Company in order to comply with the foregoing. Such Investor further acknowledges and expressly consents to:
          (a) the disclosure of Personal Information by the Company to the TSX, the ASIC, the ASX and other applicable regulatory authorities, as required;
          (b) the collection, use and disclosure of Personal Information by the TSX, the ASIC or the ASX for such purposes as may be identified by the TSX, the ASIC or the ASX respectively from time to time; and
          (c) that it has been notified by the Company (i) of the delivery to the

Commission of the full name, residential address and telephone number of such Investor, the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution, (ii) that this information is being collected indirectly by the Commission under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the Administrative Assistant to the Director of Corporate Finance can be contacted at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or at (416) 593-8086 regarding any questions about the Commission’s indirect collection of this information (for the purposes of this Section 3.6, “Personal Information” means any information identifiable about such Investor).
     3.7. No Restriction. Except as otherwise expressly provided in any Transaction Document, the issue of the Units will not restrict or prevent the Company from obtaining any other financing or from issuing additional securities or rights.
     3.8. Proceeds of Crime. The funds representing the aggregate Purchase Price in respect of the Units that will be advanced by such Investor to the Company hereunder will not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTF Act”), and such Investor acknowledges that the Company may in the future be required by law to disclose the Investor’s name and other information relating to this Agreement and such Investor’s subscription hereunder, on a confidential basis, pursuant to the PCMLTF Act; to the best of such Investor’s knowledge, none of the subscription funds to be provided hereunder (i) have been or will be obtained or derived, directly or indirectly, from or related to any activity that is deemed illegal under the laws of Canada or the United States or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to such Investor. Such Investor shall promptly notify the Company if such Investor discovers that any such representation ceases to be true and shall provide the Company with appropriate information in connection therewith.
     3.9. Investment Experience. Such Investor acknowledges that the purchase of the Securities is a highly speculative investment and that it can, without impairing its financial condition, bear the economic risk and complete loss of its entire investment in the Securities and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby, and such Investor can be assured to have the capacity to protect its own interest in connection with its investment.
     3.10. Company’s Right to Reject Subscriptions. Such Investor acknowledges that the Company, in its sole discretion, reserves the unconditional right to accept or reject, in whole or in part, this subscription, with or without cause, or to determine not to proceed with the Offering.
     3.11. Canadian Acknowledgements. Such Investor acknowledges the following:
     (a) no prospectus has been or is intended to be filed by the Company with any securities commission in connection with the offering of Units or the issuance of the Securities;

     (b) no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Securities;
     (c) there is no government or other insurance covering the Securities,, and there are risks associated with the purchase of the Securities;
     (d) there are restrictions on such Investor’s ability to resell the Securities imposed by applicable securities legislation and the Exchange and it is the responsibility of such Investor to find out what those restrictions are and to comply with them before selling the Securities; and
     (e) the Company has advised such Investor that the Company is relying on an exemption from the requirements to provide such Investor with a prospectus under applicable securities legislation, and as a consequence of acquiring the Units pursuant to these exemptions:
(i) certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, will not be available to such Investor;
(ii) such Investor may not receive information that might otherwise be required to be provided to such Investor under the applicable securities legislation if the exemption was not being used; and
(iii) the Company is relieved from certain obligations that would otherwise apply under the applicable securities legislation if an exemption was not being used;
     (f) the Securities shall be subject to statutory resale restrictions under Securities Laws;
     (g) such Investor covenants that it will not resell any of the Securities except in compliance with applicable laws, and such Investor acknowledges that it is solely responsible (and the Company is not in any way responsible) for such compliance;
     (h) such Investor’s ability to transfer the Securities is limited by, among other things, applicable Securities Laws;
     (i) the certificates or other instruments representing the Notes will bear, as of the Closing Date, in addition to any other legends required by applicable law, legends substantially in the following form and with the necessary information inserted:
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [the date that is 4 months and 1 day after the Closing Date]. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.”

     (j) the certificates or other instruments representing the Warrants will bear, as of the Closing Date (and in the event the Warrants are exercised prior to the date that is four months and one day after the Closing Date, the Warrant Shares will bear), legends substantially in the following form and with the necessary information inserted:
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [the date that is 4 months and 1 day after the Closing Date] IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.”
“THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”
     3.12. Australian Acknowledgements. Such Investor agrees not to offer any Warrant Shares for sale to any person in Australia (“Offer”), through an on-market sale on the ASX or otherwise, within 12 months from the date of issue of the Warrant Shares to the Investor on exercise of a Warrant unless:
     (a) the Offer does not require disclosure as a result of section 708 or 708A of the Australian Corporations Act 2001 (excluding section 708 (1) of the Australian Corporations Act 2001); or
     (b) the Offer is made pursuant to a disclosure document in accordance with the Australian Corporations Act 2001.
4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.
     Each Investor, severally and not jointly, represents and warrants to the Company, solely as to such Investor, that as at the date given above and the Closing Date:
     4.1. Capacity. Such Investor: (i) if a natural person, has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and the other Transaction Documents to which such Investor is (directly or through the Investor Representative) a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, was not formed for the specific purpose of acquiring the Units, is duly organized, validly existing and in good standing under the laws of the state of its organization, has full power and authority to execute and deliver this Agreement, the other Transaction Documents to which it is (directly or through the Investor

Representative) a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and to purchase and hold the Units; (iii) the execution and delivery of this Agreement and the other Transaction Documents to which it is (directly or through the Investor Representative) a party have been duly authorized by all necessary action on the part of such Investor; (iv) if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is (directly or through the Investor Representative) a party in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or partnership or other entity for whom such Investor is executing this Agreement and the other Transaction Documents; and (v) such individual, partnership, ward, trust, estate, corporation, limited liability company or partnership or other entity has full right and power to perform pursuant to this Agreement and the other Transaction Documents to which it is (directly or through the Investor Representative) a party and make an investment in the Company.
     4.2. No Violation of Corporate Governance Documents. If such Investor is a corporation or other entity, the entering into of this Agreement and the other Transaction Documents to which it is (directly or through the Investor Representative) a party and the performance by such Investor of the transactions contemplated hereby and thereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, such Investor or of any agreement, written or oral, to which such Investor may be a party or by which such Investor is or may be bound.
     4.3. Binding Agreement. Such Investor has duly executed and delivered this Agreement and the other Transaction Documents to which it is (or, in the case of any other Transaction Document to which such Investor is contemplated to be a party or by which it is contemplated that such Investor will be bound, has caused the Investor Representative to execute the same of behalf of such Investor, with such Investor intending and hereby agreeing to be bound thereby as if it were a signatory thereto) a party, and this Agreement and the other Transaction Documents to which it is (directly or through the Investor Representative) a party constitute valid and binding agreements of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principals of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
     4.4. Purchase Entirely for Own Account. The Securities are being acquired by such Investor as principal for such Investor’s own account, not as nominee or agent, and not for the benefit of any other Person, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of any United States federal and state securities laws or the Securities Laws, and such Investor has no present intention of selling, granting any participation in or otherwise distributing the same in violation of the Securities Act or the Securities Laws, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with United States federal and state securities laws and the Securities Laws, as may be applicable.

     4.5. Not a Broker-Dealer. Such Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event such Investor is a member of FINRA or associated or Affiliated with a member of FINRA, such Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities.
     4.6. Not an Underwriter. Such Investor is not an underwriter of the Common Stock, nor is it an Affiliate of an underwriter of the Common Stock.
     4.7. Disclosure of Information. Such Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company and its business and the terms and conditions of the Offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Such Investor acknowledges that it has received, and fully and carefully reviewed and understands, all of the Transaction Documents, including, but not limited to, the Memorandum describing, among other items, the Company, its business and risks, the Securities and the offering of the Securities. Such Investor acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC Reports (as defined below), either in hard copy or electronically through the SEC’s EDGAR system. Such Investor acknowledges that the Transaction Documents and the Memorandum do not contain all the information that would be included in a registration statement covering the offering and sale of the Securities under the Securities Act. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor’s decision to enter into this Agreement has been made based solely on the independent evaluation of such Investor and its representatives. Such Investor has received such accounting, tax and legal advice from Persons (other than the Company and its officers and other representatives) as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.
     4.8. Restricted Securities. Such Investor understands that the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities, as applicable, may not be transferred unless:
          (a) they are sold pursuant to an effective registration statement under the Securities Act; or
          (b) they are being sold pursuant to a valid exemption from the registration requirements of the Securities Act; or
          (c) they are sold or transferred to an “affiliate” (as defined in Rule 144, promulgated under the Securities Act (or a successor rule (“Rule 144”)) of such Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4.8 and who is an accredited investor, or
          (d) they are validly sold pursuant to Rule 144.
     Such Investor further understands that any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms and conditions of Rule 144 and that neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.
     4.9. Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”). Such Investor is also an “accredited investor” as defined in Section 1.1 of National Instrument 45-106 entitled “Prospectus and Registration Exemptions” under the Canadian Securities Laws.
     4.10. No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.
     4.11. Brokers and Finders. Such Investor will not have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
     4.12. Prohibited Transactions. Other than with respect to the transactions contemplated herein, since the earlier to occur of: (i) the time that such Investor was first contacted by the Placement Agent or any other Person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither such Investor nor any Affiliate of such Investor that (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with such Investor or Trading Affiliate effected, or agreed to effect, any transactions in the securities of the Company or involving the Company’s securities.
     4.13. Residency. Such Investor is a resident of, or if not an individual, has its head office located in, the jurisdiction set forth in on such Investor’s signature page hereto, which address is the Investor’s residence or principal place of business, and such address was not obtained or used solely for the purpose of acquiring the Units.
     4.14. Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of

United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein and in its questionnaire in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities. All of the information that such Investor has provided to the Company is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, such Investor will immediately provide the Company with such information. Such Investor will indemnify and hold the Company, its affiliates, and representatives, harmless from and against any and all loss, liability, cost, damage, expense (including attorney’s fees and expenses) and claims arising out of, in connection with or resulting from (i) the sale or distribution of the Securities by such Investor in violation of any applicable law, rule or regulation and/or (ii) any misrepresentation by such Investor or any breach of any warranties herein or in such Investor’s questionnaire or any covenants or agreements set forth herein. Notwithstanding the provisions of this paragraph, no Investor shall be required to indemnify any Person pursuant to this paragraph in an amount in excess of the amount of the aggregate Purchase Price paid by such Investor pursuant to the Offering.
     4.15. Control Person. Such Investor is not a “control person” of the Company as defined in the Securities Act (Ontario), will not become a “control person” by virtue of the purchase of any of the Units and does not intend to act in concert with any other Person to form a control group of the Company.
     4.16. No Representation. Other than in connection with the redemption of the Notes, no person has made to such Investor any written or oral representations: (i) that any Person will resell or repurchase any of the Securities; (ii) that any Person will refund the Purchase Price; (iii) as to the future price or value of any of the Securities; or (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange.
     4.17. International Investors. If such Investor is resident outside the United States, such Investor: (a) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which such Investor is resident (the “International Jurisdiction”) which would apply to the acquisition of the Units; (b) is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, such Investor is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption; (c) such Investor confirms that the subscription by such Investor does not contravene any applicable securities laws of the Authorities in the International Jurisdiction and does not require the Company to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units; and (d) such Investor confirms that the purchase of the Units by such Investor does not trigger: an obligation by the Company or any other Person to prepare and file a registration statement, prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or continuous disclosure reporting obligations of the Company in the International Jurisdiction; and such Investor will, if requested by the Company comply with such other requirements as the Company may reasonably require.
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company hereby represents and warrants to each Investor as of the date hereof and as of the Closing Date applicable to such Investor’s purchase of any Units hereunder that, except as set forth or disclosed in the SEC Reports, the Memorandum or the corresponding Schedule of the Disclosure Schedule that is delivered to the Investor Representative or is attached hereto and made a part hereof:
     5.1. Subsidiaries. A true and correct structure chart of the Company and its wholly owned and consolidated Subsidiaries is included as Schedule 5.1 to the Disclosure Schedules. Except as disclosed on Schedule 5.1 to the Disclosure Schedules or in the Memorandum, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights. The sole purpose of Bong Mieu Holdings Ltd. (“BM Thai HoldCo”), a Thai corporation, is to hold the equity interests of Bong Mieu Gold Mining Company Limited, a Vietnamese company, and BM Thai HoldCo conducts no other business, holds no other assets or is not liable for any Indebtedness or other liabilities.
     5.2. Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.
     5.3. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated thereby to be consummated by it and otherwise to carry out its obligations thereunder. The execution and delivery by the Company of each of the Transaction Documents which it is a party and the consummation by it of the transactions contemplated thereby to be consummated by it have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company in connection therewith. Each Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     5.4. No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby to be consummated by it do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.
     5.5. Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of any of the Transaction Documents to which the Company is a party, other than (a) the application(s) to each Trading Market for the listing of the Warrant Shares for trading thereon in the time and manner required thereby and applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, and (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws that the Company undertakes to file within the applicable time periods. Subject to the truth, completeness and accuracy of the representations and warranties of each Investor set forth in Sections 3 and 4 hereof and in its questionnaire, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Securities; (ii) the issuance of the Warrant Shares upon due exercise of the Warrants; and (iii) the other transactions contemplated by the Transaction Documents to which the Company is a party from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents to which the Company is a party. Without limiting the generality of the foregoing, subject to the truth, completeness and accuracy of the representations and warranties of each Investor set forth in Sections 3 and 4 hereof and in its questionnaire, the Units are being offered and sold without registration under the Securities Act or applicable Canadian securities regulations in a private placement that is exempt from the registration provisions of the Securities Act and such Canadian securities regulations.
     5.6. Issuance of the Securities. The Notes are (or will be) duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly created, free and clear of all Liens. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and free and clear of all Liens. The Company has reserved (or will reserve) from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Warrants.
     5.7. Security Documents. The Security Documents, when executed and delivered by the Company in connection with the sale of the Units, will create in favor of the Collateral Agent for the benefit of itself and the Investors, valid and enforceable security interests in and liens on the right, title and interest of the Company in its Collateral described therein, and upon the taking of such actions as are further described in the Security Documents, the security interests in and liens on the rights, title and interest of the Company in its Collateral described therein will be perfected to the extent a security interest therein can be perfected by the taking of such actions.
     5.8. Capitalization and Ranking. Schedule 5.8 to the Disclosure Schedules sets forth as of the date hereof: (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, non-assessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. No Person has any right of first refusal, pre-emptive right, right of participation or any similar right to participate in the transactions contemplated by this Agreement, the Notes or the Warrants. Except as described on Schedule 5.8 to the Disclosure Schedules, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than in connection with the Company’s stock option plan. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors and the Placement Agent) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as described on Schedule 5.8 to the Disclosure Schedules, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 5.8 to the Disclosure Schedules, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.
     5.9. SEC Reports; Financial Statements. The Company has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement and the Memorandum, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis during the periods involved (“Canadian GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by Canadian GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
     5.10. Material Changes. Except as disclosed in the Memorandum, the SEC Reports or Schedule 5.10 to the Disclosure Schedules, since the date of the latest audited financial statements included in the SEC Reports, the Company and its Subsidiaries have not done any of the following (other than with respect to the matters referred to in clause (a) or (j) below) that, if it had occurred (and, if applicable, continued) prior to the date of the most recent SEC Report, would have been required to be disclosed in such SEC Report and that has had or is reasonably anticipated to have a Material Adverse Effect:
          (a) suffered any Material Adverse Change;
          (b) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of CAD $200,000;
          (c) granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee, except for normal raises for non-executive personnel made in the ordinary course of business that are usual and normal in amount;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of its Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of its Subsidiaries of such shares;
          (e) issued any shares of capital stock of the Company or any of its Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of its Subsidiaries, other than pursuant to or as contemplated by any of the Transaction Documents or any engagement or similar agreement with the Placement Agent;
          (f) adopted or proposed the adoption of any change in the Company’s Certificate of Incorporation or Bylaws or similar constituent instruments;
          (g) made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;
          (h) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;
          (i) sold, assigned, transferred, licensed or otherwise disposed of any of the Company’s Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of their business;
          (j) been involved in any dispute involving any employee that would reasonably be expected to result in a Material Adverse Change;
          (k) entered into, terminated or modified any employment, severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportunity) to, or otherwise increased the compensation of any executive officer;
          (l) entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure), other than pursuant to or as contemplated by any of the Transaction Documents or any engagement or similar agreement with the Placement Agent;
          (m) amended or modified, or waived any default under, any Material Contract (as defined below);
          (n) to the Company’s knowledge, incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with Canadian GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since the date of the latest audited financial statements included within the SEC Reports, in the ordinary course of its business and consistent with the Company’s past practices;

          (o) permitted or allowed any of their material property or assets to be subjected to any material Lien (other than Liens created pursuant to or as contemplated by any of the Transaction Documents);
          (p) settled any claim, litigation or action, whether now pending or hereafter made or brought;
          (q) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of CAD $200,000 or in the aggregate, in excess of CAD $500,000;
          (r) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company’s knowledge, any Affiliate or associate of any of the foregoing;
          (s) made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of its Subsidiaries;
          (t) compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;
          (u) merged or consolidated with any other Person, or acquired a material amount of assets of any other Person;
          (v) entered into any agreement in contemplation of the transactions specified herein other than this Agreement, the other Transaction Documents and an engagement or similar agreement with the Placement Agent; or
          (w) (other than pursuant to or as contemplated by any of the Transaction Documents or any engagement or similar agreement with the Placement Agent) agreed to take any action described in this Section 5.10 or that would reasonably be expected to otherwise constitute a breach of any of the representations or warranties of the Company contained in this Agreement.
     5.11. Litigation. Except as disclosed in the Memorandum, the SEC Reports or Schedule 5.11 to the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Company’s knowledge, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities; or (ii) would, if there were an unfavourable decision with respect thereto, have or are reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the Commission or SEC involving the Company or any current or former director or officer of the Company. Neither the Commission nor the SEC has issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
     5.12. Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any order of any court, arbitrator or Governmental Body; or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.
     5.13. Regulatory Permits. Except as disclosed in the SEC Reports or the Memorandum, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports and the Memorandum, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
     5.14. Title to Assets. Except as disclosed in the SEC Reports or the Memorandum, the Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (a) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (b) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties and (c) Liens created pursuant to or as contemplated by any of the Transaction Documents. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except where the failure to hold any such lease or to be in compliance therewith would not have or reasonably be expected to result in a Material Adverse Effect.

     5.15. Contracts.
          (a) Except for the Transaction Documents or any engagement or similar agreement with the Placement Agent or as disclosed in the SEC Reports, the Memorandum or Schedule 5.15(a) to the Disclosure Schedules, neither the Company nor any of its Subsidiaries is party or subject to, or bound by, any of the following, except to the extent that (a) the same have been entered into in the ordinary course of business as gold mining production and exploration company or as a direct or indirect parent of a gold mining production and exploration company, including, without limitation, as required for construction of the Phuoc Son Gold Company Limited processing plant, or (b) the same would not be required to be disclosed in the SEC Reports:
               (i) any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of its Subsidiaries of more than CAD $200,000 or that are otherwise material and not entered into in the ordinary course of business;
               (ii) any contract, lease or agreement that involves payments in excess of CAD $200,000 and that is not cancellable by the Company or any of its Subsidiaries, as applicable, without penalty on not less than 60 days notice except for: Blasting Service Contract for Bong Mieu 18 August 2009 to 31 December 2014 for US $64,303 pa. Balance to go US $241,136; Ore Hauling Contract for Phuoc Son 1 November 2008 to 31 September 2010 for US $966,891 with 7 months to pay is US $294,271; and Lease and operating costs commitments for Toronto office expires 31 December 2012 with net commitment remaining of CAD $305,507;
               (iii) any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;
               (iv) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;
               (v) any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;
               (vi) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of its Subsidiaries, including, without limitation, any agreement with any stockholder of the Company or any of its Subsidiaries that includes, without limitation, antidilution rights, voting arrangements or operating covenants;
               (vii) any pension, profit sharing, retirement, stock option or stock ownership plans;
               (viii) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any material contract;

               (ix) any acquisition, merger, asset purchase or other similar agreement;
               (x) any sales agreement that entitles any customer to a right of set-off or right to a refund after acceptance thereof;
               (xi) any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of its Subsidiaries, as applicable, to meet its obligations under such agreement; or
               (xii) any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights for securities.
          (b) The contracts disclosed in Schedule 5.15(a) to the Disclosure Schedules and the material contracts disclosed by the Company in its most recent SEC Reports are herein referred to collectively as the “Material Contracts”. The Company has made available to the Investor Representative copies of the Material Contracts. Neither the Company nor any of its Subsidiaries has entered into any oral contract that, if written, would qualify as a Material Contract. To the Company’s knowledge, each of the Material Contracts represents a valid and binding obligation of, and is in full force and effect against, each party thereto (other than the Company and its Subsidiaries) and is enforceable against each party thereto (other than the Company and its Subsidiaries) in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity) and will continue to be so immediately following the Closing Date.
          (c) Actions with Respect to Material Contracts.
               (i) Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches of defaults that would not have a Material Adverse Effect,
               (ii) To the Company’s knowledge, no event has occurred and is continuing, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract; (B) give any Person the right to declare a default or exercise any remedy under any Material Contract; (C) give any Person the right to accelerate the maturity or performance of any Material Contract; or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have a Material Adverse Effect.
     5.16. Taxes.
          (a) The Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect. All such filed tax returns are accurate in all material respects. The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid and that would have a Material Adverse Effect. The reserves for taxes, if any, reflected in the SEC Reports or the in the Memorandum were, as of the dates stated, adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable or that would not have a Material Adverse Effect). There have been no audits or examinations of any tax returns by any Governmental Body, and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated. No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. To the Company’s knowledge, no state of facts exists or has existed that would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns. There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.
          (b) Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.
     5.17. Employees and Labor Relations.
          (a) Each individual who performs services for the Company or any of its Subsidiaries has been, and is, properly classified by the Company or its Subsidiaries as an employee or an independent contractor, except where the failure to so classify an individual has not had and is not reasonably anticipated to have a Material Adverse Effect.
          (b) To the Company’s knowledge, no employee or advisor of the Company or any of its Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, exclusive of any such violation as has not had and is not reasonably anticipated to have a Material Adverse Effect. There is neither pending nor, to the Company’s knowledge, threatened any actions, suits, proceedings or claims or, to the Company’s knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence, exclusive of any of the foregoing that has not had and is not reasonably anticipated to have a Material Adverse Effect.
          (c) No material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company that would reasonably be expected to result in a Material Adverse Effect.

     5.18. Patents and Trademarks. To the Company’s knowledge, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the Memorandum and that the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, exclusive of any such violation or infringement as has not had and is not reasonably anticipated to have a Material Adverse Effect. To the Company’s knowledge, all such Intellectual Property Rights are enforceable. The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information that is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof, except where the failure of any employee, consultant and contractor to execute such an agreement has not had and is not reasonably anticipated to have a Material Adverse Effect. Except under confidentiality obligations, to the Company’s knowledge there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party, exclusive of any such disclosure as has not had and is not reasonably anticipated to have a Material Adverse Effect.
     5.19. Environmental Matters. To the Company’s knowledge, neither the Company nor any Subsidiary of the Company is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.
     5.20. Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. To the Company’s knowledge, the Company and its Subsidiary will be able to renew their existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
     5.21. Private Placement. Assuming the truth, accuracy and completeness of the

Investors’ representations and warranties set forth in Sections 3 and 4 and in their respective questionnaires, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.
     5.22. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company is listed or designated.
     5.23. Brokers and Finders. Other than as described in the Memorandum or as provided in any of the Transaction Documents or the engagement or similar agreement with the Placement Agent, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary of the Company or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.
     5.24. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities; provided, however, that no representation or warranty shall be deemed made hereby with respect to action taken by the Placement Agent or any agent or representative thereof.
     5.25. Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby; provided, however, that no representation or warranty shall be deemed made hereby with respect to any information that may have been provided by the Placement Agent or any agent or representative thereof. The Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading as at the date of such statements.
     5.26. Solvency.
          (a) The Company has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.
          (b) The Company is, and immediately after the final Closing Date will be,

Solvent. As used herein, the term “Solvent” means, with respect to any Person on a particular date, that on such date: (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person; (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature; and (iv) such Person does not have unreasonably small capital. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.
     5.27. Related Party Transactions. Except as set forth in the SEC Reports or the Memorandum: (a) neither the Company nor, to the Company’s knowledge, any of its Affiliates, officers, directors, stockholders or employees (or any Affiliate of any of such Person), has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder or, to the Company’s knowledge, any supplier, distributor or customer of the Company, (b) there are no material agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates or, to the Company’s knowledge, any Affiliate thereof that are required to be disclosed in the SEC Reports, (c) to the Company’s knowledge, no employee, officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any firm or corporation that is an Affiliate of the Company or with which the Company has a material business relationship or any firm or corporation that materially competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract; or (e) there are no material amounts (whether salary, bonuses or other forms of compensation and whether in cash or stock) owed by the Company to any of its officers, directors and consultants that are required to be disclosed in the SEC Reports.
     5.28. Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary of the Company, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
     5.29. PFIC. None of the Company and its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code of 1986.

     5.30. OFAC. None of the Company and its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
     5.31. Money Laundering Laws. To the Company’s knowledge, the operations of each of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
6. CONDITIONS TO EACH CLOSING OF THE INVESTORS.
     The obligation of the Investors to purchase the Units at any Closing is subject to the fulfillment, to the satisfaction of the Placement Agent, acting reasonably, on or prior to such applicable Closing Date, of the following conditions, any of which may be waived by the Placement Agent:
     6.1. Representations and Warranties. The representations and warranties made by the Company in Section 5 hereof that are qualified as to materiality shall be true and correct when made and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Section 5 hereof that are not qualified as to materiality shall be true and correct in all material respects when made and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
     6.2. Performance of Agreements. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing Date.
     6.3. Approvals. The Company and the Guarantors shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Units and the consummation of the other transactions contemplated by the Transaction Documents to be consummated by the Company or the Guarantors, as may be applicable, all of which consents, permits, approvals, registrations and waivers shall be in full force and effect.

     6.4. Judgments, etc. No judgment, writ, order, injunction, award or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
     6.5. Stop Orders. No stop order or suspension of trading shall have been imposed by the SEC, the TSX, the ASIC or the ASX or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.
     6.6. Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.
     6.7. Officer Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer or such other senior officer as may be acceptable to the Placement Agent, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in this Section 6.
     6.8. Secretary Certificate. Each of the Company and the Guarantors shall have delivered a Certificate, executed on its behalf by its respective Secretary or such other officer as may be acceptable to the Placement Agent, dated as of the applicable Closing Date, certifying the resolutions adopted by its Board of Directors or other governing body (if any) approving its execution, delivery and performance of Transaction Documents to which it is a party, certifying the current versions of its Articles of Incorporation and Bylaws (or other applicable organic documents) and certifying as to the signatures and authority of persons signing such Transaction Documents and related documents on its behalf. The foregoing certificates shall only be required to be delivered on the first Closing Date, unless any information contained in such certificates has changed.
     6.9. Opinions of Counsel.
          (a) The Investors and the Placement Agent shall have received an opinion from Reed Smith LLP, the Company’s U.S. legal counsel, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).
          (b) The Investors and the Placement Agent shall have received an opinion from Boyle & Co. LLP, the Company’s Canadian legal counsel, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).

          (c) The Investors and the Placement Agent shall have received a local counsel opinion from O’Neal Webster, the Company’s British Virgin Islands legal counsel, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).
     6.10. Note, Warrants and Other Transaction Documents. The Company shall have delivered the instruments or certificates representing the Notes and Warrants being sold at the applicable Closing, and such of the Company and the Guarantors as is party to any Transaction Document and each other party to such Transaction Document shall have executed and delivered such Transaction Document.
     6.11. TSX Approval. If required by applicable regulation, the TSX shall have approved the Warrant Shares for listing and provided any other requisite approvals in connection with the transactions contemplated hereby.
7. CONDITIONS TO EACH CLOSING OF THE COMPANY.
     The obligations of the Company to effect the transactions contemplated by this Agreement to be effected with any Investor are subject to the fulfillment at or prior to the applicable Closing Date of the conditions listed below.
     7.1. Representations and Warranties. The representations and warranties made by such Investor in Sections 3 and 4 above and in such Investor’s questionnaire shall be true and correct in all material respects when made and at such Closing Date as if made again on and as of such Closing Date.
     7.2. Corporate Proceedings. All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.
     7.3. Agreements. Such Investor shall have completed and executed this Agreement and his, her or its questionnaire substantially in the form annexed hereto as Exhibit E and delivered the same to the Company.
     7.4. Purchase Price. Such Investor shall have delivered or caused to be delivered to the Escrow Account the Purchase Price for the Units being purchased by such Investor.
     7.5. TSX Approval. If required by applicable regulation, the TSX shall have conditionally approved the Warrant Shares for listing and provided any other requisite approvals in connection with the transactions contemplated hereby.
     7.6. Minimum Amount. Subscriptions for the Minimum Amount shall have been provided to and accepted by the Company.

     7.7. Documentation. The Trust Account Agent and the Investor Representative shall have delivered the Trust Account Agreement and executed and delivered the Gold Agency Agreement.
8. OTHER AGREEMENTS
     8.1. Furnishing of Information. As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such holder to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
     8.2. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.
     8.3. Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the initial Closing Date and each subsequent Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby that closed on the initial Closing Date or such subsequent Closing Date, as may be applicable. By no later than the fourth Trading Day following the Closing Date the Company will file a Report of Foreign Private Issuer on Form 6-K disclosing the Closing and the material terms of this Agreement and the other Transaction Documents (and attach as exhibits thereto the Transaction Documents). In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is listed.
     8.4. Limitation on Issuance of Future Priced Securities. So long as any Securities remain outstanding, the Company shall not issue any “Future Priced Securities” as such term is described by the rules and regulations of FINRA.
     8.5. Listing of Securities. The Company agrees that: (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Warrant Shares and will take such other action as is necessary or desirable to cause the Warrant Shares to be listed on such other Trading Market as promptly as possible; and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

     8.6. Controls and Procedures. Following the Closing, the Company agrees that it will utilize commercially reasonable efforts to establish and maintain, to the extent required by law, rule or regulation, a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     8.7. Make Good.
          (a) The Company projects that it will produce at least 60,000 ounces of gold (the “Production Target”) in its fiscal years ending December 31, 2010 and 2011 combined. The Company acknowledges that the Placement Agent and the Investors are making their investment decision and valuation of the Company based in part based upon these projections.
          (b) The Company will notify the Placement Agent in writing, including a certification signed by the Company’s Chief Executive Officer and Chief Financial Officer, within ninety (90) days following the end of its fiscal year ending December 31, 2011 as to whether it has achieved the Production Target. If the Company fails to achieve the Production Target, then (subject to subsection (d) below) the annual interest rate of the Notes shall automatically increase by three (3) additional percentage points, with such increase being applied retroactively beginning on January 15, 2012. If the aforementioned notice or certification will contain any material non-public information, then the delivery of such notice or certification to the Investor Representative will be subject to the Investor Representative executing a non disclosure agreement that is in form and substance reasonably satisfactory to the Company. The Placement Agent acknowledges and agrees that neither the Placement Agent nor any of its Affiliates will make any decision regarding the purchase or sale, or any other dealings in or with, any securities of the Company based in whole or in part on any information that is related to the Company or any of its Subsidiaries and that is provided to the Placement Agent (whether as the placement agent for the Offering or in any other capacity) that is not public information.
          (c) If an Investor transfers such Investor’s Note, then the right of such Investor to receive such increased interest rate under such Note shall transfer along with such Note to the transferee of such Note.
          (d) The increase in the annual interest rate of the Notes pursuant to this Section 8.7 shall not apply if the Company fails to achieve the Production Target due to (i) a taking by eminent domain, requisitions, laws or orders of the Governmental Bodies in which the Company’s mining operations are conducted or (ii) the Company’s failure to obtain, timely or at all, the requisite business licenses necessary to conduct the Company’s mining operations from such Governmental Bodies (provided that the Company has used commercially reasonable efforts to timely obtain such business licenses).

     8.8. Right of First Refusal.
          (a) From the date hereof until the eighteen (18) month anniversary of the initial Closing Date, the Company will not (except as provided in or contemplated by the Offering), directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ secured gold promissory notes having features similar to the Notes (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 8.8.
          (b) The Company shall deliver to each Investor hereunder a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the notes being offered (the “Offered Notes”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Notes, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Notes to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Notes are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Investors all of the Offered Notes, allocated among the Investors (a) based on each Investor’s pro rata portion of the total aggregate stated or deemed principal amount of Notes sold hereunder (the “Basic Amount”), and (b) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Notes attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until such Investor shall have an opportunity to subscribe for any remaining Undersubscription Amount.
          (c) To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.
          (d) The Company shall have twenty (20) Business Days from the expiration of the Offer Period to (i) offer, issue, sell or exchange all or any part of such Offered Notes as to which a Notice of Acceptance has not been given by the Investors (the “Refused Notes”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on an appropriate form with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto. If no disclosure has been made by the Company by the end of the twenty (20) Business Day period referred to in this subsection (d), the Subsequent Placement shall be deemed to have been abandoned and the Investors shall no longer be deemed to be in possession of any non-public information with respect to the Company and the proposed Subsequent Placement.
          (e) In the event the Company shall propose to sell less than all the Refused Notes (any such sale to be in the manner and on the terms specified in this Section), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Notes specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Notes that such Investor elected to purchase pursuant to Section 8.8(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Notes the Company actually proposes to issue, sell or exchange (including Offered Notes to be issued or sold to Investors pursuant to Section 8.8(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Notes. In the event that any Investor so elects to reduce the number or amount of Offered Notes specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Notes unless and until such Offered Notes have again been offered to the Investors in accordance with Section 8.8(b) above.
          (f) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Notes, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Notes specified in the Notices of Acceptance, as reduced pursuant to Section 8.8(e) above if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Notes is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Notes reasonably satisfactory in form and substance to the Investors and their respective counsel (such agreement, the “Subsequent Placement Agreement”).
          (g) Any Offered Notes not acquired by the Investors or other Persons in accordance with Section 8.8(f) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.
          (h) In exchange for the Company’s willingness to agree to these procedures, each Investor hereby irrevocably agrees that it will hold in strict confidence any and all Offer Notices, the information contained therein, and the fact that the Company is contemplating a Subsequent Placement, until such time as the Company is obligated to make the disclosures required by Section 8.8(d), or unless it notifies the Company in writing that it no longer desires to receive Offer Notices.
          (i) Notwithstanding the foregoing, this Section 8.8 shall not apply in respect of an issuance of promissory notes pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
     8.9. Further Assurances. The Company will, and will cause all of its Subsidiaries to, and their management to, use their best efforts to satisfy all of the closing conditions under Section 7 and will not take any action that could frustrate or delay the satisfaction of such conditions. In addition, either prior to or following the Closing, the Company will, and will cause each of its Subsidiaries to, and its and their management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     8.10. Company’s Obligations with respect to Gold Deliveries. Each of the Investor Representative, the Investors and the Collateral Agent hereby agrees that the Company’s only obligations with respect to any semi-annual delivery of any Gold Deposits on any Gold Delivery Date (as defined in the Notes) shall be to deliver (in the manner set forth in the definition of Gold Deposits) such Gold Deposits on or before such Gold Delivery Date to the Trust Account at JPMorgan Chase Bank, N.A., London Branch held by the Trust Account Agent for the sole and exclusive benefit of the Investor Representative on behalf of the Investors.
9. MISCELLANEOUS.
     9.1. Compensation of Placement Agent, Brokers, etc. Each Investor acknowledges that it is fully aware that the Placement Agent will receive from the Company, in consideration of its services as placement agent in respect of the offer and sale of the Units contemplated hereby:
          (a) a commission of eight (8) percent of the aggregate Purchase Price of the Units sold at each Closing, payable in cash; and
          (b) a warrant to purchase a number of shares of Common Stock derived by dividing an amount equal to 7% of the initial stated or deemed principal amount of the Notes sold at each Closing by CAD $0.60, which warrant shall otherwise have terms and provisions that are identical to the Warrants.
     It is acknowledged that the Placement Agent may share such fees and compensation with other placement agents or brokers participating in the transactions contemplated hereby. In addition, each Investor acknowledges that it is aware that the Placement Agent will receive from the Company payment of all of its accountable fees and expenses, including, but not limited to, all legal fees and expenses incurred in connection with the Offering, up to USD $120,000 in the aggregate.
     9.2. Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.
(a)	The Company:
Olympus Pacific Minerals Inc.
Suite 500, 10 King Street East
Toronto, Ontario
M5C 1C3 Canada
Attention: David A. Seton
Chairman and Chief Executive Officer
Fax Number: 416-572-4202
With a copy to:
Reed Smith LLP
599 Lexington Avenue
New York, New York 10022-7650
Attention: Herb F. Kozlov, Esq.
Fax Number: (212) 521-5450
and
Boyle & Co. LLP
25 Adelaide Street East, Suite 1900
Toronto, Ontario MSC 3A1
Canada
Attn: James P. Boyle
Fax Number: (416) 867-8833
(b)	The Investors:
To the Investor Representative at its address as
specified in Section 9.2(c) below.

(c)	The Placement Agent/Investor Representative:
Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan
Fax Number: (203) 662-9771
With a copy to:
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC 20037-1122
Attention: Louis A. Bevilacqua, Esq.
Fax Number: (202) 663-8007
(d)	The Collateral Agent
Collateral Agents, LLC
122 East 57th Street, 3rd Floor
New York, NY 10022
Attention: Robert Schechter, Esq.
Fax Number: (212) 245-9102
     9.3. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor Representative or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought (or, if such party is an Investor, then by the Investor Representative). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
     9.4. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
     9.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor Representative. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Units, provided such transferee agrees in writing to be bound, with respect to the transferred Units, by the provisions hereof that apply to the “Investors”.
     9.6. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     9.7. Governing Law, Consent to Jurisdiction, Appointment of Agent for Service of Process, etc.
          (a) This Agreement shall be construed in accordance with and governed by the internal substantive laws of the State of New York applicable to contracts executed and to be wholly performed in such State without giving affect to the conflict of laws provisions thereof that would call for the application of the laws of any other jurisdiction, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
          (b) Each of the parties hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by law, in such Federal court. Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Transaction Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to any Transaction Document to which it is a party against any other party or its properties in the courts of any jurisdiction.
          (c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section 9.7. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
          (d) Each party hereto irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 9.2 hereof. Nothing in any Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law.
          (e) EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT TO WHICH SUCH PARTY IS A

PARTY OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          (f) The Company hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process United Corporate Services, Inc., at its offices currently located at 10 Bank Street, Suite 560, White Plains, New York 10606 (the “Process Agent”), to accept and acknowledge for and on behalf of the Company service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York. With respect to the Company, such designation and appointment shall be irrevocable until all of the Transaction Documents have terminated or the Obligations have been fully satisfied and discharged. The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity. The Company consents to process being served in any suit, action or proceeding by serving a copy thereof upon the Process Agent and to its counsels as provided in Section 9.2. Without prejudice to the foregoing, the Investors, the Investor Representative and the Collateral Agent agree that, to the extent lawful and possible, written notice of said service upon the Process Agent and to its counsels as provided in Section 9.2 shall also be mailed both by registered or certified airmail, postage prepaid, return receipt requested, and by regular first class mail, to the Company, at its address specified in or pursuant to Section 9.2 or to any other address of which the Company shall have given written notice to the Person giving such notice. The Company agrees that such service (i) shall, to the fullest extent permitted by applicable law, be deemed in every respect effective service of process upon itself in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to itself. Nothing in this Section shall affect the right of any party hereto to serve process in any manner permitted by law or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
     9.8. Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing contemplated by this Agreement.
     9.9. Indemnification.
          (a) The Company agrees to indemnify and hold harmless (without duplication) each Investor, the Investor Representative and each Investor’s and the Investor Representative’s Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened, and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, the Notes or the Warrants and will reimburse any such Person for all such amounts as they are incurred by such Person.
          (b) Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances that would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.9(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure so to notify the Company. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.
          (c) The recitation of any rights or remedies under the foregoing provisions of this Section 9.9 shall not be deemed to limit any other rights or remedies that may otherwise be available, at law or in equity, to any Indemnified Person.
     9.10. Restricted Securities.
          (a) All instruments and certificates representing any of the Securities shall bear the restrictive legends specified or provided for in Sections 9.10(b) and 9.10(c) and/or in the Notes and the Warrants only to the extent required by applicable law or by the Notes and the Warrants. The Company warrants that no instruction other than such instructions as referred to in this Section 9.10 or required under applicable law will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent permitted by applicable law and provided by this Agreement.

Nothing in this Section 9.10 shall limit in any way any Investor’s obligations and agreement to comply with all applicable securities laws upon resale of any of the Securities, including the Australia Corporations Act 2001. If, in connection with any proposed assignment or other transfer of any of its Securities, an Investor (i) provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of such Securities is not required under the Securities Act or any other applicable laws as a condition to the assignment or other transfer thereof or (ii) transfers such Securities to an affiliate of such Investor that is an accredited investor (in accordance with the provisions of this Agreement) or in compliance with Rule 144, then, in either instance, the Company shall permit the said assignment or other transfer, and if applicable, promptly instruct its transfer agent to issue one or more instruments or certificates in such name and in such denominations as is specified by such Investor.
          (b) Certificates evidencing the Securities will contain a legend in substantially the following form, so long as is required by this Section 9.10 or applicable law:
NEITHER THESE SECURITIES NOR ANY SECURITIES (IF ANY) ISSUABLE UPON THE EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.
          (c) The certificates representing the Securities will also contain legends in substantially the forms referred to in Sections 3.11(i) and 3.11(j), to the extent applicable.
          (d) Other than the legends specified in Sections 9.10(b)-(c), except as otherwise required by applicable law, certificates evidencing any Warrant Shares shall not contain any legend: (i) following a sale or transfer of such Warrant Shares pursuant to an effective registration statement; (ii) following a sale or transfer of such Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company); or (iii) while such Warrant Shares are eligible for sale without volume limitations pursuant to Rule 144. If an Investor shall make a sale or transfer of Warrant Shares either (x) pursuant to and in compliance with Rule 144 or (y) pursuant to a registration statement, and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing such Warrant Shares that are the subject of such sale or transfer, a representation letter in customary form and an opinion of counsel reasonably acceptable to the Company with respect to the proposed transfer (the date of such sale or transfer and Warrant Shares delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Warrant Shares that is free from all restrictive or other legends, other than the legends set forth in Sections 9.10(b)-(c) or are otherwise required by applicable law, by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time certificates representing such Warrant Shares are received free from restrictive legends, other than the legends set forth in Sections 9.10(b)-(c) or are otherwise required by applicable law, the Investor or any third party on behalf of such Investor is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock (and purchases such shares) to deliver in satisfaction of a sale by such Investor of such Warrant Shares (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for such shares of Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. Such Investor shall provide the Company written notice indicating the amounts payable to such Investor in respect of the Buy-In. Notwithstanding the foregoing, the provisions related to the Buy-In shall only apply if the Investor has delivered the duly completed and executed requisite documentation, satisfactory to the Company and its transfer agent, to effect the removal of the legends specified in Sections 9.10(b)-(c) and/or in the Warrants.
          (e) Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to transfer (or to cause or permit its transfer agent to transfer) any Securities in violation of any applicable laws, including the Australian Corporations Act 2001, or to remove any legend from any instrument or certificate evidencing or representing any Securities that is required under any applicable law to placed on such instrument or certificate.
     9.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     9.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     9.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party hereto will be entitled to specific performance under the Transaction Documents to which it is a party. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     9.14. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or any Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     9.15. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document to which it is (directly or through the Investor Representative) a party are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or by such Transaction Document.
     9.16. Irrevocable Offer. Each Investor agrees that this Agreement constitutes an irrevocable offer by such Investor to purchase the Securities from the Company and that such Investor cannot cancel, terminate or revoke this Agreement or any agreement of such Investor made hereunder. This Agreement shall survive the death or legal disability of such Investor and shall be binding upon such Investor’s heirs, executors, administrators, successors and assigns.
[Signature Pages Follow]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Securities Purchase Agreement, or has caused this Securities Purchase Agreement to be duly executed by its authorized signatory, as of the date first indicated above.

COMPANY: OLYMPUS PACIFIC MINERALS INC.
By:	/s/ J. W. Hamilton
	Name:	James Hamilton
	Title:	Vice President, Investor Relations

Solely with respect to those provisions of this Agreement that expressly obligate the Placement Agent or the Investor Representative and with respect to those provisions of this Agreement that, by their terms, apply to all parties to this Agreement:

EURO PACIFIC CAPITAL INC.,
individually, and as the Investor Representative

By:
Name:
Title:

Solely with respect to those provisions of this Agreement that expressly obligate the Collateral Agent and with respect to those provisions of this Agreement that, by their terms, apply to all parties to this Agreement:

COLLATERAL AGENTS, LLC

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Securities Purchase Agreement, or has caused this Securities Purchase Agreement to be duly executed by its authorized signatory, as of the date first indicated above.

COMPANY: OLYMPUS PACIFIC MINERALS INC.
By:
Name:
Title:

Solely with respect to those provisions of this Agreement that expressly obligate the Placement Agent or the Investor Representative and with respect to those provisions of this Agreement that, by their terms, apply to all parties to this Agreement:

EURO PACIFIC CAPITAL INC.,
individually, and as the Investor Representative

By:	/s/ Gordon McBean
	Name:	Gordon McBean
	Title:	Head of Capital Markets

Solely with respect to those provisions of this Agreement that expressly obligate the Collateral Agent and with respect to those provisions of this Agreement that, by their terms, apply to all parties to this Agreement:

COLLATERAL AGENTS, LLC

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Securities Purchase Agreement, or has caused this Securities Purchase Agreement to be duly executed by its authorized signatory, as of the date first indicated above.

COMPANY: OLYMPUS PACIFIC MINERALS INC.
By:
Name:
Title:

Solely with respect to those provisions of this Agreement that expressly obligate the Placement Agent or the Investor Representative and with respect to those provisions of this Agreement that, by their terms, apply to all parties to this Agreement:

EURO PACIFIC CAPITAL INC.,
individually, and as the Investor Representative

By:
Name:
Title:

Solely with respect to those provisions of this Agreement that expressly obligate the Collateral Agent and with respect to those provisions of this Agreement that, by their terms, apply to all parties to this Agreement:

COLLATERAL AGENTS, LLC

By:	/s/ Robert Schechter
	Name:	Robert Schechter
	Title:	CEO

[Signature Page to Securities Purchase Agreement]

INVESTORS:

The Investors executing the Counterpart Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

[Signature Page to Securities Purchase Agreement]

Annex A
Securities Purchase Agreement
Investor Counterpart Signature Page
     The undersigned, desiring to: (i) enter into this Securities Purchase Agreement, dated as of June 18, 2010 (the “Agreement”), between the undersigned, Olympus Pacific Minerals Inc., a Canadian corporation (the “Company”), and the other parties thereto, in form furnished to the undersigned; and (ii) purchase the securities of the Company appearing below, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.
IN WITNESS WHEREOF, the undersigned has executed the Agreement as of June 18, 2010.

Name and Residential or Head Office Address, Fax No. and Social Security No./EIN of Investor: Fax No.: Soc. Sec. No./EIN: If a partnership, corporation, trust or other business entity:
By:
Name:
Title:

If an individual: Signature Number of Units Purchased: Purchase Price: US $
[Signature Page to Securities Purchase Agreement]

List of Investors
(all amounts in USD)

Investor	Units	Investment	Warrant Shares

1992 MATHRE FAMILY TRUST UAD 01/28/92	9	$90,000	31,230
ABDOLHOSAYN TASLIMI SHIDAN TASLIMI JT TEN	6	$60,000	20,820
ADRIAN ETESSAMI	12	$120,000	41,640
ALLEN B MONS	14	$140,000	48,580
ALLEN GWYNN CHEVROLET	15	$150,000	52,050
AM-PER ENTERPRISES INC.	10	$100,000	34,700
ANDRES KEICHIAN	9	$90,000	31,230
ANDREW GARNOCK	5	$50,000	17,350
ANTHONY JAMES JOHNSON	12	$120,000	41,640
ART KLEPPEN KIMBERLY KLEPPEN JT TEN	10	$100,000	34,700
ASCHENBRENNER LIVING TRUST UAD 01/27/83	10	$100,000	34,700
BARBARA SEIDEL	5	$50,000	17,350
BENJAMIN R EARL JONEE D EARL JT TEN	10	$100,000	34,700
BERT HUNTSINGER	6	$60,000	20,820
BRADBURY REVOCABLE TRUST UAD 12/28/93	40	$400,000	138,800
BRENT PAULGER SHARISSA PAULGER JT TEN	12	$120,000	41,640
BRIAN S BEHAN	10	$100,000	34,700
BRUCE WALKER RAVENEL III	100	$1,000,000	347,000
BRUCE WAPEN	10	$100,000	34,700
BRUNZLICK MEDICAL SERVICES INC.	5	$50,000	17,350
BUCKTHORN LLC	12	$120,000	41,640
BYPASS TRUST “B” OF RESTATEMENT TO NILSSON FAM TRST UAD 10/31/06	29	$290,000	100,630
CALVIN HOLT CINZIA DRAGONI JT TEN	6	$60,000	20,820
CARLO LATTINELLI	5	$50,000	17,350
CARLOS ALFONSO MERINO REV LIVING TRUST UAD 12/04/96	12	$120,000	41,640
CAROL IMBT COOPER	25	$250,000	86,750
CAROLYN R LONG	15	$150,000	52,050
CATHIS FAMILY REV LIVING TRUST UAD 5/8/1998 UAD 05/08/93	10	$100,000	34,700
CENTER FOR PHYSICAL HEALTH 401K PROFIT SHARING PLAN	5	$50,000	17,350
CHARLES BRABENAC	7	$70,000	24,290
CHRISTIANNA SEIDEL SEPARATE PROPERTY TRUST UAD 11/05/99	5	$50,000	17,350
CLEARPATH LLC	5	$50,000	17,350
CONNELLY JOHNSON SMITH FAMILY TRUST UAD 04/02/09	5	$50,000	17,350
DARREL LEE KLOECKNER	5	$50,000	17,350
DAVID ALAN SCULLY	24	$240,000	83,280
DAVID M CARVER	17	$170,000	58,990
DAVID W LARSON JENNIFER L LARSON JT TEN	70	$700,000	242,900
DEBORAH D. FOREMAN TRUST	20	$200,000	69,400
DEBORAH GREEN GEORGE MADARAZ COMM PROP WROS	5	$50,000	17,350
DENISE D FOULKES	10	$100,000	34,700
DENNIS AND MARY TRINE FAMILY TRUST UAD 09/20/06	15	$150,000	52,050
DENNIS D FRENCH LIMITED	10	$100,000	34,700
DIANE SPOLUM	10	$100,000	34,700
DIPAOLO WORTHINGTON FAMILY TRUST DTD 1/31/2008 UAD 01/31/08	5	$50,000	17,350
DONALD SHOFF	8	$80,000	27,760
ELMIRA GADOL	5	$50,000	17,350
FORD C BARTON SUSAN B BARTON JT TEN	8	$80,000	27,760
FRIED FAMILY TRUST DTD 7/25/91 UAD 07/25/91	8	$80,000	27,760
FURBER FAMILY TRUST A RESTATED UAD 01/18/07	10	$100,000	34,700
GERARD SURERUS	5	$50,000	17,350
GIVENS LIVING TRUST UAD 04/10/97	5	$50,000	17,350
GREG JABIN MARGARET ROSE JT TEN	5	$50,000	17,350
GROFF LIVING TRUST UAD 06/05/08	5	$50,000	17,350
H KATHURIA INVESTMENTS II PENSION PLAN & TRST	5	$50,000	17,350
H WIMMERSBERGER EXEMPT EQUIV TRUST	5	$50,000	17,350
HCR INVESTMENTS INC.	30	$300,000	104,100
HEIDI W KIENE KEVIN KIENE JT TEN	15	$150,000	52,050
HELEN HUNTER KATHRYN HACKER JT TEN	6	$60,000	20,820

1 of 4

List of Investors
(all amounts in USD)

Investor	Units	Investment	Warrant Shares

HELEN M. ERSKINE TRUST UAD 03/02/04	5	$50,000	17,350
HEMANT KATHURIA	5	$50,000	17,350
HENRY LOUIS SCHAIRER JR	5	$50,000	17,350
HENRY R. WIMMERSBERGER FAMILY PARTNERS, LTD	5	$50,000	17,350
HERSCHEL HUNTER TRUST UAD 11/30/88	5	$50,000	17,350
HOKE LIVING TRUST UAD 04/19/02	12	$120,000	41,640
ILONA URBAN BLAKELEY PAUL DAVID BLAKELEY JT TEN	13	$130,000	45,110
INNES BRISBIN LIVING TRUST UAD 06/08/04	11	$110,000	38,170
INTEGRITY FUNDS LP	20	$200,000	69,400
INWOOD HOLDINSGS LP	6	$60,000	20,820
JAKBEK LTD	7	$70,000	24,290
JAMES BUCKNER	85	$850,000	294,950
JAMES R BARNES SHARON A BARNES JT TEN	5	$50,000	17,350
JAMES V. BACON TRUST DTD 09/14/1995 UAD 03/26/09	25	$250,000	86,750
JASON L RAWLINGS LEANNE K RAWLINGS JT TEN	5	$50,000	17,350
JEAN A DAVIDS-OSTERHAUS REVOCABLE TRUST UAD 10/03/07	5	$50,000	17,350
JELINDO A TIBERTI II AND SANDRA LEE MELVIN TIBERTI UAD 05/10/95	10	$100,000	34,700
JERRY F MCWILLIAMS	8	$80,000	27,760
JIM ROBERT PUGH	8	$80,000	27,760
JMC FAMILY INVESTMENTS INC	10	$100,000	34,700
JOHN HUNDALE LAWRENCE III	10	$100,000	34,700
JOHN MICHAEL CHEEZEM	5	$50,000	17,350
JOHN RUSSELL RIEDMUELLER NICOLE CAMERON RIEDMUELLER TEN COM	5	$50,000	17,350
JOHN WINANS HUTCHISON	5	$50,000	17,350
JON MARVIN STOKES CHRISTINA WOJCICKI STOKES JT TEN	5	$50,000	17,350
JON MURRAY KARKOW	10	$100,000	34,700
JONATHAN BLAIR HENSLEIGH	15	$150,000	52,050
JONATHAN EDWARDS VIRGINIA C ADAMS JT TEN	5	$50,000	17,350
JOSEPH MCCARTHY MIKI MCCARTHY COMM PROP WROS TOD DTD 12/09/2008	5	$50,000	17,350
JOSH D BRADBURY IRREVOCABLE TRUS UAD 10/16/98	20	$200,000	69,400
JOSH D BRADBURY JR IRREVOCABLE TRUST UAD 05/01/01	40	$400,000	138,800
KADOWAKI FAMILY TRUST UAD 6/24/09	5	$50,000	17,350
KARGES REVOCABLE INTERVIVOS TRUST UAD 04/29/85	5	$50,000	17,350
KENNETH H NASS LIVING TRUSTR UAD 05/16/05	9	$90,000	31,230
KEVIN MOORE	10	$100,000	34,700
KEVIN P O’NEILL SUZANNE ODELL ONEILL JT TEN	5	$50,000	17,350
KK SWOGGER ASSET MANAGEMENT	12	$120,000	41,640
KURTZ-WALSH FAMILY TRUST UAD 05/24/01	5	$50,000	17,350
LAWRENCE ALLEN GLENN TRUST DATED 06/18/2002 UAD 06/18/02	20	$200,000	69,400
LAYNE YOSHIDA	5	$50,000	17,350
LEONARD SCUDERI CAROLYN VARGAS JT TEN	5	$50,000	17,350
LINDA KRUG LESLIE BEIERS JT TEN	6	$60,000	20,820
LYNN HAVLIK	5	$50,000	17,350
LYNN ROLLINS STULL TRUST UAD 08/01/08	5	$50,000	17,350
MARC BIENSTOCK JENNY I BIENSTOCK JT TEN	5	$50,000	17,350
MARK & KATHERINE MITCHELL FAMILY TRUST UAD 11/07/90	8	$80,000	27,760
MARK DUGGER	10	$100,000	34,700
MARK E SMEAD REVOCABLE LIVING TRUST UAD 11/17/95	10	$700,000	242,900
MARK R MITCHELL M.D. A MEDICAL CORPORATION	8	$80,000	27,760
MARY NEIBERG	15	$150,000	52,050
MATHEW HAYDEN	10	$100,000	34,700
MEHRAN M TASLIMI	30	$300,000	104,100
MICHAEL ANTHONY D’ANNUNZIO KIM D’ANNUNZIO JT TEN	14	$140,000	48,580
MICHAEL HOWES KIMBERLY HOWES COMM PROP WROS	8	$80,000	27,760
MICHAEL J HANRATTY LYNSAY F HANRATTY TEN ENT	8	$80,000	27,760
MICHAEL LEE HUMPHREY JANE ELIZABETH ROWE JT TEN	5	$50,000	17,350
MICHAEL LOURIS	8	$80,000	27,760
MICHAEL SCULLY	10	$100,000	34,700

2 of 4

List of Investors
(all amounts in USD)

Investor	Units	Investment	Warrant Shares

MITCHELL MARTIN DEBORAH MARTIN TEN ENT	5	$50,000	17,350
NORMAN E. APPERSON AND PAMELA MC EACHERN UAD 07/22/96	8	$80,000	27,760
NORTHERN STAR GROWTH TRUST DTD 10/20/1998 UAD 10/20/98	5	$50,000	17,350
PATRICK ROBERT DUROCHER AMY LYNNE DUROCHER COMM PROP	5	$50,000	17,350
PAUL EHRMAN & MICHELLE EHRMAN JTWROS	5	$50,000	17,350
PAUL FOSSE	5	$50,000	17,350
PAUL H FREIBERG DIANE FREIBERG JT TEN	10	$100,000	34,700
PAUL KIERNAN	5	$50,000	17,350
PAUL P ULRICH DEBORAH A DEAN JT TEN	6	$60,000	20,820
PAUL SLOMINSKI DONNA SLOMINSKI JT TEN	7	$70,000	24,290
PETER ARGUIMBAU	5	$50,000	17,350
PETER D SCHIFF	25	$250,000	86,750
POINT AUXCHENES, LLC	10	$100,000	34,700
POM INVESTMENTS LLC	12	$120,000	41,640
PRASAD REALTY CORPORATION	10	$100,000	34,700
QMI FERTILIZER & GRAIN INC	5	$50,000	17,350
RALPH EDSON SANDRA EDSON JT TEN	6	$60,000	20,820
RANDEE DAY TOD DTD 05/29/2009	5	$50,000	17,350
REISNER MILLENNIUM INVESTMENTS LLC	5	$50,000	17,350
REVOCABLE LIVING TRUST OF ROGER T. DAUN AND LILY T UAD 06/29/95	5	$50,000	17,350
RICHARD D HELPPIE JR TRUST UAD 04/02/92	8	$80,000	27,760
RICHARD E BENAMY	5	$50,000	17,350
RICHARD P ANTHONY III KIMBERLY J ANTHONY JT TEN	5	$50,000	17,350
RICHARD POTAPCHUK	25	$250,000	86,750
RICKY A MULLER CHRISTINE M MULLER JT TEN	5	$50,000	17,350
ROBERT C SAYSON ALICE K SAYSON JT TEN	60	$600,000	208,200
ROBERT E CATHRO TRUST	10	$100,000	34,700
ROBERT JOSEPH BENZ DENISE RENEE BENZ JT TEN	5	$50,000	17,350
ROBERT L BISHOP TOD DTD 11/13/2007	10	$100,000	34,700
ROBERT NEAL SPADY LINDA SPADY JT TEN	10	$100,000	34,700
ROBERT S. CARLSON AND MICHELLE A. CARLSON REV TRUST UAD 03/31/10	6	$60,000	20,820
ROBERT SCOTT LAPPORTE	5	$50,000	17,350
ROBERT T. & MARGARET FOSS REVOCABLE TRUST UAD 03/31/04	5	$50,000	17,350
ROD MCINTYRE TRUST U A DATED 5/1/01	5	$50,000	17,350
RONALD BOVASSO LINDA BOVASSO JT TEN	5	$50,000	17,350
RUHA TASLIMI SHIDAN TASLIMI JT TEN	6	$60,000	20,820
SANDY HECKMAN WILMA HECKMAN JT TEN	5	$50,000	17,350
SCHEIN VENTURES LLC	5	$50,000	17,350
SCOTT R. LENNES REVOCABLE TRUST DTD 06/07/2005 UAD 06/07/05	6	$60,000	20,820
SEAN E KEENER	10	$100,000	34,700
SHELBY JORDAN BECKY JORDAN JT TEN	6	$60,000	20,820
SHIDAN TASLIMI	30	$300,000	104,100
SPONGBOB VENTURES II LLC	12	$120,000	41,640
STEPHEN P MCCARRON	5	$50,000	17,350
STEVEN JAY EPSTEIN	8	$80,000	27,760
STEVEN PAUL JEDE KIMBERLY JEDE JT TEN	5	$50,000	17,350
SYED HASNAT AHMED MIRIAN F AHMED JT TEN	6	$60,000	20,820
T KEALY REVOCABLE TRUST UAD 12/09/08	5	$50,000	17,350
TAD E & KAREN K SANDERS TRUST UAD 10/07/05	5	$50,000	17,350
TAMBORELLO TRUST UAD 06/24/98	12	$120,000	41,640
TERRENCE AND TRUDY ROSE 1979 LIVING TRUST UAD 05/14/79	15	$150,000	52,050
THE ALEXANDER GALUZ AND YANA GALUZ JT LIVING TST UAD 08/24/05	5	$50,000	17,350
THE GAYLE M SANDERS FAMILY TRUST REVOCABLE LIVING TR UAD 08/15/02	20	$200,000	69,400
THE GOLDSCHLAGER FAMILY TRUST UAD 06/24/04	5	$50,000	17,350
THE MARK A OSTERHAUS REVOCABLE TRUST UAD 10/31/07	5	$50,000	17,350
THE MARYANN MIGAS REVOCABLE TRUST UAD 10/10/05	7	$70,000	24,290
THE MEISTER NON-EXEMPT MARITAL TRUST UAD 11/17/83	10	$100,000	34,700
THE MUNRO REVOCABLE FAMILY TRUST MUNRO UAD 02/15/08	10	$100,000	34,700

3 of 4

List of Investors
(all amounts in USD)

Investor	Units	Investment	Warrant Shares

THE PARAGON TRUST UAD 08/19/08	12	$120,000	41,640
THE SUTER FAMILY TRUST UAD 04/12/02	15	$150,000	52,050
TIMOTHY CARROLL	6	$60,000	20,820
TIMOTHY G LOWRY III & LAURA N LOWRY JT TEN	8	$80,000	27,760
TIMOTHY M WEAVER	30	$300,000	104,100
TIMOTHY R. CRANE TRUST DATED 12/06/2004 UAD 12/06/04	25	$250,000	86,750
TINA C PETERSON HENDRIKUS M SCHRAVEN JT TEN	20	$200,000	69,400
TOBIAS ETESSAMI	12	$120,000	41,640
TONY BIZ JEANNE C LIM-BIZ COMM PROP WROS	8	$80,000	27,760
UZZI REISS & YAEL REISS JT WROS	10	$100,000	34,700
VDHF HOLDING CO	50	$500,000	173,500
VIVEK GHAI	5	$50,000	17,350
WILLIAM C ARTHUR BY PASS TRUST DATED 10/18/1990 UAD 10/18/90	6	$60,000	20,820
WILLIAM GORDON MCBEAN	5	$50,000	17,350
WILLIAM J CYR	5	$50,000	17,350
WILLIAM T PFLANZE	10	$100,000	34,700

4 of 4

DISCLOSURE SCHEDULE
TO
SECURITIES PURCHASE AGREEMENT (THE “SECURITIES PURCHASE
AGREEMENT”), DATED AS OF JUNE 18, 2010, BY AND AMONG OLYMPUS
PACIFIC MINERALS INC., COLLATERAL AGENTS, LLC, EURO PACIFIC
CAPITAL, INC. AND CERTAIN OTHER SIGNATORY THERETO AS “INVESTORS”
Capitalized terms that are defined in the Securities Purchase Agreement and that are used in this Disclosure Schedule are (unless otherwise defined herein) used herein with the respective meanings ascribed to such terms in the Securities Purchase Agreement.
Schedule 5.1 — Structure Chart of the Company and its Subsidiaries
Schedule 5.8 — Capitalization and Ranking
Schedule 5.10 — Material Changes
Schedule 5.11 — Litigation
Schedule 5.15(a) — Contracts

Schedule 5.1
Structure Chart of the Company and its Subsidiaries

Schedule 5.8
Capitalization and Ranking
Authorized capital of stock of the Company: Unlimited
Number of shares of capital stock issued and outstanding: 323,764,453
Number of shares of capital stock issuable pursuant to the Company’s stock plans: 34,501,9881
Number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company: 82,466,226
Other than stock options, the following securities are convertible into common shares of the Company: (a) convertible notes on issue: 30,357,118 and (b) warrants on issue: 17,607,130.
In March 2010, the Company obtained certain financing (the “March Financing”) through a private placement of CAD $12,750,000 of its 9% Subordinated Unsecured Convertible Promissory Notes pursuant to and as contemplated by the Securities Purchase Agreement, dated as of March 2010, by and among the Company, Euro Pacific Capital, Inc. and the investors party thereto. The notes issued pursuant to the March Financing are convertible into shares of the Company’s common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar events). The Company has loaned or advanced portions of the net proceeds from the March Financing to one or more of its Subsidiaries (which, in turn, may have loans or advanced funds loaned to it by the Company or to other Subsidiaries of the Company). Based upon such loans or advances, one or more of the Subsidiaries have made capital expenditures or commitment for additions to property, plant or equipment.
Further disclosure note:
Deferred Share Units — In the second quarter 2008, the Company set up a deferred share unit plan for the non-executive members of the Board of Directors. Under this plan, fees are paid as deferred share units (“DSUs”) whose value is based on the market value of the common shares. Under terms of the plan, the DSU plan will be an unfunded and unsecured plan. The deferred share units are paid out in cash upon retirement/resignation. The value of DSU cash payment changes with the fluctuations in the market value of the common shares. Compensation expense for this plan is recorded in the year the payment is earned and changes in the amount of the deferred share unit payments as a result of share price movements are recorded in management fees and salaries in the Consolidated Statements of Operation in the period of change. Total DSUs outstanding as at December 31, 2009 were 712,070 units. 482,760 DSUs were granted during the year ended December 31, 2009. Liabilities related to this plan are recorded in accrued

[1]	As of June 14, 2010, the Company has granted 34,501,988 stock options and the TSX has reserved 8,054,328 common shares for listing upon exercise of stock options. The Company is currently in the process of filing with the TSX to increase the reserve by 30,782,098 common shares to 38,836,426 and is awaiting acceptance for the increase of the reserve.

liabilities in the Consolidated Balance Sheet and totalled $203,260 as at December 31, 2009. Compensation expense related to this plan for the year ended December 30, 2009 was $237,598.

Schedule 5.10
Material Changes
Effective from July 1, 2010, the gold sales royalty applying to Phuoc Son Gold Company Limited will be a net smelter royalty of 15%. The Company is awaiting the publishing of the formal government decree.
In March 2010, the Company obtained the March Financing (as defined in Schedule 5.8 hereto) through a private placement of CAD $12,750,000 of its 9% Subordinated Unsecured Convertible Promissory Notes pursuant to and as contemplated by the Securities Purchase Agreement, dated as of March 2010, by and among the Company, Euro Pacific Capital, Inc. and the investors party thereto. The notes issued pursuant to the March Financing are convertible into shares of the Company’s common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar events). The Company has loaned or advanced portions of the net proceeds from the March Financing to one or more of its Subsidiaries (which, in turn, may have loans or advanced funds loaned to it by the Company or to other Subsidiaries of the Company). Based upon such loans or advances, one or more of the Subsidiaries have made capital expenditures or commitment for additions to property, plant or equipment.
With respect to Sections 5.10(q) and (r), see attached disclosures.
See also Schedule 5.15(a).

Schedule 5.11
Litigation
None.

Schedule 5.15(a)
Contracts
as of June 14, 2010
Contracts in Excess of CAD $200,000 & not cancellable by Olympus Pacific Minerals Inc., Bong Mieu Gold Mining Company Limited and Phuoc Son Gold Company Limited within 60 days without penalty:

						Remaining
Contract Type	Description	Company	Start Date	End Date	P.A. Value	Balance	Currency
Standard Contract	Blasting Service Contract	Bong Mieu Gold Mining Company Limited	August 18, 2009	December 31, 2014	64,303	225,060	USD
Standard Contract	Ore Haulage Contract	Phuoc Son Gold Company Limited	November 1, 2008	September 30, 2010	966,891	132,199	USD
Lease	Toronto Office Lease	Olympus Pacific Minerals Inc.		December 31, 2012		292,007	CAD
Standard Contract	PEB Steel Buildings	Phuoc Son Gold Company Limited	June 2, 2010		248,776	248,776	USD
With respect to Sections 5.15(a)(i), (ii) and (iv), in March 2010, the Company obtained the March Financing (as defined in Schedule 5.8 hereto) through a private placement of CAD $12,750,000 of its 9% Subordinated Unsecured Convertible Promissory Notes pursuant to and as contemplated by the Securities Purchase Agreement, dated as of March 2010, by and among the Company, Euro Pacific Capital, Inc. and the investors party thereto. The notes issued pursuant to the March Financing are convertible into shares of the Company’s common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar events). The Company has loaned or advanced portions of the net proceeds from the March Financing to one or more of its Subsidiaries (which, in turn, may have loans or advanced funds loaned to it by the Company or to other Subsidiaries of the Company). Based upon such loans or advances, one or more of the Subsidiaries have made capital expenditures or commitment for additions to property, plant or equipment.

Exhibit A
Form of Note
[attached hereto]

CANADIAN LEGENDS:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 19, 2010 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.
U.S. LEGENDS:
THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED BY THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.
OLYMPUS PACIFIC MINERALS INC.
8% SENIOR SECURED REDEEMABLE GOLD DELIVERY
PROMISSORY NOTE

USD $	June 18, 2010
     FOR VALUE RECEIVED, OLYMPUS PACIFIC MINERALS INC., a Canadian corporation (the “Company”), promises to                                          (the “Holder”) to make the Gold Deposits (as defined below) to the Trust Account (as defined below) that has been established at JPMorgan Chase Bank, N.A., London Branch (the “Trust Account”) for the sole and exclusive benefit of the Investor Representative (as defined below) on behalf of the Holder and the other holders of Notes (as defined below) and to make the cash interest payments specified below.
     Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in that certain Securities Purchase Agreement, dated of even date herewith (the “SPA”), pursuant to which the Holder is acquiring this Note.
     The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

     1. Defined Terms. In addition to the terms defined elsewhere in this Note or in the SPA, for all purposes of this Note, the following terms have the meanings indicated in this Section 1.
     (a) “Assumed Value” for each $10,000 increment of Deemed Principal Amount of this Note is determined by taking the product of (i) the number of Ounces of Gold scheduled to be deposited by the Company into the Trust Account for the benefit of the Holder on each Gold Delivery Date as set forth in the chart in Section 3(b) and (ii) $900 per Ounce.
     (b) “Business Day” means any day on which banks located in New York, New York, United States; Ontario, Canada; Da Nang, Vietnam; Perth, Australia; Mendrisio, Switzerland; or London, England are not required or authorized by law or other governmental action to remain closed.
     (c) “CAD” or “CAD $” means Canadian dollars.
     (d) “Default Rate” means, with respect to any Obligation (including, to the extent permitted by law, interest not paid when due), 4% plus the interest rate otherwise applicable thereto.
     (e) “Deemed Principal Amount” means on the date of the issuance of this Note the USD stated principal amount set forth at the beginning of this Note, and thereafter, as of any determination date, such stated principal amount minus the aggregate Assumed Value of Gold deliveries theretofore made under this Note.
     (f) “Gold” means “good delivery” gold bars as per the standards of The London Bullion Market Association, which gold bars must have gold purity of not less than 0.9995.
     (g) “Gold Delivery Dates” means the six semi-annual dates commencing on November 30, 2010 and thereafter on the last Business Day of each May and December to and including the Maturity Date, which is the final Gold Delivery Date.
     (h) “Gold Price Participation Interest” means the lesser of (i) $300 per Ounce, and (ii) the Reference Gold Price minus $900 per Ounce.
     (i) “Investor Representative” means Euro Pacific Capital, Inc.
     (j) “Maturity Date” means May 31, 2013.
     (k) “Ounce” means a troy ounce, which is equal to 31.1034768 grams.
     (l) “Reference Gold Price” means on any determination date the price established in United States Dollars at the P.M., London time, fix through the London gold fixing procedure by which the price of Gold is determined by the five members of The London Gold Market Fixing Ltd.

2

     (m) “Trust Account” means the trust account maintained at JPMorgan Chase Bank, N.A., London Branch with the Trust Account Agent for the sole and exclusive benefit of the Investor Representative on behalf of the Holder and the other holders of the Notes.
     (n) “Trust Account Agent” means Auramet Trading, LLC.
     (o) “USD,” “USD $,” or “$” means United States Dollars.
     (p) “Vietnamese Project” means either the Bong Mieu Project or Phuoc Son Gold Project in Vietnam.
     2. Series. This Note is one of a series of 8% Senior Secured Redeemable Gold Delivery Promissory Notes of the Company up to a maximum of Twenty One Million, Nine Hundred Sixty Thousand United States Dollars ($21,960,000) (collectively, the “Notes”) as described in the Memorandum.
     3. Gold Deposits.
     (a) Gold Deposits in Lieu of Principal Payments. In order to satisfy the obligations of the Company under this Note, the Company shall make deposits of Gold (the “Gold Deposits”) as specified in Section 3(b) on the Gold Delivery Dates into the Trust Account. The Gold Deposits may be made, at the sole option of the Company, by physical delivery or physical transfer (through a location swap of Gold) to the Trust Account held by the Trust Account Agent for the sole and exclusive benefit of the Investor Representative on behalf of the Holder and the other holders of the Notes.
     (b) Semi-Annual Gold Deposits. The Company shall make Gold Deposits into the Trust Account in the amounts specified in the table below, subject to adjustment as specified in Section 3(c), on each of the six semi-annual Gold Delivery Dates. The delivery of Gold Deposits into the Trust Account fully satisfies the Company’s obligations under this Note to make Gold Deposits on such Gold Delivery Date.

Ounces of Gold to be
Deposited into the Trust
Account for each $10,000
increment of Deemed Principal
Gold Delivery Date	Amount of this Note
November 30, 2010	1.27504555 Ounces
May 31, 2011	1.27504555 Ounces
November 30, 2011	1.9125683 Ounces
May 31, 2012	1.9125683 Ounces
November 30, 2012	2.3679417 Ounces
May 31, 2013	2.3679417 Ounces
     (c) Adjustment to Gold Deposits. If, but only if, the Reference Gold Price exceeds $900 per Ounce based upon the Reference Gold Price on the Business Day immediately preceding the Gold Delivery Date, then the Gold Deposit for each USD 10,000 increment of

3

Deemed Principal Amount of this Note for such Gold Delivery Date shall be reduced in accordance with the following formula:
Gold Deposit = NOZ - (GPPI * NOZ)/RGP
          Where:
          “NOZ” means the number of Ounces of Gold to be deposited into the Trust Account as set forth in the chart in Section 3(b) (but not subject to adjustment under this Section);
          “GPPI” means the Gold Price Participation Interest; and
          “RGP” means the Reference Gold Price.
The prices of Gold are highly volatile and the Company makes no representation as to what Gold prices will be on any Gold Delivery Date.
     4. Interest. Interest shall accrue on the outstanding Deemed Principal Amount of this Note from the date hereof at the rate of eight percent (8%) per annum, payable semi-annually in cash in arrears by 5:00 p.m. New York time on each Gold Delivery Date to the Investor Representative on behalf of the holders of the Notes at an account located in the U.S. specified by the Investor Representative to the Company in writing at least five Business Days prior to the first interest payment date, in full satisfaction of the Company’s obligations in respect of interest for the applicable interest payment date. The amount of interest shall be calculated as follows: the product of (i) the quotient of the number of days during the interest period and 360, (ii) 8% and (iii) the Deemed Principal Amount as of the immediately preceding Gold Delivery Date. For purposes of clarity, the initial interest payment shall consist of accrued interest from the date of issuance of the Note through November 30, 2010 and the Note will cease accruing interest on the earlier of (i) the Maturity Date or (ii) if such Note is redeemed in accordance with Section 9, the date specified in the notice of redemption. All computations of the interest rate hereunder shall be made on the basis of the actual number of days elapsed in each semi-annual period between Gold Delivery Dates. During an Event of Default if the Investor Representative or Required Holders in their discretion so elect, the Obligations shall bear interest at the Default Rate (whether before or after any judgment). Interest accrued at the Default Rate shall be due and payable on demand. The Company acknowledges that the cost and expense to the Investor Representative and the Holders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate the Investor Representative and the Holders for this. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to reduce the Gold Delivery obligations of the Company hereunder.
     5. Security. This Note is one of the Notes referred to in the SPA. The Note and the Obligations are secured by certain assets of the Company and the Guarantors pursuant to the Security Documents and are entitled to the benefits therein.

4

     6. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:
     (a) Failure to Make Gold Deposit; Non-Payment; Payment Obligations. The Company shall default in depositing the required amount of Gold by physical delivery or physical transfer (through a location swap of Gold) to the Trust Account on or before any Gold Delivery Date as set forth in Section 3 hereof or in the payment in cash of accrued interest on, or the Company or any Guarantor shall fail to pay any Obligation when due (whether at stated maturity, on demand, upon acceleration or otherwise); or
     (b) Default in Covenants. The Company or any Guarantor shall default in any material manner in the observance or performance of the affirmative or negative covenants or agreements on its part to be observed or performed set forth in the SPA, this Note or any other Transaction Document; or
     (c) Breach of Representations and Warranties. Either the Company or any Guarantor breaches in any material respect any representation or warranty contained in any Transaction Document to which it is a party; or
     (d) Repudiation or Termination. A Guarantor in writing repudiates, revokes or attempts to revoke the Subsidiary Guaranty; the Company or a Guarantor in writing denies or contests the perfection or priority of any Lien granted under the Security Documents; or the Company or any Guarantor in writing contests the validity or enforceability of any Transaction Document; or
     (e) Exchange Act or Exchange Requirements. Any termination of registration or suspension of the Company’s reporting obligations under the Exchange Act or suspension from trading on the TSX (it being agreed that the delisting of the Common Stock from any national exchange in the United States shall not be an Event of Default if the Common Stock is, within ten (10) Business Days of the effective date of such delisting, quoted on the OTCBB or the OTC QX)), or the Company’s failure to file reports with the SEC on a timely basis as required by the Exchange Act; or
     (f) Judgments. Any final, non-appealable judgment, decree or order for the payment of money is entered against any of the Company or its Subsidiaries in an amount equal to CAD $1,000,000 or more by a court having jurisdiction and the same remains unsatisfied or unbonded for more than twenty (20) days; or
     (g) Illegality. Any court of competent jurisdiction issues a final, non-appealable judgment, decree or order declaring the Notes to be illegal or the Liens and security interests created on the Collateral (except with respect to any such judgment by a Vietnamese court with respect to the Collateral pledged under the Note Pledge Agreement) to be invalid, unenforceable or illegal; or
     (h) Cross Default. There occurs with respect to any agreement, indenture or instrument under which the Company has Indebtedness of the Company or its Subsidiaries having a value of CAD $1,000,000 or more in the aggregate: (i) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such Indebtedness

5

to be due and payable prior to its stated maturity, or (ii) any other default thereunder that entitles, and has caused, the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity; and in both cases such default continues after the applicable grace period, if any, specified in the agreement, indenture or instrument relating to such Indebtedness; or
     (i) Bankruptcy. The Company or any Guarantor thereof shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian or any of their respective property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian or for any part of their respective property or assets; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding and, if such case or proceeding is not commenced by any such Person or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief;
then, and so long as such Event of Default is continuing for a period of two (2) Business Days in the case of Section 6(a) or, a period of five (5) Business Days in the case of Sections 6(d), 6(f), 6(g) or 6(h), or for a period of thirty (30) calendar days in the case of events under Sections 6(b), 6(c), or 6(e) (and the event which would constitute such Event of Default, if curable, has not been cured), after written notice of such Event of Default is received by the Company from the Investor Representative, the Deemed Principal Amount under this Note and all accrued and unpaid interest thereon shall be immediately due and payable in cash without presentment, demand, protest or any other action of the Holder of any kind, all of which are hereby expressly waived. In addition, the Required Holders may direct the Investor Representative or Collateral Agent, as appropriate, to exercise any other remedies the Holders, Investor Representative, but solely as an agent for the Investors, or the Collateral Agent, but solely as an agent for the Investors, may have at law or in equity. If an Event of Default specified in Section 6(h) above occurs, the aggregate outstanding Deemed Principal Amount of, and accrued interest on, all the Notes shall automatically, and without any declaration or other action on the part of the Investor Representative or the Required Holders, become immediately due and payable. If an Event of Default has occurred and is continuing, interest shall accrue on the outstanding Deemed Principal Amount at a rate equal to the Default Rate from the date of such Event of Default until the date the unpaid Deemed Principal Amount hereof is paid in full.
     7. Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company shall, and shall cause any Guarantor to:
     (a) Corporate Existence and Qualification. Take the necessary steps to preserve their existence and right to conduct business in all jurisdictions in which the nature of their business requires qualification to do business, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect; provided, however, BM Thai HoldCo may merge with or liquidate into Formwell pursuant to an internal restructuring;

6

     (b) Books of Account. Keep their books of account in accordance with good accounting practices;
     (c) Insurance. Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and the Guarantors operate;
     (d) Compliance with Law. Comply with their respective charter and bylaws or other organizational or governing documents, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company and the Guarantors or any of their respective Properties or to which each of the Company, the Guarantors or any of their respective Properties is subject, except as would not reasonably be expected to have a Material Adverse Effect;
     (e) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of their respective Properties, except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor;
     (f) Reservation of Shares. At all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock issuable upon exercise of the Warrants issued under the SPA;
     (g) Use of Proceeds. Use the proceeds of the sale of the Notes and the Warrants solely for the purposes described in the Memorandum;
     (h) Notice of Known Events of Default. The Company shall furnish to the Investor Representative a notice of any occurrence of an Event of Default, and what action the Company is taking or proposes to take with respect thereto, promptly after such Event of Default becomes known to the Company; and
     (i) Further Assurances. The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.
     8. Negative Covenants of the Company. So long as this Note remains outstanding and unpaid the Company will not, nor will it permit any of its Subsidiaries, without the consent of the Investor Representative to:
     (a) Indebtedness for Borrowed Money. Except to the extent set forth on Schedule 8(a) hereto or otherwise permitted pursuant to Sections 8(g), (m) or (n), incur, or permit to exist, any Indebtedness for borrowed money during the period of twelve (12) months beginning on the Closing date (except that this restriction shall not apply to Indebtedness in the form of deferred price payments with respect to North Borneo Gold Sdn Bhd), or in excess of an aggregate amount of CAD $75,000,000 at any time outstanding (including any amendments and restatements thereto or any extensions, renewals or replacements thereof) during the period

7

beginning on the Closing Date and ending on the Maturity Date, except in the ordinary course of the Company’s business;
     (b) Loans; Investments. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any Person in excess of CAD $2,000,000 except: (i) investments in United States, Canadian, Australian or New Zealand Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least USD $200,000,000 or short-term banking deposits in Vietnam; (ii) accounts receivable arising out of sales in the ordinary course of business; and (iii) intercompany loans, subject in the case of intercompany loans made by the Company to the Guarantors or the Guarantors to the Company to an Intercompany Subordination Agreement between and among the Company and its Subsidiaries;
     (c) Dividends and Distributions. Pay dividends or make any other distribution on shares of the capital stock of the Company other than intercompany dividends, and distributions between and among the Company, its Subsidiaries and the Vietnamese Projects;
     (d) Liens. Except as set forth on Schedule 8(d) hereto, shall not create, assume or permit to exist, any Lien on any Property now owned or hereafter acquired except Liens (i) under the Security Documents; (ii) granted to secure Indebtedness incurred within the limitations of Sections 8(a), 8(g), 8(m) and 8(n) hereof; (iii) incidental to the conduct of its business or the ownership of Property which were not incurred in connection with borrowing money or obtaining advances of credit (other than as permitted in Section 8(d)(ii) and which do not materially impair the use thereof in the operation of business); (iv) for taxes or other governmental charges which are not delinquent or which are being contested in good faith; and (v) that are purchase money liens granted to secure the unpaid purchase price of any assets purchased within the limitations of Section 8(g) hereof;
     (e) Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person, contingently or otherwise, excluding however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business or guarantees of the Company made within the limitations of Section 8(a) hereof;
     (f) Sales of Receivables; Sale — Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof;
     (g) Capital Expenditures; Capitalized Leases. Expend in the aggregate for the Company and all its Subsidiaries in excess of CAD $100,000,000 in any fiscal year for Capital Expenditures (as defined below). For purposes of the foregoing, Capital Expenditures shall include payments made on account of (i) Capitalized Leases (as defined below), (ii) purchase money Indebtedness, (iii) Indebtedness payable to an equipment manufacturer or supplier or affiliate thereof (including a finance company) incurred in connection with the acquisition of equipment or (iv) any deferred purchase price or any Indebtedness incurred to finance any such purchase price. “Capital Expenditures” shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or

8

maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles. “Capitalized Lease” shall mean any lease under which the obligations to pay rent or other amounts constitute Capitalized Lease Obligations. “Capitalized Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles;
     (h) Nature of Business. Materially alter the nature of the Company’s business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note;
     (i) Stock of Subsidiaries. Sell or otherwise dispose of any Subsidiary related to the Company’s interests in the Bong Mieu Gold Mining Company Limited or Phuoc Son Gold Company Limited;
     (j) Accounting Changes. Make, or permit any Subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time or by law;
     (k) Merger or Sale.
               (i) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into another Person, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless (A) either the Company or such Subsidiary is the surviving corporation, or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) assumes in writing all the obligations of the Company under the Notes and the other Transaction Documents and (2) causes to be delivered to each Holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Investor Representative, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (C) immediately after such transaction, no default or Event of Default exists;
     The foregoing paragraph in this Section 8(k)(i) shall not apply to (x) a merger of the Company with an Affiliate with no material assets, liabilities or operations solely for the purpose of reincorporating the Company in another jurisdiction; or (y) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among

9

the Company and its Subsidiaries; provided, however, that such consolidation or merger shall comply with subclauses (A) and (B) in the foregoing paragraph;
               (ii) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any of its Subsidiaries permitted by Section 8(k)(i) hereof, the successor corporation formed by such consolidation or into or with which the Company or such Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Note referring to the “Company,” or to a “Subsidiary” shall refer instead to the successor corporation and not to the Company or such Subsidiary, as the case may be), may exercise every right and power of the Company or such Subsidiary under this Note with the same effect as if such successor Person had been named as the Company or a Subsidiary herein and shall be bound by every obligation and liability of the Company or such Subsidiary under this Note and the other Transaction Documents, however, that the predecessor Person shall not be relieved from the obligations to make Gold deliveries, pay interest or comply with the other obligations of the Company hereunder;
     (l) Transactions with Affiliates. Except for transactions contemplated by the Transaction Documents or as otherwise approved by the Board (including a majority of the independent directors then on the Board) or as disclosed in the SEC Reports or the Memorandum, the Company shall not, and shall cause its Subsidiaries not to enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof;
     (m) Hedging Arrangements. Become a party to any agreement relating to any swap, cap, floor, collar, option, forward, cross-right, or obligation or combination thereof or similar transaction with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk, except to hedge risks in the ordinary course of business pursuant to risk management policies approved by the Company’s board of directors, but not for any speculative purpose; and
     (n) North Borneo Mining Development. Incur, or permit to exist, any Indebtedness with respect to North Borneo Gold Sdn Bhd. not otherwise permitted pursuant to Sections 8(a), 8(g) or 8(m) hereof, except (i) Indebtedness in the ordinary course of business and (ii) with the consent of the Investor Representative additional Indebtedness for the development and acquisition of equity interests related to the North Borneo Gold Sdn Bhd, which Indebtedness may be secured (x) in accordance with Section 8(d) hereof or (y) as otherwise consented to by the Investor Representative, provided that in neither case shall the collateral for any such Indebtedness include the assets of Bong Mieu Gold Mining Company Limited or Phuoc Son Gold Company Limited.

10

     9. Redemption.
     (a) Redemption or other prepayment of the Notes may only be effected in accordance with this Section 9.
     (b) In the event that the Investor Representative does not consent to the incurrence of additional Indebtedness under Section 8(n) of this Note upon the request of the Company, the Company may redeem or prepay the Notes by giving notice in writing (the “Section 8(n) Notice”) on any Business Day to the Investor Representative of its desire to so redeem or prepay this Note. On the date which is twenty (20) Business Days after receipt by the Investor Representative of the 8(n) Notice (the “Section 8(n) Redemption Date”), the Company shall pay to the Investor Representative , for the benefit of the Holder, all accrued, but unpaid interest on the outstanding Deemed Principal Amount as of the Section 8(n) Redemption Date. Redemption under this clause (b) shall be without penalty or any additional amount of interest.
     (c) In addition, the Company has the right to redeem this Note on November 30, 2011 (the “Redemption Date”) by giving notice in writing (the “Redemption Notice”) to the Investor Representative on or before October 31, 2011 of its desire to so redeem this Note. On the Redemption Date, the Company shall pay to the Investor Representative, for the benefit of the Holder, all accrued, but unpaid interest on the outstanding Deemed Principal Amount as of the Redemption Date, and an additional amount, in one lump sum, that is equal to twelve percent (12%) of the outstanding Deemed Principal Amount as of the Redemption Date.
     (d) In the event that the Company elects to redeem or prepay the Notes as set forth in clause (b) or (c) above and receives from the Investor Representative on behalf of the Holder, (i) within ten (10) Business Days after receipt by the Investor Representative of the Section 8(n) Notice (the “Section 8(n) Notice Date”) in the case of clause (b) or (ii) by November 23, 2011 (the “Redemption Notice Date”) in the case of clause (c), written notice of the Holder’s election in its sole discretion to (1) receive all of the Holder’s Gold for the remaining Gold Delivery Dates based on a price of USD 900 per Ounce of Gold, as adjusted in accordance with Section 3(c) hereof as if the Redemption Date were a Gold Delivery Date (with minimum delivery units of one kilo (32.15 Ounces)) (subject to deduction of the applicable shipping location swap and account costs), (2) receive the cash value in United States Dollars of all of the Holder’s Gold for the remaining Gold Delivery Dates through a sale thereof at the Reference Gold Price five (5) Business Days prior to the Section 8(n) Redemption Date or the Redemption Date, as applicable or (3) receive a cash payment equal to the Deemed Principal Amount, the Company shall deliver to the Trust Account Agent, for the benefit of such Holder, such Gold, in the case of clauses (1) and (2) above, or if an election to receive cash under clause (3) above is made, then the Company shall deliver such cash to the Investor Representative for the benefit of the Holder, as applicable, on the Section 8(n) Redemption Date or the Redemption Date, as applicable. In the event that the Company does not receive written notice from the Investor Representative of such Holder’s election on or before the Section 8(n) Notice Date or the Redemption Notice Date, as applicable, then the Investor Representative shall elect one of the three (3) delivery methods set forth in the immediately preceding sentence, and the Company shall deliver to the Trust Account Agent, for the benefit of the Holder, the Gold, or to the Investor Representative, for the benefit of the Holder, the cash, as the Investor Representative so elects, on the Section 8(n) Redemption Date or the Redemption Date, as applicable. In the event that the Company does not receive notice

11

from the Investor Representative of such election by the applicable date, the Company shall deliver the requisite amount of Gold to the Trust Account Agent, for the benefit of the Holder.
     10. Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.
     11. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.
     12. Cash Payments. All cash payments with respect to this Note shall be made in lawful money of the United States, at the address of the registered Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of any cash amounts due hereunder and shall satisfy and discharge the liability for any such cash amounts to the extent of the sum represented by such payment.
     13. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. The Holder may not assign, pledge or otherwise transfer this Note or any interest therein without the prior written consent of the Company. Interest is payable only to, and Gold Deposits are made to the Trust Account only for the benefit of, the registered Holder of this Note on the books and records of the Company.
     14. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor Representative (and without any requirement of any vote or the consent of the Investors who will be bound by any action taken by the Investor Representative even if such Investor does not agree with such action and even if neither such Investor nor Investors holding more than fifty percent (50%) of the Deemed Principal Amount of the Notes outstanding have consented to such action.)

12

     15. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of Section 9.2 of the SPA.
     16. Governing Law, Consent to Jurisdiction, Appointment of Agent for Service of Process, etc.
     (a) This Note shall be construed in accordance with and governed by the laws of the State of New York (without reference to conflicts of laws principles that would call for the application of the laws of any other jurisdiction), except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     (b) The Company irrevocably and unconditionally submits, to the fullest extent permitted by applicable law, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees, to the fullest extent permitted by applicable law, that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Transaction Document shall affect any right that the Investor Representative may otherwise have to bring any action or proceeding relating to any Transaction Document against the Company or its properties in the courts of any jurisdiction.
     (c) The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in subsection (b) of this Section. The Company hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
     (d) The Company irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 15 hereof. Nothing in any Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law.
     (e) THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT TO WHICH IT IS A PARTY OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

13

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
     (f) The Company hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process United Corporate Services, Inc., at its offices currently located at 10 Bank Street, Suite 560, White Plains, New York 10606 (the “Process Agent”), to accept and acknowledge for and on behalf of the Company service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York. With respect to the Company, such designation and appointment shall be irrevocable until all of the Transaction Documents have terminated or the Obligations have been fully satisfied and discharged. The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity. The Company consents to process being served in any suit, action or proceeding by serving a copy thereof upon the Process Agent, and to its counsels as provided in Section 9.2 of the SPA. Without prejudice to the foregoing, the Investors, the Investor Representative and the Collateral Agent agree that to the extent lawful and possible, written notice of said service upon the Process Agent and its counsels as provided in Section 9.2 of the SPA shall also be mailed both by registered or certified airmail, postage prepaid, return receipt requested, and by regular first-class mail, to the Company, at its address specified in or pursuant to Section 15 of this Note or to any other address of which the Company shall have given written notice to the Person giving such notice. The Company agrees that such service (i) shall, to the fullest extent permitted by applicable law, be deemed in every respect effective service of process upon itself in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to itself. Nothing in this Section shall affect the right of the Investor Representative to serve process in any manner permitted by law, or limit any right that the Investor Representative may otherwise have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
     17. Severability. In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Note.
     18. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.
     19. Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of the Company and the Guarantors under the Transaction Documents are cumulative and not in derogation of each other. The rights and remedies of the Holder, the Investor Representative and the Collateral Agent are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or

14

remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until the indefeasible payment in full of all Obligations.
     20. Rank and Priority. The Notes rank pari passu with one another, in accordance with their terms without discrimination, preference or priority.
     21. Binding Nature. By accepting the benefit of this Note, the Holder (and its agents, the Investor Representative and Trust Account Agent) hereby agree to be bound by any terms of this Note applicable to them.
[Signature Page Follows]

15

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

OLYMPUS PACIFIC MINERALS INC.
By:
Name:
Title:

[Signature Page to Note]

SCHEDULE 8(a)
EXISTING INDEBTEDNESS
as of June 14, 2010

						Remaining
Contract Type	Description	Company	Start Date	End Date	P.A. Value	Balance	Currency
Standard Contract	Blasting Service Contract	Bong Mieu Gold Mining Company Limited	August 18, 2009	December 31, 2014	64,303	225,060	USD
Standard Contract	Ore Haulage Contract	Phuoc Son Gold Company Limited	November 1, 2008	September 30, 2010	966,891	132,199	USD
Lease	Toronto Office Lease	Olympus Pacific Minerals Inc.		December 31, 2012		292,007	CAD
Standard Contract	PEB Steel Buildings	Phuoc Son Gold Company Limited	June 2, 2010		248,776	248,776	USD
In March 2010, the Company obtained certain financing (the “March Financing”) through a private placement of CAD $12,750,000 of its 9% Subordinated Unsecured Convertible Promissory Notes pursuant to and as contemplated by the Securities Purchase Agreement, dated as of March 2010, by and among the Company, Euro Pacific Capital, Inc. and the investors party thereto. The notes issued pursuant to the March Financing are convertible into shares of the Company’s common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar events). The Company has loaned or advanced portions of the net proceeds from the March Financing to one or more of its Subsidiaries (which, in turn, may have loans or advanced funds loaned to it by the Company or to other Subsidiaries of the Company). Based upon such loans or advances, one or more of the Subsidiaries have made capital expenditures or commitment for additions to property, plant or equipment.

SCHEDULE 8(d)
PERMITTED LIENS
None.

Exhibit B
Form of Warrant
[attached hereto]

CANADIAN LEGENDS:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 19, 2010 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.
THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.
U.S. LEGENDS:
NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.
OLYMPUS PACIFIC MINERALS INC.
COMMON STOCK PURCHASE WARRANT

Initial Holder:	Original Issue Date: June 18, 2010
No. of Shares Subject to Warrant:
Exercise Price Per Share: CAD$0.60
Expiration Time: 5:00 p.m., Toronto time, on May 31, 2013
     Olympus Pacific Minerals Inc., a Canadian corporation (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock with no par value (the “Common Stock”) shown above (each such share, a “Warrant Share,” and all such shares, the “Warrant Shares”) at the exercise price per share shown above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time commencing on the original issue date indicated above (the “Original Issue Date”) and continuing through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:
     This Warrant is being issued pursuant to a Securities Purchase Agreement dated June 18, 2010 (the “SPA”), by and between the Company, the Initial Holder and the other parties thereto.
     1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are defined in the SPA and are used herein are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the SPA.
     2. List of Warrant Holders. The Company shall record this Warrant upon the register to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant has been permissibly assigned hereunder). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, notwithstanding any notice to the contrary.
     3. List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein or such address as my be notified in writing by the Company, subject, however, to such transfer being made in compliance with applicable law. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the transferring Holder had in respect of this Warrant (or the portion thereof so transferred).
     4. Exercise and Duration of Warrant.
(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 4 hereof at any time and from time to time on or after the Original Issue Date and through and including the Expiration Time. Subject to Section 11 hereof, at the Expiration Time, the portion of this Warrant not exercised prior thereto

2

shall be and become void and of no value and this Warrant shall be terminated and shall no longer be outstanding.
(b) The registered Holder may exercise this Warrant, in whole or in part, by delivering to the Company: (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment by certified cheque, bank draft, money order or wire transfer of immediately available Canadian funds to an account designated by the Company, of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date,” and to the extent permitted by law, such exercise shall be deemed to have been effective as at the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants that have been exercised as such shall cease, and the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented thereby. The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.
(c) The registered Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price pursuant to subsection 4(b) above, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B
     For purposes of the foregoing formula:
A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the volume weighted average trading price of the shares of Common Stock calculated by dividing the total value of shares traded by the total volume of shares traded on all stock exchanges trading the shares of Common Stock (as reported by the respective exchanges or obtained through Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

3

For purposes of Rule 144(d) promulgated under the Securities Act as in effect on the date hereof, assuming the registered Holder is not an affiliate of the Company, it is intended that (subject to any amendment or modification of, or change in the interpretation of, such Rule 144(d)) the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the registered Holder, and the holding period for the Warrant Shares issued pursuant to such Cashless Exercise shall be deemed to have commenced, on the Original Issue Date.
(d) The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant pursuant to the terms hereof.
5.	Delivery of Warrant Shares.
(a) Upon a Cashless Exercise of this Warrant in which the holding period of the Warrants Shares has satisfied the requirements of Rule 144(d), the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the registered Holder and in such name or names as the registered Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of United States restrictive legends not required by applicable law. “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal trading market. The registered Holder shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon the written request of the registered Holder, use its commercially reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation. In the event this Warrant (i) is exercised in accordance with subsection 4(b) or (ii) is exercised by means of a Cashless Exercise in accordance with subsection 4(c) and the holding period under Rule 144(d) shall not have lapsed, the share certificate to be issued upon such exercise shall bear the restrictive legend set forth in subsection 13(b) below. In addition, if as of the time of the exercise of this Warrant the Warrant Shares issuable upon such exercise constitute restricted or control securities, the Holder, by exercising this Warrant, agrees not to resell them except in compliance with all applicable securities laws, including the Australian Corporations Act 2001.
(b) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of (i) any action or inaction by the Holder to enforce the same, (ii) the recovery of any judgment against any Person or any action to enforce the same, (iii) any set-off, counterclaim, recoupment, limitation or termination, (iv) any breach or alleged breach by the Holder or any other Person of any obligation to the Company, (v) any violation or alleged violation of law by the Holder or any other Person and (vi) any other circumstance that might otherwise limit such obligation of the Company to the Holder in

4

connection with the issuance of Warrant Shares, exclusive, however, of any waiver or consent of the Holder to the contrary. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.
(c) If the Company fails to cause its transfer agent to transmit to the registered Holder a certificate or the certificates (either physical or electronic) representing the Warrant Shares pursuant to the terms hereof by applicable delivery date, then the Holder will have the right to rescind such exercise, provided such right is exercised prior to the delivery of such certificate or the certificates to the Holder.
     6. Charges and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer agent fee or expense in respect of the issuance of such certificates, all of which expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any expenses that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the registered Holder. The Holder shall be responsible for all tax liabilities that may arise as a result of holding or transferring this Warrant or receiving, holding or transferring Warrant Shares upon exercise hereof.
     7. Replacement of Warrant. If this Warrant is mutilated, the Company shall issue or cause to be issued in exchange herefor and upon cancellation hereof a New Warrant. If this Warrant is lost, stolen or destroyed, the Company shall issue or cause to be issued in substitution for this Warrant and upon cancellation hereof a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
     8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

5

     9. Certain Adjustments to Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
(a) Adjustments for Stock Splits and Consolidation and Stock Dividends. If the Company shall, at any time or from time to time after the date hereof and prior to the Expiration Time, effect a stock split or consolidation of the outstanding shares of Common Stock or pay a stock dividend in shares of on the outstanding shares of Common Stock, then the Exercise Price in effect immediately prior to such stock split or consolidation shall be proportionately adjusted. Any adjustments under this subsection 9(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable. Upon each adjustment of the Exercise Price as provided in this subsection 9(a), the registered Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest tenth of a Warrant Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares that may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.
(b) Merger Sale, Reclassification, etc. In case of any: (i) combination, merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof and prior to the Expiration Time, then and in each such case the registered Holder of this Warrant, upon the exercise hereof at any time thereafter but prior to the Exercise Time shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such combination, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.
(c) No Adjustment. No adjustment in the Exercise Price or in the number of Warrant Shares shall be required unless such adjustment would result in a change of at least 1% in the Exercise Price then in effect or unless the number of Warrant Shares to be issued would change by at least 1/100th of a Warrant Share; provided, however, that any adjustments, that, except for the provisions of this subsection (c) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.
     10. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional Warrant Shares

6

that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Exercise Date.
     11. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be delivered in accordance with the procedures set forth in Section 9.2 of the SPA, with any such notice, other communication or delivery to the Company to be so delivered to the Company at the address for the Company provided for in such Section 9.2 and any such notice, other communication or delivery to the Holder to be so delivered to the Holder at its last address as shown on the Warrant Register.
     12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon at least thirty (30) days’ notice to the registered Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the registered Holder at its last address as shown on the Warrant Register.
     13. Legending.
     (a) All certificates issued in exchange for or in substitution of this Warrant (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:
CANADIAN LEGENDS:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 19, 2010 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.
THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

7

U.S. LEGENDS:
NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.
     (b) All certificates representing any Warrant Shares issued upon the exercise of this Warrant (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:
CANADIAN LEGENDS:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 19, 2010 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

8

U.S. LEGENDS:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.
provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at the holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate that does not bear such legend.
     14. Miscellaneous.
(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the registered Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the registered Holder or their successors and assigns.
(b) Each party agrees, to the fullest extent permitted by applicable law, that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto, to the fullest extent permitted by applicable law, hereby irrevocably submits to the

9

exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant) and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. The Company irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 11 hereof. Nothing in any Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that shall be a commercially reasonable substitute therefor and, upon so agreeing, shall incorporate such substitute provision in this Warrant.
(e) Prior to exercise of this Warrant, the registered Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.
(f) No provision hereof, in the absence of any affirmative action by the registered Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the registered Holder, shall give rise to any liability of the registered Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
(g) All Warrants shall rank pari passu, whatever may be the actual date of issue of same.

10

(h) For the purposes of this Section 14, the Holder of this Warrant and the successors and assigns thereof shall be deemed parties to this Warrant; and by accepting this Warrant, the Holder of this Warrant and the successors and assigns thereof agree to be bound by the provisions of this Section 14 as if the same were a signatories and parties to this Warrant and agree to be bound by Section 5 and the other provisions hereof providing for any agreement by, or obligation of, such Holder.
[Signature Page Follows]

11

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

OLYMPUS PACIFIC MINERALS INC.
By:
Name:
Title:

[Signature page to Warrant]

EXERCISE NOTICE
TO: OLYMPUS PACIFIC MINERALS INC.
Ladies and Gentlemen:
(1) The undersigned represents that he, she or it is the registered owner of a certain Common Stock Purchase Warrant that was issued on June 18, 2010 and that is exercisable for _________________________________ (                  ) shares of the Company’s common stock with no par value (such Common Stock Purchase Warrant, the “Warrant”).
(2) The undersigned hereby irrevocably elects to exercise the Warrant with respect to ____________________________ (                  ) shares of Common Stock. Capitalized terms that are used herein and are defined in the Warrant are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the Warrant.
(3) The undersigned intends that payment of the Exercise Price shall be made as (check one):
☐	Cash Exercise under subsection 4(b) of the Warrant

☐	Cashless Exercise under subsection 4(c) of the Warrant
(4) If the undersigned has elected a Cash Exercise, the, she or it shall pay the sum of CAD$ ____________ to the Company in accordance with the terms of the Warrant.
(5) Pursuant to this Exercise Notice, the Company shall deliver to the undersigned the number of Warrant Shares determined in accordance with the terms of the Warrant.
In connection with the exercise of the Warrant, the undersigned represents as follows: (Please check the ONE box applicable):
☐	1.	The undersigned hereby certifies that (i) it is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”)), (ii) at the time of exercise it is not within the United States (as defined in Regulation S under the 1933 Act) and did not execute or deliver the subscription form in the United States, and (iii) it is not exercising the Warrant on behalf of any U.S. person or any person within the United States.
☐	2.	The undersigned has delivered a written opinion of U.S. counsel reasonably satisfactory to the Company to the effect that the Warrant Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.
☐	3.	The undersigned (i) was the original purchaser in the Company’s private placement of the Units that included the Warrant, (ii) is exercising the Warrant solely for its own account; and (iii) is an accredited investor as defined in Rule 501 (a) of Regulation D under the 1933 Act on the date hereof and on the date such Units were acquired from the Company.

“United States” and “U.S. person” are as defined in Regulation S under the 1933 Act.

Please issue a certificate for the Warrant Shares being purchased as follows in the name of the undersigned:
NAME:
(please print)
ADDRESS:
      DATED this _______________ day of _________________________________, ____________.

(Signature)

ASSIGNMENT FORM
TO: OLYMPUS PACIFIC MINERALS INC.
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________ (name), ________________________ address), __________________ Warrants of Olympus Pacific Minerals Inc. (the “Company”) registered in the name of the undersigned on the records of the Company represented by the within certificate and irrevocably appoints _____________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.
DATED this ____________ day of, ________________________, 20___.

(Witness)	Signature of Registered Warrant Holder)

Print name of Registered Warrant Holder)
Signature of transferor guaranteed by:
*

* Authorized Signature Number

Instructions:
1. Signature of Holder must be the signature of the person appearing on the face of the Warrant certificate.
2. If the transfer of Warrants is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.
Note:	The signature to this transfer form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this transfer form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

Exhibit C
Form of Closing Escrow Agreement
[attached hereto]

CLOSING ESCROW AGREEMENT
     This CLOSING ESCROW AGREEMENT is dated as of the ___ day of June, 2010, by and among Olympus Pacific Minerals Inc. (the “Company”), a Canadian corporation, Euro Pacific Capital, Inc. (the “Placement Agent”), a California corporation, and Collateral Agents, LLC (the “Escrow Agent” and, collectively with the Company and the Escrow Agent, the “Parties” and each a “Party”), a New York limited liability company:
BACKGROUND
     The Company and certain Investors have entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of June ___, 2010, among the Company, such Investors and, with respect to certain sections, the the Escrow Agent and the Placement Agent, calling for the sale by the Company to the Investors of Units for an aggregate purchase price of up to $21,960,000 in the respective amounts and for the respective Investors set forth on Schedule A hereto (such amounts, collectively, the “Escrow Funds”).
     In the Securities Purchase Agreement, the Investors appointed the Placement Agent as their true and lawful agent and attorney-in-fact to, among other things, enter into any agreement in connection with the transactions contemplated therein, including this Agreement.
     The Company and the Placement Agent require the Escrowed Funds to be delivered to the Escrow Agent, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement.
     The Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement.
AGREEMENT
     NOW THEREFORE, the Parties hereby agree as follows:
1. INTERPRETATION
     1.1. Definitions. Capitalized terms that are defined in the Securities Purchase Agreement and are used herein are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the Securities Purchase Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:
•	“Agreement” means this Agreement and all amendments made hereto by written agreement among the Parties;

•	“Closing Date” has the meaning set forth in Section 2.2 of the Securities Purchase Agreement; and

•	“Escrow Agent Fees” means the fees itemized on Schedule C to this Agreement.
2. DELIVERIES TO THE ESCROW AGENT

     2.1. Appointment of the Escrow Agent. The Company and the Placement Agent (acting for, on behalf of, and as attorney-in-fact for, the Investors) hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.
     2.2. Establishment of the Escrow Account. The Escrow Agent shall establish a non-interest-bearing bank account at the branch of the bank selected by the Escrow Agent (such bank account, the “Escrow Account”). The purpose of the Escrow Account is for (a) the deposit of the Escrow Funds and (b) the disbursement of collected funds, all as described herein.
     2.3. Delivery of Escrow Funds. On or before the Closing Date for each Closing, the Placement Agent shall direct each Investor purchasing Units at such Closing to deliver the Purchase Price for such Units to the Escrow Agent. Such Purchase Price will be delivered pursuant to the wire transfer instructions set forth on Schedule B hereto.
3. RELEASE OF ESCROW FUNDS
     3.1. Release of Escrow. The Escrow Agent shall release the Escrow Funds:
          (a) Upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Company and the Placement Agent, the Escrow Agent shall deliver the Escrow Funds in accordance with the terms of the Joint Instructions. All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.
          (b) If the Escrow Agent does not receive Joint Instructions by September 30, 2010 or such later date as may be agreed to by the Company and the Placement Agent, all Escrow Funds shall be returned to the parties from which they were received, without any accrued interest thereon and without any deduction therefrom.
          (c) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrow Funds in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.
          (d) Interpleader. If any controversy arises among the Parties with respect to this Agreement or with respect to the right to receive the Escrow Funds, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the Parties. The Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter so directing the Escrow Agent and executed by the Placement Agent and the Company. If the Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such receipt. Any interpleader action instituted in accordance with this Section 3(d) shall be filed in any court of

2

competent jurisdiction in New York, New York and the Escrow Funds in dispute shall be deposited with the court, and in such event the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Funds so deposited.
4. CONCERNING THE ESCROW AGENT
     4.1. (a) The Escrow Agent is not a party to, and is not bound by or charged with notice of, any agreement out of which this escrow may arise. The Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other Party hereunder or for the identity or authority of any Person executing any such notice. The Escrow Agent will have no duties or responsibilities other than those expressly set forth in this Agreement. The Escrow Agent will be under no liability to anyone by reason of any failure on the part of any Party (other than the Escrow Agent) or any maker, endorser or other signatory of any document to perform such Person’s obligations hereunder or under any such document. Except for this Agreement and instructions to the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent will not be obligated to recognize any agreement between or among any or all of the Persons referred to herein, notwithstanding its knowledge thereof. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.
          (b) The Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own reasonable best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate or opinion or advice of counsel (including counsel chosen in good faith by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper Person or Persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.
          (c) The Escrow Agent will be indemnified and held harmless, jointly and severally, by the Company and the Investors from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by the Escrow Agent in connection with any claim or demand, that, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of the Escrow Agent hereunder; except that, if the Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then the Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by the Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, the Escrow Agent will notify the other Parties in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the other Parties, and all costs and

3

expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 4.1(c) shall survive the termination of this Agreement.
          (d) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Escrow Funds (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Funds), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the other Parties or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
          (e) The Escrow Agent may consult with legal counsel chosen in good faith by it, as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.
          (f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
          (g) The Escrow Agent shall not be called upon to advise any other Party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.
          (h) The Escrow Agent shall not be under any duty to give the Escrow Account held by it hereunder any greater degree of care than it gives its own similar property.
          (i) When the Escrow Agent acts on any information, instructions, communications (including, but not limited to, communications with respect to the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication (whether due to fraud, distortion or otherwise). In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Funds, unless the Escrow Agent receives written instructions, signed by the Company and the Placement Agent, that eliminates such ambiguity or uncertainty.
          (j) The Escrow Agent does not have any interest in the Escrow Funds deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify

4

and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. To the extent required by applicable law, the Company and the Placement Agent will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Funds, if any, and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.
          (k) The Escrow Agent may generally engage in any kind of business with the Company, the Investors, the Placement Agent or any participant in the Offering or any subsidiary or affiliate thereof as if it had not entered into this Agreement or any other agreement with them. The Escrow Agent and its affiliates and their officers, directors, employees and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with the Company, the Investors, the Placement Agent or any participant in the Offering or any subsidiary or affiliate thereof or may act as trustee, agent or representative of any the foregoing parties or otherwise be engaged in other transactions with such parties (collectively, the “Other Activities”). Without limiting the forgoing, the Escrow Agent and its affiliates and their officers, directors, employees and agents (including legal counsel) shall not be responsible to account to the Company, the Investors or any participant in the Offering or any subsidiary or affiliate thereof for such Other Activities.
          (l) Fees and Expenses. In consideration of the services provided hereunder, the Company agrees to pay the Escrow Agent the Escrow Agent Fees. The Company agrees to pay the Escrow Agent’s reasonable costs and expenses (“Expenses”), including reasonable attorney’s fees, in the event of any dispute or litigation threatened or commenced that requires the Escrow Agent in its good faith opinion to refer such matter to its attorneys and all wire fees, packaging and postal fees and expenses (including FedEx); provided, however, that no Expenses shall be payable to the Escrow Agent with resepct to any such dispute or litigation resulting from or occasioned by any willful misconduct, fraud or gross negligence of the Escrow Agent or any representative or agent thereof. The Escrow Agent will incur no liability for any delay reasonably required to obtain such advice of counsel. The Escrow Agent’s Fees and Expenses shall be paid out of the Escrowed Funds.
          (m) Resignation of the Escrow Agent. At any time, upon at least five (5) Business Days’ written notice to the Company, the Escrow Agent may resign and be discharged from its duties as escrow agent hereunder. As soon as practicable after its resignation, the Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company (with the consent of the Placement Agent, with such consent not to be unreasonably withheld, delayed or conditioned) the Escrow Funds held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 5-Business Day period following the giving of notice of resignation by the Escrow Agent, the Company shall have failed to appoint a successor escrow agent, the Escrow Agent may interplead the Escrow Funds into the registry of any court having jurisdiction.
          (n) Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by either of the other Parties from time to time before such termination, the Escrow

5

Agent shall provide the requesting Party or Parties with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the other Parties shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.
     4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions. If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrow Funds or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrow Funds pending receipt of the Joint Instructions or (ii) deposit the Escrow Funds with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the other Parties and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement with respect to the Escrow Funds so deposited. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings that relate to the Escrow Funds.
5. GENERAL MATTERS
     5.1. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.
     5.2. Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the Parties may not be assigned without the prior written consent of the other Parties. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns. No other Person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Funds shall be subject to interference or control by any creditor of any Party or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Party prior to the disbursement thereof to such Party in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
     5.3. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
     5.4. Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ fees from the other Parties (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose and which fees shall be in addition to any other relief that may be awarded; provided, however, that the Escrow Agent

6

shall not be obligated to pay any such fees other than with respect to any such action brought against the Escrow Agent on account of the willful misconduct, fraud or gross negligence of the Escrow Agent or any representative or agent thereof.
     5.5. Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter. There are no warranties, representations and other agreements made by the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement.
     5.6. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; and words importing any gender include the other genders. The word “Person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.
     5.7. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York applicable to contracts executed and to be performed wholly within such State without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by any Party against any other Party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts situated in the City, County and State of New York. All Parties agree, to the fullest extent permitted under applicable law, to submit to the jurisdiction of such courts and waive trial by jury.
     5.8. Specific Enforcement, Consent to Jurisdiction. Each Party acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Each of the parties hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Transaction Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to any Transaction Document to which it is a party against any other party or its properties in the courts of any jurisdiction. Each party irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 5.10 hereof.

7

Nothing in this Section 5.8 will affect the right of any party hereto to serve process in any other manner permitted by law.
     5.9. Termination. This Agreement shall terminate upon the release of all of the Escrow Funds as provided herein.
     5.10. Notices. All notices, demands, requests, consents, approvals and other communications (each of the foregoing, a “Notice”) required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as the intended recipient shall have specified most recently by written notice in accordance with this Section 5.10. Any Notice required or permitted to be given hereunder shall be deemed effective (a) if personally served as above provided, upon such personal service, (b) if transmitted by hand delivery or facsimile as above provided, upon such hand delivery or such delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, if delivered on a Business Day during normal business hours where such Notice is to be received, on such Business Date, or otherwise on the next following Business Day, (c) if delivered by reputable air courier service as above provided, on the second Business Day following delivery to such reputable air courier service, or (d) if mailed as above provided, upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall (unless and until changed by Notice as contemplated above) be:

(a)	If to the Company, to:

Olympus Pacific Minterals Inc.
Suite 500, 10 King Street East
Toronto, Ontario
M5C 1C3 Canada
Attention: David A. Seton
Chairman and Chief Executive Officer
Facsimile: (416) 572-4202

With a copy to:

Reed Smith LLP
599 Lexington Avenue
New York, New York 10022-7650
Attention: Herbert F. Kozlov, Esq.
Fax Number: (212) 521-5450

(b)	If to the Placement Agent, to:

Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan

8

Fax Number : (203) 662-9771

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC 20037-1122
Attention: Louis A. Bevilacqua, Esq.
Fax Number: (202) 663-8007

(c)	If to the Escrow Agent, to:

Collateral Agents, LLC
111 West 57th Street, Suite 1416
New York, New York 10019
Attn: General Counsel
Fax: (212) 245-9101
or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.10.
     5.11. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by law.
     5.12. Binding Effect on the Investors. The Placement Agent represents, warrants and confirms to the other Parties that it has the authority to execute and deliver this Agreement for and on behalf of each and all of the Investors and by executing and delivering this Agreement it is binding each and all of the Investors hereto as if they executed and delivered this Agreement.
[Signature Page Follows]

9

     IN WITNESS WHEREOF, the Parties have caused this Escrow Agreement to be duly executed by their respective authorized signatories as of the day and year first indicated above.

COMPANY: OLYMPUS PACIFIC MINERALS INC.
By:
Name:
Title:

PLACEMENT AGENT: EURO PACIFIC CAPITAL, INC.
By:
Name:
Title:

ESCROW AGENT: COLLATERAL AGENTS, LLC
By:
Name:
Title:

[Signature Page to Closing Escrow Agreement]

Schedule A
Escrow Funds

INVESTOR	AMOUNT

Schedule B
Wire Instructions
Account Name: Olympus Pacific Minerals Inc
Account #:664687199
HSBC BANK USA, N.A.
9201 3rd Ave
Brooklyn, NY 11209
Contact: Sophia Sudeall
Tel: 718 238 9329
ABA or Routing #021001088
For International Wires
Swift Code: MRMDUS 33

Schedule C

Escrow related fees:	$2,500
Collateral Agent fees:	$12,500

Exhibit D
Form of Subsidiary Guaranty
[attached hereto]

GUARANTEE AGREEMENT
dated as of
June 18, 2010
among
THE GUARANTORS PARTY HERETO,
and
Collateral Agents, LLC,
as Collateral Agent

i

GUARANTEE AGREEMENT
     GUARANTEE AGREEMENT dated as of June 18, 2010 among the GUARANTORS (as defined below) party hereto and Collateral Agents, LLC, as Collateral Agent on behalf of the holders of the Obligations. Terms used herein and not otherwise defined in subsection (a) or (b) of Section 1 have, as used herein, the respective meanings provided for in the Securities Purchase Agreement.
     WHEREAS, Olympus Pacific Minerals Inc., as the Company, is entering into the Securities Purchase Agreement pursuant to which the Company intends to sell and issue Units, consisting of Warrants and Notes, and to use the proceeds thereof for the purposes set forth therein;
     WHEREAS, each of the Guarantors is willing to guarantee the Obligations of each other Note Party (as defined below);
     WHEREAS, in consideration of the financial and other support that the Company has provided, and such financial and other support as the Company may in the future provide, to each Guarantor, each Guarantor is willing to enter into this Agreement; and
     WHEREAS, the Guaranteed Parties are not willing to purchase Units and advance funds pursuant to the Notes in accordance with the terms of the Securities Purchase Agreement, unless (i) the foregoing obligations of each Note Party are guaranteed as described above and (ii) each guarantee thereof is secured by Liens on certain assets of the relevant Guarantor as provided in the Security Documents;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions.
     (a) The following terms, as used herein, have the following meanings:
     “Agreement” means this Guarantee Agreement.
     “Company” means Olympus Pacific Minerals Inc., a Canadian corporation.
     “Contingent Guaranteed Obligation” means, at any time, any Obligation (or portion thereof) that is:
     (i) contingent in nature (including any guarantee) at such time; or
     (ii) an obligation to provide collateral to secure the foregoing type of obligation.
     “Guaranteed Parties” means the holders from time to time of the Obligations.

     “Guarantors” means each Subsidiary listed on the signature pages hereof under the caption “Guarantors.”
     “Non-Contingent Guaranteed Obligation” means, at any time, any Guaranteed Obligation (as defined below) (or portion thereof) that is not a Contingent Guaranteed Obligation at such time.
     “Note Parties” means the Company and the Guarantors.
     “Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Note Parties (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Release Conditions” means the following conditions for releasing all the Transaction Guarantees:
     (i) all Non-Contingent Guaranteed Obligations shall have been paid in full; and
     (ii) no Contingent Guaranteed Obligation (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted) shall remain outstanding.
     “Transaction Guarantee” means, with respect to each Guarantor, its guarantee of the Guaranteed Obligations under Section 2 hereof.
     (b) Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Transaction Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2

     Section 2. Guarantees by Guarantors.
     (a) Transaction Guarantees. Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment and performance of all Obligations when due of each other Note Party now or hereafter existing under or in respect of the Transaction Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, early termination amounts, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”). In addition, each Guarantor, jointly and severally, agrees to pay all reasonable costs and expenses of the Investor Representative, Collateral Agent and any Guaranteed Party (including, without limitation, the reasonable fees and expenses of counsel) in connection with the enforcement of any rights under this Agreement or any other Transaction Document, whether in any action, suit or litigation, or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Note Party under or in respect of the Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Note Party.
     (b) Each Guarantor, and by acceptance of this Agreement, the Collateral Agent and each Guaranteed Party hereby confirms that it is the intention of all such Persons that this Agreement and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, fraudulent conveyance or any similar law applicable to this Agreement and the Guaranteed Obligations of each Guarantor under this Agreement. To effectuate the foregoing limitation, the Collateral Agent and each Guaranteed Party hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Agreement shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance.
     (c) Each Guarantor hereby agrees unconditionally and irrevocably that in the event that any payment shall be required to be made to any Guaranteed Party under this Agreement, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to the other Guarantor so as to maximize the aggregate amount paid to such Guaranteed Party under or in respect of the Transaction Documents. If a Note Party fails to pay and perform any Guaranteed Obligation punctually when due, each Guarantor agrees that it will forthwith promptly pay the amount not so paid at the place and in the manner specified in the relevant Transaction Document.
     (d) Transaction Guarantees Unconditional. The obligations of each Guarantor under its Transaction Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

3

     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company, any other Guarantor or any other Person under any Transaction Document, by operation of law or otherwise;
     (ii) any modification or amendment of or supplement to any Transaction Document;
     (iii) any release, impairment, non perfection or invalidity of any direct or indirect security for any obligation of the Company, any other Guarantor or any other Person under any Transaction Document;
     (iv) any change in the corporate existence, structure or ownership of the Company or any other Guarantor or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any Guarantor or any of their assets or any resulting release or discharge of any obligation of the Company, any other Guarantor or any other Person under any Transaction Document;
     (v) the existence of any claim, set off or other right that such Guarantor may have at any time against the Company, any other Guarantor, any Guaranteed Party or any other Person, whether in connection with the Transaction Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
     (vi) any invalidity or unenforceability relating to or against the Company, or any other Guarantor for any reason of any Transaction Document, or any provision of applicable law or regulation purporting to prohibit the payment of any Guaranteed Obligation by the Company; or
     (vii) any other act or omission to act or delay of any kind by the Company, any other Guarantor, any other party to any Transaction Document, any Guaranteed Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of any Guarantor hereunder.
     (e) Release of Transaction Guarantees. (i) All the Transaction Guarantees will be released without further action of any party when all the Release Conditions are satisfied. If at any time any payment of a Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Company or otherwise, the Transaction Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.
     (ii) The Collateral Agent may release any Transaction Guarantee with the prior written consent of the Investor Representative or Required Holders.
     (f) Waiver by Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice provided for herein, as well as any requirement that

4

at any time any action be taken by any Person against the Company, any other Guarantor or any other Person.
     (g) Subrogation. A Guarantor that makes a payment with respect to a Guaranteed Obligation hereunder shall be subrogated to the rights of the payee against the Company with respect to such payment; provided that no Guarantor shall enforce any payment by way of subrogation against the Company, or by reason of contribution against any other Guarantor of such Guaranteed Obligation, until all the Release Conditions have been satisfied.
     (h) Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation by the Company is stayed by reason of the insolvency or receivership of the Company or otherwise, all Guaranteed Obligations otherwise subject to acceleration under the terms of any Transaction Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Collateral Agent.
     (i) Continuing Guarantee. Each Transaction Guarantee is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns, and shall be enforceable by the Collateral Agent on behalf of the Guaranteed Parties or the Guaranteed Parties. If all or part of any Guaranteed Party’s interest in any Guaranteed Obligation is assigned or otherwise transferred, the transferor’s rights under each Transaction Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.
     Section 3. Further Assurances. Each Guarantor covenants that it will from time to time, at its expense, execute, deliver, file and record any statement, instrument, document, agreement or other paper and take any other action that may be necessary or desirable, or that the Collateral Agent may request, in order to enable the Collateral Agent on behalf of the Guaranteed Parties to obtain the benefits of this Agreement.
     Section 4. Representations and Warranties. Each Guarantor represents and warrants that:
     (a) Organization and Qualification. Each Guarantor is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. No Guarantor is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each Guarantor is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.
     (b) Authorization and Enforcement. Each Guarantor has the requisite corporate power and authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated thereby to be consummated by it and otherwise to carry out its obligations thereunder. The execution and delivery by each Guarantor of each of

5

the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereby to be consummated by it have been duly authorized by all necessary action on the part of such Guarantor, and no further action is required by such Guarantor in connection therewith. Each Transaction Document to which each Guarantor is a party has been (or upon delivery will have been) duly executed by each Guarantor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     (c) No Conflicts. The execution, delivery and performance by each Guarantor of the Transaction Documents to which it is a party and the consummation by each Guarantor of the transactions contemplated thereby to be consummated by it do not and will not: (i) conflict with or violate any provision of such Guarantor’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Guarantor debt or otherwise) or other understanding to which such Guarantor is a party or by which any property or asset of such Guarantor is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Guarantor is subject (including federal and state securities laws and regulations), or by which any property or asset of such Guarantor is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.
     (d) Filings, Consents and Approvals. No Guarantor is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by such Guarantor of any of the Transaction Documents to which such Guarantor is a party other than such as have already been obtained.
     (e) Capitalization and Ranking. The authorized capital stock of Formwell Holdings Limited consists of 50,000 shares of common stock and no shares of preferred stock. The authorized capital stock of New Vietnam Mining Corporation consists of 100,000,000 shares of common stock and no shares of preferred stock. An aggregate of 1 share of common stock of Formwell Holdings Limited is issued and outstanding and an aggregate of 15,318 shares of common stock New Vietnam Mining Corporation are issued and outstanding, all of which are held by the Company. All of the issued and outstanding shares of each Guarantor’s capital stock have been duly authorized and validly issued and are fully paid, non-assessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. No Person has any right of first refusal, pre-emptive right, right of participation or any similar right to participate in any securities of the Guarantors. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or

6

exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which either Guarantor is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock, other than in connection with a stock option plan of either Guarantor.
     (f) Solvency. Each Guarantor represents as to itself that it has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally. Each Guarantor represents as to itself that it is, and immediately after the final Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any Person on a particular date, that on such date (1) the fair market value of the assets of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (2) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (3) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (4) such Person does not have unreasonably small capital. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.
     (g) Independent Investigation. Each Guarantor has (i) without reliance on any Guaranteed Party or any information received from any Guaranteed Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Company, the Company’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Company or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (ii) adequate means to obtain from the Company on a continuing basis information concerning the Company; (iii) full and complete access to the Transaction Documents and any other documents executed in connection therewith; and (iv) not relied and will not rely upon any representations or warranties of any Guaranteed Party not embodied herein or any acts heretofore or hereafter taken by any Guaranteed Party (including but not limited to any review by any Guaranteed Party of the affairs of the Company).
     Section 5. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.2 of the Securities Purchase Agreement.
     Section 6. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or a Guaranteed Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Guaranteed Party of any right or remedy under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the

7

Transaction Documents are cumulative and are not exclusive of any other rights or remedies provided by law.
     Section 7. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent on behalf of the Guaranteed Parties and the Guaranteed Parties. If all or any part of a Guaranteed Party’s interest in any Guaranteed Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Guarantors and their respective successors and assigns.
     Section 8. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of such Investor Representative as is required to consent thereto under Section 9.3 of the Securities Purchase Agreement.
     Section 9. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York without reference to conflicts of laws principles that would call for the application of the laws of any other jurisdiction.
     (b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Transaction Document shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to any Transaction Document against any Guarantor or its properties in the courts of any jurisdiction.
     (c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
     (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 15 of the Note. Nothing in any Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law.

8

     Section 10. Waiver of Jury Trial EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT TO WHICH IT IS A PARTY OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 11. Appointment of Agent for Service of Process.
     (a) Each of the Guarantors hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process United Corporate Services, Inc., at its offices currently located at 10 Bank Street, Suite 560, White Plains, New York 10606 (the “Process Agent”), to accept and acknowledge for and on behalf of such Guarantor service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York. Such designation and appointment shall be irrevocable until all of the Release Conditions have been satisfied. Each of the Guarantors covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity.
     (b) Each of the Guarantors consents to process being served in any suit, action or proceeding of the nature referred to in Section 9 by serving a copy thereof upon the Process Agent. Without prejudice to the foregoing, the Guaranteed Parties and the Collateral Agent agree that, to the extent lawful and possible, written notice of said service upon the Process Agent shall also be mailed by registered or certified airmail, postage prepaid, return receipt requested, to each Guarantor, care of the Company, at the Company’s address specified in or pursuant to Section 9.2 of the Securities Purchase Agreement or to any other address of which a Guarantor shall have given written notice to the Collateral Agent. If said service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, each of the Guarantors consents to process being served in any suit, action or proceeding of the nature referred to in Section 10 by the mailing of a copy thereof by registered or certified airmail, postage prepaid, return receipt requested, to such Guarantor, at the address of the Company specified in or pursuant to Section 9.2 of the Securities Purchase Agreement or to any other address of which such Guarantor shall have given written notice to the Collateral Agent, which service shall be effective 14 days after deposit in the United States Postal Service. Each of the Guarantors agrees that such service (i) shall be deemed in every respect effective service of process upon itself in any such suit, action or proceeding and (ii) shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to itself.

9

     (c) Nothing in this Section shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
     Section 12. Judgment Currency.
     (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase United States Dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.
     (b) The obligation of each Guarantor in respect of any sum due to any Guaranteed Party hereunder in United States Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Guaranteed Party may in accordance with normal banking procedures purchase United States Dollars in the amount originally due to such Guaranteed Party with the judgment currency. If the amount of United States Dollars so purchased is less than the sum originally due to such Guaranteed Party, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Guaranteed Party against the resulting loss; and if the amount of United States Dollars so purchased is greater than the sum originally due to such Guaranteed Party, such Guaranteed Party agrees to repay such excess.
     Section 13. Use of English Language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof.
     Section 14. Headings. Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 15. Severability. If any provision of any Transaction Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Transaction Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Guaranteed Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

10

     Section 16. Counterparts; Integration, Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Transaction Documents and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement (i) will become effective when the Collateral Agent shall have signed this Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile will be effective as delivery of a manually executed counterpart of this Agreement.
[Signatures on Next Page]

11

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Collateral Agent: Collateral Agents, LLC
By:
Name:
Title:

Guarantors: FORMWELL HOLDINGS LIMITED
By:
Name:
Title:

NEW VIETNAM MINING CORPORATION
By:
Name:
Title:

[Signature Page to Guarantee Agreement]

Exhibit E
Form of Investor Questionnaire
[attached hereto]

ACCREDITED INVESTOR QUESTIONNAIRE
Olympus Pacific Minerals Inc.
INDIVIDUAL INVESTORS:
I am a natural person whose individual net worth, or joint net worth with my spouse, presently exceeds $1,000,000.

I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and I reasonably expect reaching the same income level in the current year.
CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, BUSINESS TRUSTS OR OTHER ENTITIES:
I am a corporation, partnership, limited liability company, or other entity in which all of the equity owners are “accredited investors” (meeting at least one of the suitability requirements for individual investors, above).

I am a corporation, partnership, limited liability company, or a “Massachusetts” or similar business trust with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring Units, the executive officer, manager or trustee of which has such knowledge and experience in oil and gas investing and/or financial and business matters that it is capable of evaluating the merits and risks of investing in the Units.
GRANTOR OR FAMILY TRUSTS (NOTE: Please enclose a copy of the trust agreement):
I am a revocable or family trust the settlor(s) or grantor(s) of which (i) may revoke the trust at any time and regain title to the trust assets; and (ii) meet(s) at least one of the suitability requirements for individual investors, above.
INDIVIDUAL RETIREMENT ACCOUNTS (to be initialed by participant, not the IRA custodian):
I am an individual retirement account administered in accordance with the U.S. Tax Code the participant of which meets at least one of the suitability requirements for individual investors, above.
OTHER:
I am a director or executive officer of the Company.

I otherwise qualify as an “accredited investor” for the following reason(s):

Subscriber Representation:
In order to further induce the Company to accept this subscription, I represent and warrant the following to be true: I have a net worth of at least the amount indicated above or otherwise qualify as an “Accredited Investor” under the Act. I further represent that I satisfy any other minimum income and/or net worth standards imposed by the jurisdiction in which I reside, if different from the standards set forth in the Memorandum or any supplement thereto. If I am acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, I hereby represent and warrant that I have full authority to subscribe for Units in such capacity. If I am subscribing for Units in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom I am subscribing.
BY EXECUTING BELOW, I REPRESENT AND WARRANT THAT THE INFORMATION CONTAINED IN THIS QUESTIONNAIRE IS TRUE, ACCURATE AND COMPLETE.

X	X
Authorized Signature	Second Authorized Signature (if applicable)

Date	Date

Name of Signatory	Name of Signatory

Title (if applicable)	Title (if applicable)

Name of Entity (if applicable)

Exhibit F
Form of Note Pledge Agreement
[attached hereto]

NOTE PLEDGE AGREEMENT
     This NOTE PLEDGE AGREEMENT (this “Note Pledge Agreement”), dated as of June 18, 2010, is made by the undersigned (the “Pledgor” or the “Company”) to Collateral Agents, LLC, a New York limited liability company (the “Collateral Agent”). Terms used herein and not otherwise defined herein have, as used herein, the respective meanings provided for in that certain Securities Purchase Agreement dated as of June 18, 2010 by and among the Company, Euro Pacific Capital, Inc., as placement agent and investor representative, the investors party thereto, and the Collateral Agent.
     WHEREAS, the Company is entering into the Securities Purchase Agreement, pursuant to which the Company intends to sell and issue Units, consisting of Warrants and Notes, and to use the proceeds thereof for the purposes set forth therein;
     WHEREAS, the Pledgor is willing to secure its obligations under the Transaction Documents by entering this Note Pledge Agreement; and
     WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the collateral pledged herein are to be received by or paid over to the Collateral Agent and applied as provided herein;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. SECURITY FOR OBLIGATIONS. This Note Pledge Agreement is made by the Pledgor for the benefit of the Collateral Agent:
     (i) to secure the Obligations;
     (ii) to secure any and all sums advanced by the Collateral Agent in order to preserve the Pledged Notes (as hereinafter defined) or to preserve its security interest in the Pledged Notes; and
     (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Company or Pledgor referred to in clauses (i) and (ii) above, after an Event of Default (such term, as used in this Note Pledge Agreement, shall mean any Event of Default under, and as defined in, the Note and shall in any event include any payment default on any of the Pledged Obligations (as hereinafter defined)) shall have occurred and be continuing, to secure the payment of the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Notes, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

1

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iii) of this Section 1 being herein collectively called the “Pledged Obligations.”
     2. DEFINITION OF NOTES, ETC.
     2.1 Notes. As used herein, the term “Pledged Notes” shall mean all agreements, notes, or other instruments from time to time evidencing the intercompany debt of Bong Mieu Gold Mining Company Limited and Phuoc Son Gold Company Limited (collectively, the “Borrowers”) to the Pledgor at any time pledged or required to be pledged hereunder, together with all proceeds thereof, but excluding payments to the Pledgor permitted by Section 6, including any moneys received and at the time held by the Collateral Agent hereunder.
     2.2 Principles of Interpretation. The definitions of terms herein (including those incorporated by reference to the Uniform Commercial Code (“UCC”) or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Transaction Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note Pledge Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Note Pledge Agreement.
     3. PLEDGE OF NOTES, ETC.
     3.1 Pledge. To secure the Pledged Obligations and for the purposes set forth in Section 1, the Pledgor (i) hereby grants to the Collateral Agent for the benefit of the holders from time to time of the Obligations (the “Secured Parties”) a continuing security interest in all of the Pledged Notes; (ii) hereby pledges and deposits with the Collateral Agent the Pledged Notes owned by the Pledgor on the date hereof, and delivers to the Collateral Agent the agreements, notes or other instruments representing the Pledged Notes, duly endorsed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Pledged Notes), or such other instruments of transfer as are reasonably acceptable to the Collateral Agent and (iii) hereby assigns, transfers, hypothecates and sets over to the Collateral Agent all of the Pledgor’s right, title and interest in and to such Pledged Notes (and in and to the agreements, notes or other instruments evidencing such Pledged Notes), to be held by the Collateral Agent, upon the terms and conditions set forth in this Note Pledge Agreement.

2

     3.2 Subsequently Acquired Notes. If the Pledgor shall acquire (by purchase or otherwise) any additional Pledged Notes at any time or from time to time after the date hereof, the Pledgor will promptly pledge and deposit such Pledged Notes (or agreements, notes or other instruments representing the Pledged Notes) as security with the Collateral Agent and deliver to the Collateral Agent the agreements, notes or other instruments representing the Pledged Notes, duly endorsed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Pledged Notes) or such other instruments of transfer as are acceptable to the Collateral Agent, and will promptly thereafter deliver to the Collateral Agent a certificate executed by a duly authorized officer of the Pledgor describing such Pledged Notes and certifying that the same has been duly pledged with the Collateral Agent hereunder for the benefit of the Secured Parties. Notwithstanding the foregoing, if the Pledgor chooses to register such Pledged Notes with the State Bank of Vietnam then delivery of such Pledged Notes shall be made promptly after such registration is effected by the State Bank of Vietnam.
     4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Notes, which may be held, in the discretion of the Collateral Agent, in the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or any nominee or nominees of the Collateral Agent or a subagent appointed by the Collateral Agent. The Collateral Agent agrees to promptly notify the Pledgor after the appointment of any sub- agent; provided, however, that the failure to give such notice shall not affect the validity of such appointment.
     5. VOTING, ETC., WHILE NO SUBORDINATION TRIGGER PERIOD. Unless and until there shall have occurred and be continuing a Subordination Trigger Period (as defined in the Intercompany Subordination Agreement), the Pledgor shall be entitled to vote any and all voting and other consensual rights pertaining to the Pledged Notes owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or result in a breach of any covenant contained in this Note Pledge Agreement, the Securities Pledge Agreement, any other Transaction Document, or which could have the effect of impairing the value of the Pledged Notes or any part thereof or the position or interests of the Collateral Agent. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case a Subordination Trigger Period has occurred and is continuing, and upon the occurrence and during the continuance of an Event of Default, Section 7 hereof shall become applicable.
     6. PAYMENTS UNDER PLEDGED NOTES. Unless and until there shall have occurred and be continuing a Subordination Trigger Period, all payments in respect of the Pledged Notes shall be paid to the Pledgor. The Collateral Agent shall be entitled to receive directly, and to retain as part of the Pledged Notes all other or additional property (including cash) which may be paid in respect of the Pledged Notes by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization. Nothing contained in this Section 6 shall limit or restrict in any way the Collateral Agent’s right to receive proceeds of the Pledged Notes in any form in accordance with Section 3 of this Note

3

Pledge Agreement. All payments which are received by the Pledgor contrary to the provisions of this Section 6 and of Section 7 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Notes in the same form as so received (with any necessary endorsement).
     7. REMEDIES IN CASE OF EVENTS OF DEFAULT.
     7.1 Remedies Under Security Documents. If an Event of Default has occurred and is continuing, the Collateral Agent may exercise any and all remedies available to it under the Security Documents.
     7.2 Specific Remedies Under Security Documents. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, then and in every such case, the Collateral Agent may exercise on behalf of the Secured Parties all of the rights of a secured party under the UCC (whether in effect in the jurisdiction where such rights are exercised) with respect to the Pledged Notes and also shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees are commercially reasonable:
     (a) to receive all amounts payable in respect of the Pledged Notes otherwise payable under Section 6 to the Pledgor;
     (b) to transfer all or any part of the Pledged Notes into the Collateral Agent’s name or the name or names of its nominee or nominees;
     (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, to make any demand for payment thereon);
     (d) to vote all or any part of the Pledged Notes (whether or not transferred into the name of the Collateral Agent) and to give all consents, waivers and ratifications in respect of the Pledged Notes and otherwise to act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and
     (e) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Notes, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent in its absolute discretion may determine, provided that at least 15 days’ notice of the time and place of any such sale shall be given to the Pledgor. The Collateral Agent shall not be obligated to make

4

any such sale of the Pledged Notes regardless of whether any such notice of sale has theretofore been given.
The Pledgor hereby waives and releases to the fullest extent permitted by applicable law any right or equity of redemption with respect to the Pledged Notes, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Notes and any other security for the Pledged Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent may bid for and purchase (by bidding in Pledged Obligations or otherwise) all or any part of the Pledged Notes so sold free from any such right or equity of redemption. The Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Pledged Notes or for any delay in so doing nor shall the Collateral Agent be under any obligation to take any action whatsoever with regard thereto.
     8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Collateral Agent provided for in this Note Pledge Agreement, any other Transaction Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent of any one or more of the rights, powers or remedies provided for in this Note Pledge Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Collateral Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.
     9. APPLICATION OF PROCEEDS. All moneys collected by the Collateral Agent upon any sale or other disposition of the Pledged Notes, together with all other moneys received by the Collateral Agent hereunder, shall be applied by the Collateral Agent in the following order of priorities: (i) to the Collateral Agent in any amount sufficient to pay in full the reasonable costs of the Collateral Agent in connection with such enforcement, including all fees, costs, expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including, reasonable attorneys’ fees; (ii) to the Collateral Agent in an amount equal to the then unpaid Pledged Obligations; and (iii) upon payment and performance in full of the Pledged Obligations, any surplus then remaining from the proceeds of the Pledged Notes to the Pledgor, or as a court of competent jurisdiction may direct.
     10. PURCHASERS OF PLEDGED NOTES. Upon any sale of the Pledged Notes by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Notes so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the

5

purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.
     11. COSTS. The Pledgor agrees to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s security interest in the Pledged Notes, including all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Pledged Notes and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Pledged Notes and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Pledged Notes.
     12. FURTHER ASSURANCES; POWER-OF-ATTORNEY.
          (a) The Pledgor agrees that it will join with the Collateral Agent in executing and, at its own expense, will file and refile under the applicable UCC or other applicable law such financing statements, continuation statements and other documents in such offices as the Collateral Agent may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Collateral Agent’s security interest in the Pledged Notes and hereby authorizes the Collateral Agent to file financing statements and amendments thereto relative to all or any part of the Pledged Notes without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent may reasonably require or deem advisable to carry into effect the purposes of this Note Pledge Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder. The Pledgor shall not deny or contest the enforceability or validity of this Note Pledge Agreement or the creation, priority or perfection of the Lien granted to the Collateral Agent hereunder.
          (b) The Pledgor hereby appoints the Collateral Agent the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion solely to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Note Pledge Agreement.
          (c) Notwithstanding the provisions in this Section 12, the Collateral Agent hereby agrees that it shall (i) consult with the Pledgor in writing prior to exercising the rights granted to it pursuant to this Section 12 and (ii) unless (x) an event or condition that would, with the giving of notice or the passage of time, constitute an Event of Default or (y) an Event of Default, shall have in either case, occurred and be continuing, the Collateral Agent shall obtain the Pledgor’s written consent prior to exercising any rights under this Section 12, which consent not be unreasonably withheld, delayed or conditioned and, subject to the foregoing, be granted in a prompt and timely manner.

6

     13. TRANSFER BY THE PLEDGOR. Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of, the Pledged Notes or any interest therein.
     14. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents and warrants that (after giving effect to the transaction contemplated in the Securities Purchase Agreement consummated on the Closing Date) (a) it is, or at the time when pledged hereunder will be, the legal, record and beneficial owner of, and has (or will have) good title to, all Pledged Notes pledged by it hereunder, subject to no Lien (except the Lien created by this Note Pledge Agreement); (b) it has the requisite power, authority and legal right to pledge all the Notes pledged by it pursuant to this Note Pledge Agreement; (c) this Note Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation the Pledgor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (d) no consent of any other party (including, any stockholder or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with (i) the execution, delivery or performance of this Note Pledge Agreement, (ii) the validity or enforceability of this Note Pledge Agreement or (iii) the perfection or enforceability of the Collateral Agent’s security interest in the Pledged Notes; (e) the execution, delivery and performance of this Note Pledge Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the organizational or other organic governing documents of the Pledgor or of any securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Pledgor or any of its Subsidiaries except as contemplated by this Note Pledge Agreement; (f) each of the Notes to the extent issued by the Borrowers constitutes, or when executed by the Borrowers will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may by limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (g) the pledge, collateral assignment and delivery to the Collateral Agent of the Notes pursuant to this Note Pledge Agreement creates a valid and perfected first priority Lien in the Notes, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Notes; (h) on the date hereof the Pledged Notes consist of the promissory notes described in Annex A hereto; (i) the Pledgor is the holder of record and

7

sole beneficial owner of the Notes; (j) on the date hereof, the Pledgor owns no other Pledged Notes; and (k) on the date hereof, no Subsidiary has made any advance, loan or other extension of credit (contingent or otherwise) to either Borrower. The Pledgor covenants and agrees that it will defend the Collateral Agent’s right, title and security interest in and to the Notes and such proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Collateral Agent as Pledged Notes hereunder and will likewise defend the right thereto and security interest therein of the Collateral Agent.
     15. PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Note Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Transaction Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof, except as expressly agreed to in writing between the Pledgor and the Collateral Agent; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument, including this Note Pledge Agreement, except as expressly agreed to in writing between the Pledgor and the Collateral Agent; (c) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Note Pledge Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.
     16. TERMINATION; RELEASE.
     16.1 After the Termination Date (as defined below), this Note Pledge Agreement shall terminate, and the Collateral Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Note Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Pledged Notes as may be in the possession of the Collateral Agent as have not theretofore been sold or otherwise applied or released pursuant to this Note Pledge Agreement. As used in this Note Pledge Agreement, “Termination Date” shall mean the date upon which the Obligations have been paid and performed in full.
     16.2 In the event that any part of the Pledged Notes are sold in connection with a sale upon exercise by the Collateral Agent of its remedies under the Transaction Documents and the proceeds of such sale or sales or from such release are applied in accordance with the provisions

8

of Section 9 of this Note Pledge Agreement, to the extent required to be so applied, the Collateral Agent, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Pledged Notes as are then being (or have been) so sold or released and have not theretofore been released pursuant to this Note Pledge Agreement.
     17. NOTICES. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.2 of the Securities Purchase Agreement.
     18. NO IMPLIED WAIVERS; REMEDIES NOT EXCLUSIVE. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Transaction Documents are cumulative and are not exclusive of any other rights or remedies provided by law.
     19. SUCCESSORS AND ASSIGNS. This Note Pledge Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Note Pledge Agreement shall be binding on the Pledgor and its successors and assigns.
     20. AMENDMENTS AND WAIVERS. Neither this Note Pledge Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of such Investor Representative as is required to consent thereto under Section 9.3 of the Securities Purchase Agreement. No such waiver, amendment or modification shall be binding upon the Pledgor, except with its written consent.
     21. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
     21.1 This Note Pledge Agreement, shall be governed by the laws of the State of New York (without reference to conflicts of laws principles that would call for the application of the laws of any other jurisdiction), except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     21.2 Each party hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any relevant appellate court, in any

9

action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Transaction Document shall affect any right that the Investor Representative may otherwise have to bring any action or proceeding relating to any Transaction Document against the Pledgor or its properties in the courts of any jurisdiction.
     21.3 Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note Pledge Agreement in any court referred to in subsection 21.2. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
     21.4 Each party hereto irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 17 hereof. Nothing in any Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law.
     22. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT TO WHICH IT IS A PARTY OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     23. APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.
     23.1 The Pledgor hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, United Corporate Services, Inc., at its offices currently located at 10 Bank Street, White Plains, New York 10606 (the “Process Agent”), to accept and acknowledge for and on behalf of the Pledgor service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York. With respect to the Pledgor, such

10

designation and appointment shall be irrevocable until all Liens hereunder have been released pursuant to Section 16. The Pledgor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity.
     23.2 The Pledgor consents to process being served in any suit, action or proceeding of the nature referred to in Section 22 by serving a copy thereof upon the Process Agent. Without prejudice to the foregoing, the Secured Parties and the Collateral Agent agree that to the extent lawful and possible, written notice of said service upon the Process Agent shall also be mailed by registered or certified airmail, postage prepaid, return receipt requested, to the Pledgor, at the Pledgor’s address specified in or pursuant to Section 9.2 of the Securities Purchase Agreement or to any other address of which the Pledgor shall have given written notice to the Collateral Agent. If said service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, the Pledgor consents to process being served in any suit, action or proceeding of the nature referred to in Section 22 by the mailing of a copy thereof by registered or certified airmail, postage prepaid, return receipt requested, to the Pledgor at its address specified in or pursuant to Section 9.2 of the Securities Purchase Agreement or to any other address of which the Pledgor shall have given written notice to the Collateral Agent, which service shall be effective 14 days after deposit in the United States Postal Service. The Pledgor agrees that such service (i) shall be deemed in every respect effective service of process upon itself in any such suit, action or proceeding and (ii) shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to itself.
     23.3 Nothing in this Section 23 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
     24. JUDGMENT CURRENCY.
     24.1 If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase United States Dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.
     24.2 The obligation of the Pledgor in respect of any sum due to any Secured Party hereunder in United States Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Secured Party may in accordance with normal banking procedures purchase United States Dollars in the amount originally due to it with the judgment currency. If the amount of United States Dollars so purchased is less than the sum originally due to such

11

Secured Party, the Pledgor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against the resulting loss; and if the amount of United States Dollars so purchased is greater than the sum originally due to such Secured Party, such Secured Party agrees to repay such excess.
     25. USE OF ENGLISH LANGUAGE. Any translation of this Note Pledge Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Note Pledge Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof.
     26. SEVERABILITY. If any provision of any Transaction Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Transaction Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
     27. COUNTERPARTS, INTEGRATION, EFFECTIVENESS. This Note Pledge Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Note Pledge Agreement, the other Transaction Documents and any separate letter agreements with respect to fees payable to the Collateral Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Note Pledge Agreement (i) will become effective when the Collateral Agent shall have signed this Note Pledge Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Note Pledge Agreement by facsimile will be effective as delivery of a manually executed counterpart of this Note Pledge Agreement.
     28. VIETNAMESE LAW MATTERS. Notwithstanding any provision to the contrary contained herein but subject to the proviso at the end of this sentence, the Pledgor makes no representations, warranties or agreements regarding (a) the grant, perfection or enforcement of the security interest granted hereby under Vietnamese law, (b) its, the Collateral Agent’s or any other Person’s ability to perform any of the covenants contained herein under Vietnamese law or (c) any other matters under Vietnamese law concerning this Note Pledge

12

Agreement; provided, however, that the foregoing exceptions shall not apply to Section 12(a) and Section 12(c) hereof.
[Signature Page Follows]

13

     IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have caused this Note Pledge Agreement to be executed by their duly authorized officers as of the date first above written.

Olympus Pacific Minerals Inc., a Canadian corporation as Pledgor
By:
Name:
Title:

Collateral Agents, LLC, as Collateral Agent
By:
Name:
Title:

[Signature Page to Note Pledge Agreement]

Annex A to
Note Pledge Agreement
PLEDGED NOTES

Date of Loan			Principal Amount
Agreement	Pledgor	Borrower	(US$)
November 1, 2006	Olympus Pacific Minerals Inc.	Bong Mieu Gold Mining Company Limited	$5,000,000

May 1, 2008	Olympus Pacific Minerals Inc.	Bong Mieu Gold Mining Company Limited	$5,000,000

May 1, 2004	Olympus Pacific Minerals Inc.	Bong Mieu Gold Mining Company Limited	$10,000,000

December 1, 2005	Olympus Pacific Minerals Inc.	Bong Mieu Gold Mining Company Limited	$5,000,000

May 17, 2005	Olympus Pacific Minerals Inc.	Bong Mieu Gold Mining Company Limited	$2,208,443.46

June 14, 2010*	Olympus Pacific Minerals Inc.	Bong Mieu Gold Mining Company Limited	$10,000,000

November 1, 2006	Olympus Pacific Minerals Inc.	Phuoc Son Gold Company Limited	$3,000,000

July 1, 2007	Olympus Pacific Minerals Inc.	Phuoc Son Gold Company Limited	$2,000,000

March 15, 2004	Olympus Pacific Minerals Inc.	Phuoc Son Gold Company Limited	$7,000,000

November 1, 2007	Olympus Pacific Minerals Inc.	Phuoc Son Gold Company Limited	$8,000,000

June 14, 2010*	Olympus Pacific Minerals Inc.	Phuoc Son Gold Company Limited	$7,000,000

*	This loan agreement is being registered with the State Bank of Vietnam and will not be delivered on the Closing Date but will be delivered to the Collateral Agent promptly after the Company receives the stamped copy from the State Bank of Vietnam evidencing the registration thereof.

Exhibit G
Form of BVI Pledge Agreement
[attached hereto]

BVI PLEDGE
AND SECURITY AGREEMENT
dated as of
June 18, 2010
between
OLYMPUS PACIFIC MINERALS INC.,
as the Company
and
Collateral Agents, LLC,
as Collateral Agent

i

SCHEDULES:

Schedule 1	Specified Equity Interests Owned by the Company
Schedule 2	PPSA Information
Schedule 3	Other Governmental Registrations and Filings
Schedule 4	Disclosure Regarding Vietnamese Project Books and Records Owned by Formwell and NVMC
Schedule 5	Vietnamese Project Books and Records Business Locations
Schedule 6	Form of BVI Undertaking

ii

BVI PLEDGE AND SECURITY AGREEMENT
     BVI PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of June 18, 2010 by and between OLYMPUS PACIFIC MINERALS INC., a Canadian corporation (the “Company”) and Collateral Agents, LLC, as Collateral Agent. Terms used herein and not otherwise defined in subsection (b) or (c) of Section 1 herein have, as used herein, the respective meanings provided for in the Securities Purchase Agreement (described in Section 1 hereto).
     WHEREAS, the Company is entering into the Securities Purchase Agreement, pursuant to which the Company intends to sell and issue Units, consisting of Warrants and Notes, and to use the proceeds thereof for the purposes set forth therein;
     WHEREAS, the Company is willing to secure its obligations under the Transaction Documents by granting Liens on certain of its assets to the Collateral Agent as provided in the Security Documents;
     WHEREAS, the Secured Parties are not willing to purchase Units and advance funds pursuant to the Notes in accordance with the terms of the Securities Purchase Agreement, unless the foregoing obligations of the Company are secured as described above; and
     WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided herein;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions.
     (a) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC

Authenticate	9-102
Certificated Security	8-102
Control	8-106
Proceeds	9-102
Records	9-102
     (b) Additional Definitions. The following additional terms, as used herein, have the following meanings:
     “Agreement” has the meaning set forth in the introductory paragraph hereto.
     “Authorized Officer” shall mean any officer of the Company.

     “BVI” means the British Virgin Islands.
     “Cash Distributions” means dividends, interest and other distributions and payments (including Proceeds thereof, whether by liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.
     “Collateral” is defined in Section 2.
     “Company” has the meaning set forth in the introductory paragraph hereto.
     “Contingent Obligation” means, at any time, any Obligation (or portion thereof) that is:
          (i) contingent in nature (including any guarantee) at such time; or
          (ii) an obligation to provide collateral to secure the foregoing type of obligation.
     “Deemed Principal Amount” means on the date of the issuance of a Note the USD stated principal amount set forth at the beginning of such Note, and thereafter, as of any determination date, such stated principal amount minus the aggregate Assumed Value (as defined in the Note) of Gold (as defined in the Note) deliveries theretofore made under such Note.
     “Default” means any event or condition that would, with the giving of notice or the passage of time, constitute an Event of Default.
     “Effective Date” means the date hereof.
     “Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, or (v) any warrant, option or other right to acquire any Equity Interest described in this definition.
     “Event of Default” is defined in the Note.
     “LLC Interest” means a membership interest or similar interest in a limited liability company.
     “Non-Contingent Obligation” means at any time any Obligation (or portion thereof) that is not a Contingent Obligation at such time.
     “Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to the Company or other counsel, in either case approved by the Investor Representative) addressed and delivered to the Collateral Agent.

2

     “own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.
     “Partnership Interest” means a partnership interest, whether general or limited.
     “Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.
     “Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Receiver” means a person appointed as receiver of the Collateral by the Collateral Agent pursuant to Section 9(c).
     “Registered Agent” means the entities recorded in the Registry of Corporate Affairs of the BVI as the registered agent for each of Formwell and NVMC.
     “Release Conditions” means the following conditions for terminating all the Transaction Liens:
          (i) all Non-Contingent Obligations shall have been paid and performed in full; and
          (ii) no Contingent Obligation (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted) shall remain outstanding.
     “Required Holders” means, at any time, holders of Notes holding more than fifty percent (50%) of the aggregate Deemed Principal Amount of the Notes outstanding at such time.
     “Secured Parties” means the holders from time to time of the Obligations.
     “Securities Purchase Agreement” means the Securities Purchase Agreement dated as of June 18, 2010 by and among the Company, the Guarantors party thereto, Euro Pacific Capital, Inc., as placement agent and investor representative, the investors party thereto, and the Collateral Agent.
     “Specified Equity Interests” means any Equity Interests in Formwell and NVMC.
     “Transaction Lien(s)” has the meaning set forth in Section 2(b) of this Agreement.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the

3

priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “Vietnamese Project Books and Records” means all books and Records relating to either the Bong Mieu gold mining project or the Phuoc Son gold mining project (including, without limitation, asset ledgers, customer lists, files, correspondence, tapes, computer programs, print-outs, computer records, operating, mining and reserve data and records, including engineering, reserve, geological, mining, core hold, lithologic, smelting, refining and feasibility data and surveys, maps, production reports and Records).
     (c) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Transaction Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (d) If the Notes or any portion thereof shall have been declared to be due and payable (or shall automatically have become due and payable) as set forth in Section 6 of the Notes, then for all purposes hereof the Collateral Agent shall be deemed to have notified the Company concurrently with the occurrence of such event of its intention to exercise its rights under the Security Documents.
     Section 2. Grant of Transaction Liens.
     (a) The Company, in order to secure the Obligations under the Transaction Documents to which the Company is a party, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Company whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Collateral”):
          (i) all Specified Equity Interests;

4

          (ii) all Cash Distributions of the Specified Equity Interests; and
          (iii) all Vietnamese Project Books and Records.
     (b) The Liens on the Collateral (the “Transaction Liens”) are granted as security only to the Collateral Agent, for the ratable benefit of the Secured Parties, shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Company with respect to any of the Collateral or any transaction in connection therewith.
     Section 3. General Representations and Warranties. The Company represents and warrants that:
     (a) Schedule 1 lists all Specified Equity Interests owned by the Company as of the Effective Date. The Company holds all such Equity Interests directly (i.e., not through a Subsidiary or any other Person).
     (b) All Specified Equity Interests owned by the Company are owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any inchoate tax liens. All shares of capital stock included in such Specified Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable. None of such Specified Equity Interests is subject to any option to purchase or similar right of any Person. The Company is not and will not become a party to or otherwise bound by any agreement (except the Transaction Documents) which restricts in any manner the rights of any present or future holder of any Specified Equity Interest with respect thereto.
     (c) No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by the Company is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Transaction Lien, except financing statements, registrations or other similar or equivalent documents with respect to the Transaction Liens.
     (d) The Transaction Liens on all Specified Equity Interests (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date and (iii) when so attached, will secure all the Obligations under the Transaction Documents.
     (e) When PPSA registration statements describing the Collateral as set forth in Schedule 2 hereto have been filed in the offices specified therein, the Transaction Liens will constitute perfected security interests in the Collateral owned by the Company, prior to all Liens and rights of others therein. Except for the filing of such PPSA registration statements and the filings referred to in Section 3(f) and Section 3(g), no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens.

5

     (f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, securing the Obligations. The Company will promptly following the execution of this Agreement cause the appropriate particulars of this Agreement in respect of the Specified Equity Interests to be entered in the share registers for each of Formwell and NVMC and will, promptly following the execution of this Agreement, also cause such registers to be filed with the Registrar of Corporate Affairs in the BVI pursuant to section 231 of the BVI Business Companies Act, 2004 of the laws of the BVI. The Company will, from time to time at the Collateral Agent’s request provide the Collateral Agent with a certified copy of the registers containing such entries. Upon such entries being made the security interest in the Specified Equity Interests will constitute a security interest in favor of the Secured Parties enforceable against third parties (including creditors of, and any liquidator or administrator appointed with respect to, the Company) prior to all Liens and rights of others therein, except for statutorily preferred claims under the laws of the BVI (“Statutory Claims”), including without limitation claims in respect of taxes, assessments or impositions, certain wages or salaries. No Statutory Claims against the Company exist as of the date hereof.
     (g) Other than the filings referred to in Section 3(e), Section 3(f) or as otherwise set forth on Schedule 3, which will be made promptly following the execution of this Agreement and which has been duly executed by the parties thereto, no authorization or approval or other action by, and no notice to or filing with, any Governmental Body or regulatory body or any other third party is required for (i) the grant by the Company of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Company or (ii) the maintenance or effectiveness of the security interest created hereunder (including the first priority nature of the Secured Parties’ security interest or its enforceability against third parties). Except as provided in Section 3(e), Section 3(f) or as otherwise set forth on Schedule 3, no authorization or approval or other action by, and no notice to or filing with, any Governmental Body or regulatory body or any other third party is required for the exercise by the Secured Parties of their rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.
     (h) The pledge of Collateral made pursuant to this Agreement is not subject to any restrictions of constitutional documents relating to the Company, and to the extent that any consent or approval is required by the manager or board of directors of the Company or any other party for the pledge of the Collateral, such consent or approval has been obtained prior to execution of this Agreement. To the extent that any consent or approval is required by or from the board of directors of the Company or any other party for the transfer of the Collateral, (i) with respect to any transfer of the Collateral to the Collateral Agent, the Secured Parties or any affiliate of a Secured Party, such consent or approval has been obtained prior to the execution of this Agreement and (ii) with respect to any transfer of the Collateral to any other person, such consent or approval will be given at the time of such transfer.
     (i) Except as set forth on Schedule 4, Formwell, Bong Mieu Holdings Limited, a Thai corporation, and NVMC do not own any Vietnamese Project Books and Records.

6

     Section 4. Further Assurances; General Covenants. The Company covenants as follows:
     (a) The Company will, from time to time, at the Company’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the PPSA) that from time to time may be necessary or reasonably desirable, or that the Collateral Agent may request, in order to:
          (i) create, preserve, perfect, confirm or validate the Transaction Liens on the Collateral;
          (ii) cause the Collateral Agent to have Control thereof;
          (iii) enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or
          (iv) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of the Collateral.
To the extent permitted by applicable law, the Company authorizes the Collateral Agent to execute and file such financing statements or continuation statements without the Company’s signature appearing thereon. The Company agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Company constitutes the Collateral Agent its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by the Company terminate pursuant to Section 15. The Company will pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.
     (b) The Company will not (i) change its name or corporate structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d), by a security agreement entered into by another Person as lien grantor with respect to the Collateral, unless it shall have given the Collateral Agent prior notice thereof and delivered a certificate of an Authorized Officer with respect thereto in accordance with Section 4(c).
     (c) At least 30 days before it takes any action contemplated by Section 4(b), the Company will, at the Company’s expense, cause to be delivered to the Collateral Agent a certificate of an Authorized Officer, in form and substance reasonably satisfactory to the Collateral Agent, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from the Company after it takes such action (except any continuation statements specified in such certificate that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in

7

connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Investor Representative or the Required Holders, such action will not adversely affect the perfection or priority of the Transaction Liens after it takes such action or the accuracy of the Company’s representations and warranties herein relating to the Collateral.
     (d) The Company will, promptly upon request, provide to the Collateral Agent all information and evidence concerning the Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.
     (e) The Company shall at all times keep copies of the Vietnamese Project Books and Records at the business locations set forth on Schedule 5 and at any other locations after providing 30 days notice to the Collateral Agent. The Company will permit the Collateral Agent and the Investor Representative (i) once in each twelve (12) month period and (ii) during periods of time when a Default or Event of Default has occurred and is continuing, subject to (except when a Default or Event of Default has occurred and is continuing) reasonable notice and during normal business hours, to inspect the Vietnamese Project Books and Records of the Company or any Subsidiary, and to audit and make extracts from any of the Vietnamese Project Books and Records, and to discuss with its officers, employees, agents, advisors and independent accountants the Company or such Subsidiaries’ business, financial condition, assets, prospects and results of operations. Neither the Collateral Agent, the Investor Representative nor any Secured Party shall have any duty to the Company to make any inspection, nor to share any results of any inspection or report with the Company. The Company acknowledges that all inspections and reports are prepared by the Collateral Agent, the Investor Representative and the Secured Parties are for their purposes, and neither the Company nor any Subsidiary shall be entitled to rely upon them. The Company shall reimburse the Collateral Agent and the Investor Representative for fifty percent (50%) all reasonable charges, costs and expenses of the Collateral Agent and the Investor Representative in connection with the rights granted to the Collateral Agent and the Investor Representative pursuant to this Section 4(e); provided, however, that if such rights are initiated during a Default or Event of Default, all reasonable charges, costs and expenses therefor shall be reimbursed by the Company without regard to such limits.
     Section 5. Specified Equity Interests. The Company represents, warrants and covenants as follows:
     (a) Certificated Securities. On the Effective Date, the Company will deliver to the Collateral Agent as Collateral hereunder all certificates (the “Certificates”) representing Pledged Certificated Securities then owned by the Company.
     (b) Perfection as to Certificated Securities. When the Company delivers the certificates representing any Certificated Securities to the Collateral Agent and complies with Section 5(c) in connection with such delivery, (i) the Lien on such Certificated Securities will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Certificated Securities and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

8

     (c) Delivery of Pledged Certificates. All Pledged Certificates, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent.
     (d) Communications. The Company will promptly give to the Collateral Agent copies of any material notices and other communications received by it with respect to Pledged Securities registered in the name of the Company or its nominee.
     (e) Compliance with Applicable Foreign Laws. If and so long as the Collateral includes any Equity Interest in a legal entity organized under the laws of a jurisdiction outside the United States, the Company will take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Transaction Liens rank prior to all Liens and rights of others therein.
     (f) BVI Undertaking. Without limiting the generality of the foregoing, the Company will promptly following the execution of this Agreement cause the Registered Agent for each of Formwell and NVMC to provide an undertaking in form of the undertakings set out at Schedule 6 hereto to the Collateral Agent confirming that it will abide by any steps taken by the Collateral Agent during the occurrence and continuance of an Event of Default, including without limitation updating the register of shareholders or members in accordance with any steps taken pursuant to an Event of Default.
     Section 6. Transfer of Record Ownership. At any time when an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Company in writing of its intent to enforce its security interest in the Collateral, the Collateral Agent may (and to the extent that action by it is required, the Company, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. The Company will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section. The Collateral Agent will promptly give to the Company copies of any notices and other communications received by the Collateral Agent with respect to Pledged Securities registered in the name of the Collateral Agent or its nominee.
     Section 7. Right to Vote Securities.
     (a) Unless an Event of Default has occurred and is continuing and the Collateral Agent has notified the Company in writing of its intent to exercise its rights under the Security Documents, the Company will have the right, to vote and to give consents, ratifications and waivers with respect to any Pledged Securities owned by it, and the Collateral Agent will, upon receiving a written request from the Company, deliver to the Company or as specified in such request, such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Securities that are registered in the name of the Collateral Agent or its nominee, in each case as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent. Unless an Event of Default has occurred and is continuing and the Collateral

9

Agent has notified the Company of its intent to exercise its rights under the Security Documents, the Collateral Agent will have no right to take any action which the owner of Pledged Securities is entitled to take with respect thereto, except the right to receive payments and other distributions but only to the extent provided herein.
     (b) If an Event of Default has occurred and is continuing and the Collateral Agent has notified the Company in writing of its intent to exercise its rights under the Security Documents, the Collateral Agent will have the right to the extent permitted by law to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Equity Interests, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and the Company will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.
     Section 8. Right to Receive Distribution on Collateral. If an Event of Default has occurred and is continuing and the Collateral Agent has notified the Company in writing of its intent to exercise its rights under the Security Documents, the Collateral Agent shall have the right to receive and to retain as Collateral hereunder all Cash Distributions and the Company shall take all such action as the Collateral Agent may deem necessary or appropriate to give effect to such right. All such Cash Distributions which are received by the Company upon the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent and the Secured Parties and, if the Collateral Agent so directs upon the occurrence and during the continuance of an Event of Default, shall be segregated from other funds of the Company and shall, forthwith upon demand by the Collateral Agent upon the occurrence and during the continuance of an Event of Default, be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement). After all Events of Default have been cured, the Collateral Agent’s right to retain Cash Distributions under this Section 8 shall cease and the Collateral Agent shall pay over to the Company any such Collateral retained by it upon the occurrence and during the continuance of an Event of Default.
     Section 9. Remedies upon Event of Default.
     (a) If an Event of Default has occurred and is continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.
     (b) Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held by it pursuant to Section 8 and apply such cash as provided in Section 10 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the Company as required by Section 12.

10

     (c) Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing the Collateral Agent may appoint in writing any person or any two or more persons either jointly, severally or jointly and severally to be a Receiver of all or any of the Collateral; and
          (i) the Collateral Agent may at any time thereafter appoint in writing any additional Receiver of the Collateral and may remove a Receiver and in the case of removal, retirement or death of any Receiver may appoint another Receiver in his place;
          (ii) the Collateral Agent may fix or vary the remuneration of any Receiver;
          (iii) any Receiver appointed by the Collateral Agent will be the agent of the Company for the purpose of exercising any of the powers granted under this Agreement or by law. The Company alone shall be responsible for his acts and defaults and remuneration;
          (iv) in addition to any powers granted by law, and except to the extent specifically excluded by the terms of his appointment, the Receiver shall, without the consent of the Company, have full power to do all or any of the following provided the same is done in a commercially reasonable fashion:
          (A) to take possession of, demand, collect and get in the whole or any part of the Collateral into his own name or that of the Collateral Agent and for such purpose may complete and date the transfers of the Pledged Certificates referred to in paragraph 5 (c) above and lodge them with the Company for registration or may take proceedings of any sort in the name of the Company or otherwise;
          (B) to settle, arrange, compromise or submit to arbitration any accounts, claims questions or disputes which may arise in connection with the Collateral or in any way relating to this Agreement, and where required, execute releases or other discharges;
          (C) to sell or concur in selling, exchange, surrender, redeem or otherwise dispose of absolutely or conditionally all or any part of the Collateral for cash or on credit and whether in one lot or in parcels whether to the Company or any other person and either with or without special conditions or stipulations as to title or time or mode of payment of purchase money or otherwise and with power to allow the whole or any part of the purchase money to remain on mortgage over the property sold or over any other security or to remain owing without any security and upon other terms and conditions as the Receiver considers expedient and with full power to buy in or sell and to compel specific performance of any contract by suit in equity or otherwise and to execute assurances of the Collateral in the name and on behalf of the Company or otherwise and to do all other acts and things for completing any such sale which the Receiver deems necessary;
          (D) to give effectual receipts for dividends, purchase or redemption monies or other consideration howsoever obtained and all moneys and other assets which may come to the hands of the Receiver in the exercise of any power conferred under this

11

Agreement which receipts shall exonerate any person paying or handing over those moneys or other assets from all liability and from all liability to see to the application of the same and from all liability to inquire whether the Secured Amounts have become due or payable or otherwise as to the propriety or regularity of the appointment of the Receiver;
          (E) to do all things which the Receiver considers necessary for the recovery or protection of the Collateral or for the security of the Collateral Agent or the Receiver;
          (F) to take proceedings at law or otherwise for all or any of the purposes in this clause; and
          (G) to exercise all the rights, powers and privileges of the Company in relation to the Collateral including, without limitation, the right to convene and vote at meetings of the shareholders or to appoint proxies to vote at meetings, to vote by written consent, to accept rights issues, to prove in any liquidation or schemes of arrangement or any other compositions or arrangement with or for creditors, to approve mergers or arrangements, to attend and vote at meetings of creditors, to compromise claims in relation to or arising out of the Collateral or paid on any reduction of capital and to execute any documents in the Receiver’s absolute discretion without any obligation to consult with the Company or any of them in relation to any exercise of any such right, power or privilege; and
          (v) the Collateral Agent shall not be answerable or accountable for any loss of any kind whatsoever which may happen in or about the exercise or attempted exercise of any of the powers contained under this Agreement by the Collateral Agent or the Receiver unless such loss is the result of the gross negligence of the Collateral Agent or the Receiver.
     Section 10. Application of Proceeds.
     (a) If an Event of Default has occurred and is continuing, the Collateral Agent may apply (i) any cash held by it and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:
     first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent pursuant to the Transaction Documents;
     second, to pay the stated or deemed unpaid principal amount of the Obligations ratably, until payment in full of the stated or deemed unpaid principal amount of the Obligations shall have been made (or so provided for);

12

     third, to pay ratably all interest (including Post-Petition Interest) on unpaid stated or deemed principal amount of the Obligations, until payment in full of all such interest and fees shall have been made;
     fourth, to pay all other Obligations ratably, until payment in full of all such other Obligations shall have been made (or so provided for); and
     finally, to pay to the Company, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;
The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.
     (b) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 14(c). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.
     Section 11. [Intentionally Omitted.]
     Section 12. Authority to Administer Collateral. The Company irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Company, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Company’s expense, to the extent permitted by law to exercise, at any time and from time to time upon the occurrence and continuance of an Event of Default, all or any of the following powers with respect to all or any of the Collateral:
     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,
     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,
     (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof,
     (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;
     (e) to collect, have access to and use the Vietnamese Project Books and Records owned by the Company, including, without limitation, to the extent contained in any data processing, electronic or other information systems and to take all other actions as the Collateral

13

Agent deems appropriate to fulfill the Company’s obligations under the Transaction Documents; and
provided that the Collateral Agent will give the Company at least fifteen days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.
     Section 13. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.
     Section 14. General Provisions Concerning the Collateral Agent.
     (a) The provisions set forth herein shall inure to the benefit of the Collateral Agent, and shall be binding upon the Company and all Secured Parties, in connection with this Agreement and the other Security Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Required Holders or the Investor Representative on behalf of the Required Holders and (iii) except as expressly set forth in the Transaction Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Company that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Company or a Secured Party.
     (b) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it.

14

The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Affiliates. The provisions of Section 13 and this Section shall apply to any such sub-agent and to Affiliates of the Collateral Agent and any such sub-agent as if such entity was a party hereto.
     (c) Information as to Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Obligations and whether an Obligation is a Contingent Obligation or not, or whether any action has been taken under any Transaction Document, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Secured Parties, their Obligations and actions taken by them, (ii) any Secured Party (or any trustee, agent or similar representative) for information as to its Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records and (iii) the Company, to the extent that the Collateral Agent has not obtained information from the foregoing sources.
     (d) Refusal to Act. The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Party or any agent, trustee or similar representative thereof that, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by such Secured Party) or (iii) is unduly prejudicial to any Secured Party not joining in such notice, consent, direction or instruction.
     (e) Copies of Certain Notices. Within two Business Days after it receives or sends any notice referred to in this subsection, the Collateral Agent shall send to each Secured Party copies of any notice given by the Collateral Agent to the Company, or received by it from the Company, pursuant to Section 9, 10, 12 or 15.
     Section 15. Termination of Transaction Liens; Release of Collateral.
     (a) The Transaction Liens granted by the Company shall terminate upon the satisfaction of all of the Release Conditions.
     (b) Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the Company, execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.
     Section 16. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.2 of the Securities Purchase Agreement.
     Section 17. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the

15

Transaction Documents are cumulative and are not exclusive of any other rights or remedies provided by law.
     Section 18. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Company and its successors and assigns.
     Section 19. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of such Investor Representative as are required to consent thereto under Section 9.2 of the Securities Purchase Agreement. No such waiver, amendment or modification shall be binding upon the Company, except with its written consent.
     Section 20. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without reference to conflicts of laws principles that would call for the application of the laws of any other jurisdiction), except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     (b) Each party hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Transaction Document shall affect any right that any Secured Party or the Investor Representative may otherwise have to bring any action or proceeding relating to any Transaction Document against the Company or its properties in the courts of any jurisdiction.
     (c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

16

     (d) Each party hereto irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 15 of the Note. Nothing in any Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law.
     Section 21. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT TO WHICH IT IS A PARTY OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 22. Appointment of Agent for Service of Process.
     (a) The Company hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process United Corporate Services, Inc., at its offices currently located at 10 Bank Street, Suite 560, White Plains, New York 10606 (the “Process Agent”), to accept and acknowledge for and on behalf of the Company service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York. With respect to the Company, such designation and appointment shall be irrevocable until all of the Transaction Liens have been released pursuant to Section 15. The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity.
     (b) The Company consents to process being served in any suit, action or proceeding of the nature referred to in Section 21 by serving a copy thereof upon the Process Agent. Without prejudice to the foregoing, the Secured Parties and the Collateral Agent agree that to the extent lawful and possible, written notice of said service upon the Process Agent shall also be mailed by registered or certified airmail, postage prepaid, return receipt requested and by regular first class mail, to the Company, at the Company’s address specified in or pursuant to Section 9.2 of the Securities Purchase Agreement or to any other address of which the Company shall have given written notice to the Collateral Agent. If said service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, the Company consents to process being served in any suit, action or proceeding of the nature referred to in Section 21 by the mailing of a copy thereof by registered or certified airmail, postage prepaid, return receipt requested, to the Company at its address specified in or pursuant to Section 9.2 of the Securities Purchase Agreement or to any other address of which the

17

Company shall have given written notice to the Collateral Agent, which service shall be effective 14 days after deposit in the United States Postal Service. The Company agrees that such service (i) shall, to the fullest extent permitted by applicable law, be deemed in every respect effective service of process upon itself in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to itself.
     (c) Nothing in this Section shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
     Section 23. Judgment Currency.
     (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase United States Dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.
     (b) The obligation of the Company in respect of any sum due to any Secured Party hereunder in United States Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Secured Party may in accordance with normal banking procedures purchase United States Dollars in the amount originally due to it with the judgment currency. If the amount of United States Dollars so purchased is less than the sum originally due to such Secured Party, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against the resulting loss; and if the amount of United States Dollars so purchased is greater than the sum originally due to such Secured Party, such Secured Party agrees to repay such excess.
     Section 24. Use of English Language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes hereof.
     Section 25. Severability. If any provision of any Transaction Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Transaction Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any

18

such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
     Section 26. Counterparts, Integration, Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Transaction Documents and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement (i) will become effective when the Collateral Agent shall have signed this Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile will be effective as delivery of a manually executed counterpart of this Agreement.
[Signatures on Next Page]

19

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OLYMPUS PACIFIC MINERALS INC., as the Company
By:
Name:
Title:

Collateral Agents, LLC, as Collateral Agent
By:
Name:
Title:

[Signature Page To BVI Pledge and Security Agreement]

SCHEDULE 1
SPECIFIED EQUITY INTERESTS
OWNED BY THE COMPANY (as of the Effective Date)

				Number of
	Jurisdiction of	Owner of	Percentage	Shares or
Issuer	Organization	Equity Interest	Owned	Units

Formwell Holdings Limited	British Virgin Islands	Olympus Pacific Minerals Inc.	100%	1
New Vietnam Mining Corp.	British Virgin Islands	Olympus Pacific Minerals Inc.	100%	15,318

SCHEDULE 2
PPSA INFORMATION
In order to perfect the Transaction Liens granted by the Company, a duly completed PPSA registration statement on Form 1C, with the collateral described as set forth below, should be on file in the office set forth below opposite the Company.

Company	Office

Olympus Pacific Minerals Inc.	Ministry of Consumer and Business Services Companies and Personal Property Security Branch 393 University Avenue, Suite 200 Toronto, Ontario M5G 2M2
DESCRIPTION OF COLLATERAL
1.	All shares of capital stock, membership interests, partnership interests and other securities or equity interests now owned or hereafter acquired by the Company in Formwell Holdings, Limited and New Vietnam Mining Corp. and all rights and privileges with respect thereto, and all dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing.

2.	The Vietnamese Project Books and Records owned by the Company.

SCHEDULE 3
OTHER GOVERNMENTAL REGISTRATIONS AND FILINGS
None.

SCHEDULE 4
DISCLOSURE REGARDING VIETNAMESE PROJECT BOOKS AND RECORDS OWNED BY FORMWELL AND NVMC
1.	Covictory Investment Agreement, dated December 9, 1988, between Covictory Investment Limited and The General Department of Mine and Geology

2.	Bong Mieu Gold Project Contract for the Establishment of a Joint Venture Enterprise, dated April 20, 1990, between Covictory Investment Limited and Mineral Development Company Ltd

3.	Joint Venture Amendment Contract, dated June 1, 1993, between Mineral Development Company and Covictory Investment Limited pursuant to which Covictory Investment Limited assigned all its rights under the agreement referenced in item 1 above to Bong Mieu Holdings Limited, a wholly-owned subsidiary of Formwell

4.	Amended Charter of Bong Mieu Gold Mining Company Limited, dated April 30, 2008 among Mineral Development Joint Stock Company, Quang Nam Mineral Industry Corporation and Bong Mieu Holdings Limited

5.	Joint Venture Agreement, dated March 5, 2003, between Mien Trung Industrial Company, the Vietnamese joint venture partner, and New Vietnam Mining Corp.

6.	Charter of Phuoc Son Gold Company Limited, dated April 30, 2008, among Quang Nam Mineral Industry Corporation, New Vietnam Mining Corp. and Phuoc Song Gold Company Limited

SCHEDULE 5
VIETNAMESE PROJECT BOOKS AND RECORDS BUSINESS LOCATIONS
1.	644 Ngo Quyen St, Da Nang, Vietnam

2.	Bong Mieu hamlet, Tam Lanh commune, Phu Ninh district, Quang Nam province, Vietnam

3.	Phuoc Son Gold Company Limited Office — Kham Duc hotel, Kham Duc town, Phuoc Son District, Quang Nam Province, Vietnam

4.	Phuoc Son Gold Company Limited Mine/Plant Site — Outside Kham Duc town, Phuoc Son district, Quang Nam province

5.	Level 11, 57 Fort Street, Auckland (until July 20, 2010) Level 1, Claymore House, 63 Fort Street, Auckland, New Zealand (after July 20, 2010)

6.	Suite 500, 10 King Street East, Toronto, Ontario M5C 1C3, Canada

SCHEDULE 6
FORM OF BVI UNDERTAKING
[To be inserted on the Registered Agent’s letterhead]
To: Collateral Agent’s LLC (the Collateral Agent”)
[To be dated the Closing Date]
     Re: [New Vietnam Mining Corp.] [Formwell Holdings Limited] (the “Company”)
Dear Sirs,
We acknowledge the creation of a pledge over all of the shares legally and beneficially owned by Olympus Pacific Minerals Inc. (“Olympus”) in the Company by way of a BVI Pledge and Security Agreement dated June 18, 2010 and made by Olympus in favour of the Collateral Agent (the “Pledge”).
We hereby undertake:
1.	to honour the terms of the Pledge; and

2.	upon receiving notice from the Collateral Agent, we will promptly (and without any further inquiry) do all things and execute any further documents or deeds as the Collateral Agent may require for the purposes of giving effect to the Collateral Agent’s rights under the Charge over Shares including, without limitation, updating the register of members to reflect any transfer of shares pursuant to the Charge over Shares, and taking instructions from the transferee of such shares.
This undertaking is governed and construed in accordance with [the laws of the British Virgin Islands].

S-3

Exhibit H
Form of Intercompany Subordination Agreement
[attached hereto]

INTERCOMPANY SUBORDINATION AGREEMENT
     This INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”), dated as of June 18, 2010, is made by and among Olympus Pacific Minerals Inc., a Canadian corporation (“Olympus”), Formwell Holdings Limited, a British Virgin Islands company, New Vietnam Mining Corporation, a British Virgin Islands company (such corporation and companies collectively, the “Companies”), and Collateral Agents, LLC, a New York limited liability company, in its capacity as collateral agent (the “Collateral Agent”). Terms used but not defined herein have, as used herein, the respective meanings provided for in that certain Securities Purchase Agreement dated as of June 18, 2010 by and among Olympus, Euro Pacific Capital, Inc., as placement agent and investor representative, the investors party thereto, and the Collateral Agent (the “Securities Purchase Agreement”).
          WHEREAS, pursuant to the Securities Purchase Agreement, Olympus intends to sell and issue Units, consisting of Warrants and Notes, and to use the proceeds thereof for the purposes set forth therein;
          WHEREAS, each of the Companies has made or may make loans or advances from time to time to another Company;
          WHEREAS, the Companies will each benefit by the financial accommodations extended to Olympus by the Investors under the Notes;
          WHEREAS, in order to induce the Collateral Agent and the Investors to enter into the Securities Purchase Agreement and the other Transaction Documents, each Company has agreed to the subordination of such indebtedness of each other Company to such Company, upon the terms and subject to the conditions set forth in this Agreement.
          NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:
          SECTION 1. Definitions; Interpretation.
          (a) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
          “Default” means any event or condition that would, with the giving of notice or the passage of time, constitute an Event of Default.
          “Event of Default” in defined in the Note.
          “Senior Claimholders” means the holders from time to time of the Obligations.
          “Subordinated Debt” means, with respect to each Company, all indebtedness, liabilities, and other obligations of any other Company owing to such Company in respect of any and all loans or advances made by such Company to such other Company whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Company to such Company under or in connection with any documents or instruments related thereto.
          “Subordinated Debt Payment” means any payment or distribution by or on behalf of the Companies, directly or indirectly, of assets of the Companies of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of Subordinated Debt, as a result of a collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.
          “Subordination Trigger Period” means the period (a) commencing upon the (i) date on which the Collateral Agent or the Investor Representative has notified Olympus in writing that a Default has occurred and that a “Subordination Trigger Period” shall be in effect or (ii) occurrence of an Event of Default; and (b) continuing until such Default or Event of Default is no longer continuing.
          (b) Interpretation. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to. The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.
          SECTION 2. Subordination to Payment of Obligations. As to each Company, all payments on account of the Subordinated Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment and performance in full of the Obligations.
          SECTION 3. Subordination Upon Any Distribution of Assets of the Companies. As to each Company, in the event of any payment or distribution of assets of any other Company of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Company or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such other Company, or otherwise (any such event, an “Insolvency Event”): (i) all amounts owing on account of the Obligations shall first be paid in full in cash before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any

2

Subordinated Debt Payment to which any such Company would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Collateral Agent for application to the payment of the Obligations.
          SECTION 4. Payments on Subordinated Debt.
          (a) Permitted Payments. So long as no Subordination Trigger Period has occurred and is continuing, each Company may make, and each other Company shall be entitled to accept and receive, payments on account of the Subordinated Debt in the ordinary course of business.
          (b) No Payment Upon Default. Upon the occurrence and during the continuance of any Subordination Trigger Period, no Company shall make, and no other Company shall accept or receive, any Subordinated Debt Payment unless otherwise agreed to in writing by the Collateral Agent.
          SECTION 5. Subordination of Remedies. If any Subordination Trigger Period has occurred and is continuing, no Company shall, without the prior written consent of the Collateral Agent:
          (a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any other Company owing to such Company;
          (b) exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;
          (c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of such Company to any other Company against any of the Subordinated Debt; or
          (d) commence, or cause to be commenced, or join with any creditor other than the Collateral Agent in commencing, any bankruptcy, insolvency, or receivership proceeding against any other Company.
          SECTION 6. Payment Over to Collateral Agent. In the event that, notwithstanding the provisions of Section 3, Section 4, and Section 5, any Subordinated Debt Payments shall be received in contravention of Section 3, Section 4, or Section 5 by any Company before all of the Obligations are paid and performed in full such Subordinated Debt Payments shall be held in trust for the benefit of the Collateral Agent and the other Senior Claimholders and shall be promptly paid over or delivered to the Collateral Agent for application to the payment in full in cash of all Obligations remaining unpaid to the extent necessary to give effect to Section 3, Section 4, and Section 5, after giving effect to any concurrent deposits of Gold (as defined in the Note), payments, or distributions to the Collateral Agent or any other Senior Claimholder in respect of the Obligations.

3

          SECTION 7. Authorization of Collateral Agent. If, while any Subordinated Debt is outstanding, any Insolvency Event shall occur and be continuing with respect to any Company or its property: (i) the Collateral Agent hereby is irrevocably authorized and empowered (in the name of each Company or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Collateral Agent or any other Senior Claimholder; and (ii) each Company shall promptly take such action as the Collateral Agent reasonably may request (A) to collect the Subordinated Debt for the account of the Collateral Agent and the other Senior Claimholders and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Collateral Agent such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.
          SECTION 8. Certain Agreements of Each Company.
          (a) No Benefits. Each Company understands that there may be various agreements between the Collateral Agent, the other Senior Claimholders and any other Company evidencing and governing the Obligations, and each Company acknowledges and agrees that such agreements are not intended to confer any benefits on such Company and that neither the Collateral Agent nor any other Senior Claimholder shall have any obligation to such Company or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.
          (b) No Interference. Each Company acknowledges that the other Companies have granted or may from time to time grant to the Collateral Agent, for the benefit of the Senior Claimholders, security interests in any or all of their respective assets, and each Company agrees not to interfere with or in any manner oppose a disposition of any such Collateral by the Collateral Agent in accordance with applicable law.
          (c) Reliance by the Collateral Agent and the Senior Claimholders. Each Company acknowledges and agrees that the Collateral Agent and the other Senior Claimholders will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Transaction Documents.
          (d) Waivers. Except as provided under the Transaction Documents, each Company hereby waives any and all notice of the incurrence of the Obligations or any part thereof and any right to require marshaling of assets.
          (e) Obligations of Each Company Not Affected. Each Company hereby agrees that at any time and from time to time, without notice to or the consent of such Company, without incurring responsibility to such Company, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of the Collateral Agent or any other Senior Claimholder hereunder, (i) the time for any other Company’s performance of or compliance with any of its agreements contained in the Transaction Documents to which such

4

Company is a party may be extended or such performance or compliance may be waived by the Collateral Agent (in accordance with the Transaction Documents); (ii) the agreements of any other Company with respect to the Transaction Documents to which such Company is a party may from time to time be modified by such Company, the Collateral Agent and the other Senior Claimholders (in accordance with the Transaction Documents) for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such Company, the Collateral Agent or the other Senior Claimholders thereunder; (iii) the manner, place, or terms for payment of Obligations or any portion thereof may be altered or the terms for payment extended, or the Obligations may be renewed in whole or in part; (iv) the maturity of the Obligations may be accelerated in accordance with the terms of any present or future agreement by any other Company, the Collateral Agent and the other Senior Claimholders (in accordance with the Transaction Documents); (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of the Collateral Agent or any other Senior Claimholder may be terminated, subordinated or fail to be perfected or become unperfected; (vi) any Person liable in any manner for the Obligations may be discharged, released, or substituted; and (vii) all other rights against the other Companies, any other Person, or with respect to any Collateral may be exercised (or the Collateral Agent or any other Senior Claimholder may waive or refrain from exercising such rights in accordance with the Transaction Documents).
          (f) Rights of the Collateral Agent and the Other Senior Claimholders Not to Be Impaired. No right of the Collateral Agent or any other Senior Claimholder to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any Company, the Collateral Agent or any other Senior Claimholder hereunder or under or in connection with the other Transaction Documents or by any noncompliance by the Companies with the terms and provisions and covenants herein or in any other Transaction Document to which such Company is a party, regardless of any knowledge thereof the Collateral Agent or any other Senior Claimholder may have or otherwise be charged with.
          (g) Acquisition of Liens or Guaranties. Except as permitted by the Transaction Documents, no Company shall, without the prior consent of the Collateral Agent, acquire any right or interest in or to any Collateral not owned by such Company or accept any guaranties for the Subordinated Debt.
          SECTION 9. Subrogation. Until the payment and performance in full of all Obligations, no Company shall have, nor shall it directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to the Collateral Agent or any other Senior Claimholder hereunder or otherwise. Upon the payment and performance in full of all Obligations, each Company shall be subrogated to the rights of the Collateral Agent and the other Senior Claimholders to receive payments or distributions applicable to the Obligations until the Subordinated Debt shall be paid in full and and the Senior Claimholders shall have no further rights hereunder. For the purposes of the foregoing subrogation, no payments or distributions to the Collateral Agent or any other Senior Claimholder of any cash, property, or securities to which any other Company would be entitled except for the provisions of Section 3, Section 4, or Section 5 shall, as among such Company, its creditors (other than the Collateral Agent and the other Senior Claimholders), and the other

5

Companies, be deemed to be a payment by the other Companies to or on account of the Obligations.
          SECTION 10. Continuing Agreement; Reinstatement.
          (a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Company until payment and performance in full in cash of the Obligations. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the other Companies.
          (b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Obligations by or on behalf of any other Company shall be rescinded or must otherwise be restored by the Collateral Agent or any other Senior Claimholder, whether as a result of an Insolvency Event or otherwise.
          SECTION 11. Transfer of Subordinated Debt. No Company may assign or transfer its rights and obligations in respect of the Subordinated Debt without the prior written consent of the Collateral Agent, and any such transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby, in form satisfactory to the Collateral Agent.
          SECTION 12. Obligations of the Companies Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Company against the other Companies, on the one hand, and of the Collateral Agent and the other Senior Claimholders against the Companies, on the other hand. Nothing contained in this Agreement shall (i) impair, as between each Company and the other Companies, the obligation of the other Companies to pay their respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Company against the other Companies, on the one hand, and of the creditors (other than the Collateral Agent and the other Senior Claimholders) of any Company against the other Companies, on the other hand.
          SECTION 13. Endorsement of Company Documents; New Subsidiaries; Further Assurances and Additional Acts.
          (a) Endorsement of Company Documents. At the request of the Collateral Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Agreement, and each Company shall promptly deliver to the Collateral Agent evidence of the same.
          (b) Further Assurances and Additional Acts. Each Company shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as the Collateral Agent reasonably shall deem necessary or appropriate to effectuate the purposes

6

of this Agreement, and promptly provide the Collateral Agent with evidence of the foregoing reasonably satisfactory in form and substance to the Collateral Agent.
          SECTION 14. Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

(a)	Olympus

Olympus Pacific Minerals Inc.
Suite 500, 10 King Street East
Toronto, Ontario
M5C 1C3 Canada
Attention: David A. Seton
Chairman and Chief Executive Officer
Fax Number: (416) 572-4202

With a copy to:

Reed Smith LLP
599 Lexington Avenue
New York, New York 10022-7650
Attention: Herb F. Kozlov, Esq.
Fax Number: (212) 521-5450

and

Boyle & Co. LLP
25 Adelaide Street East, Suite 1900
Toronto, Ontario MSC 3A1
Canada
Attn: James P. Boyle
Fax number: (416) 867-8833

7

(b)	Formwell Holdings, Ltd.

c/o Olympus Pacific Minerals Inc.
Suite 500, 10 King Street East
Toronto, Ontario
M5C 1C3 Canada
Attention: David A. Seton
Fax Number: (416) 572-4202

With a copy to:

Reed Smith LLP
599 Lexington Avenue
New York, New York 10022-7650
Attention: Herb F. Kozlov, Esq.
Fax Number: (212) 521-5450

and

Boyle & Co. LLP
25 Adelaide Street East, Suite 1900
Toronto, Ontario MSC 3A1
Canada
Attn: James P. Boyle
Fax number: (416) 867-8833

(c)	North Vietnam Mining Company

c/o Olympus Pacific Minerals Inc.
Suite 500, 10 King Street East
Toronto, Ontario
M5C 1C3 Canada
Attention: David A. Seton
Fax Number: (416) 572-4202

8

With a copy to:

Reed Smith LLP
599 Lexington Avenue
New York, New York 10022-7650
Attention: Herb F. Kozlov, Esq.
Fax Number: (212) 521-5450

and

Boyle & Co. LLP
25 Adelaide Street East, Suite 1900
Toronto, Ontario MSC 3A1
Canada
Attn: James P. Boyle
Fax number: (416) 867-8833

(d)	Collateral Agent

Collateral Agents, LLC
122 East 57th Street, 3rd Floor
New York, NY 10022
Attention: Robert Schechter, Esq.
Fax Number: (212) 245-9102
          SECTION 15. No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent or any other Senior Claimholder to exercise, and no delay in exercising, any right or remedy specified hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified under this Agreement are cumulative and not exclusive of any other rights or remedies that may otherwise be provided by law.
          SECTION 16. Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any of the Obligations have not been paid or performed in full.
          SECTION 17. Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.
          SECTION 18. Binding Effect. This Agreement shall be binding upon, inure to the benefit of the parties hereto and their respective successors and permitted assigns..

9

          SECTION 19. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without reference to conflicts of laws principles that would call for the application of the laws of any other jurisdiction), except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
          SECTION 20. SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.
          (a) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (b) EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY OF ANY CLAIM OR CAUSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER.
          (c) Appointment of Agent for Service of Process.
               (i) Each Company hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process United Corporate Services, Inc., at its offices currently located at 10 Bank Street, Suite 560, White Plains, New York 10606 (the “Process Agent”), to accept and acknowledge for and on behalf of such Company service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York. With respect to each Company, such designation and appointment shall be irrevocable until all Obligations have been paid in full in cash. Each Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity.

10

               (ii) Each Company consents to process being served in any suit, action or proceeding of the nature referred to in Section 20(b) by serving a copy thereof upon the Process Agent. Without prejudice to the foregoing, the Collateral Agent and the other Senior Claimholders agree that to the extent lawful and possible, written notice of said service upon the Process Agent shall also be mailed by registered or certified airmail, postage prepaid, return receipt requested, to the Companies, at the Companies respective addresses specified in or pursuant to Section 14 hereof or to any other address of which any Company shall have given written notice to the Collateral Agent. If said service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, each Company consents to process being served in any suit, action or proceeding of the nature referred to in Section 20(b) by the mailing of a copy thereof by registered or certified airmail, postage prepaid, return receipt requested, to such Company at its address specified in or pursuant to Section 14 hereof or to any other address of which such Company shall have given written notice to the Collateral Agent, which service shall be effective 14 days after deposit in the United States Postal Service. Each Company agrees that such service (i) shall be deemed in every respect effective service of process upon itself in any such suit, action or proceeding and (ii) shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to itself.
               (iii) Nothing in this Section 20(c) shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
          SECTION 21. Amendments and Waivers. No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the Companies and the Collateral Agent; and no waiver of any provision of this Agreement, or consent to any departure by any Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.
          SECTION 22. Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.
          SECTION 23. Severability. If any provision of any Transaction Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Transaction Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Senior Claimholders in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

11

          SECTION 24. Interpretation. This Agreement is the result of negotiations between, and have been reviewed by the respective counsel to, the Companies, the Collateral Agent and each other Senior Claimholder and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against the Collateral Agent or any other Senior Claimholder merely because of their involvement in the preparation hereof.
          SECTION 25. Counterparts; Telefacsimile Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Transaction Documents and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement (i) will become effective when the Collateral Agent shall have signed this Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile will be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 26. Representations and Warranties of the Companies. Each of the Companies hereby represents and warrants to the Collateral Agent that: (a) each of the Companies has the power and authority to execute and deliver this Agreement and perform its obligations hereunder, to own and operate its properties and assets and to carry on its business as currently conducted and as contemplated to be conducted pursuant to the terms of the Transaction Documents; (b) the execution, delivery and performance by each of the Companies of this Agreement has been duly authorized by all necessary corporate or other equivalent action on the part of such Company; and (c) this Agreement has been duly executed and delivered by each of the Companies.
[Remainder of this page intentionally left blank.]

12

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Olympus Pacific Minerals Inc.
By:
Name:
Title:

Formwell Holdings Limited
By:
Name:
Title:

New Vietnam Mining Corporation
By:
Name:
Title:

Collateral Agents, LLC
By:
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]

Exhibit I
Matters Concerning the Collateral Agent
THE COLLATERAL AGENT
1. Definitions. All capitalized terms that are defined in the Securities Purchase Agreement to which this Exhibit I is attached (the “Agreement”), but not otherwise defined herein, when used herein shall have the respective meanings ascribed to those terms in the Agreement.
2. Appointment. The Investors hereby designate the Collateral Agent as their agent to act as specified in the Agreement, the Subsidiary Guaranty and the Security Documents (collectively, the “Applicable Transaction Documents”). Each Investor shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Applicable Transaction Documents and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Collateral Agent by the terms of the Applicable Transaction Documents and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.
3. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Applicable Transaction Documents. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Applicable Transaction Documents or in connection with therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Applicable Transaction Document a fiduciary relationship in respect of any Investor; and nothing in the Applicable Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Applicable Transaction Documents, except as expressly set forth herein and therein.
4. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Investor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with such Investor’s investment in the Company, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Investor with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to any Investor for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Applicable Transaction Documents or for the financial condition of the Company and its Subsidiaries or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Applicable Transaction Documents, the financial condition of the Company and its Subsidiaries, the value of any of the Collateral or the existence or possible existence of any default or Event of Default under the Applicable Transaction Documents.
5. Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Investors. To the extent practical, the Collateral Agent shall request instructions from the Investors or the Investor Representative with respect to any material act or action (including failure to act) in connection with the Applicable Transaction Documents and shall be entitled to act or refrain from acting in accordance with the instructions of the Required Holders or the Investor Representative; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Investors in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Investor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Applicable Transaction Documents and (b) the Collateral Agent shall not be required to take any action that the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to the Applicable Transaction Documents or applicable law.
6. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Applicable Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to the Applicable Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything herein to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Investor to assure that the Collateral exists or is owned by the Company and its Subsidiaries or is cared for, protected or insured or that the liens granted pursuant to the Applicable Transaction Documents have been properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority.
7. Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by any of the Company and the Guarantors, the Investors will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective stated or deemed principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Applicable Transaction Documents, or in any way relating to or arising out of the Applicable Transaction

Documents except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Investor to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.
8. Resignation by the Collateral Agent
     (a) The Collateral Agent may resign from the performance of all its functions and duties under the Applicable Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Applicable Transaction Documents) to the Company and its Subsidiaries and the Investor Representative. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.
     (b) Upon any such notice of resignation, the Investor Representative or the Required Holders shall (with the written approval of the Company, with such approval not to be unreasonably withheld, conditioned or delayed) appoint a successor Collateral Agent hereunder.
     (c) If a successor Collateral Agent shall not have been so appointed within said 30-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Investor Representative or the Required Holders appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 30-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Investors in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by Investors, in proportion to their initially purchased respective stated or deemed principal amounts of the Notes.
9. Rights with respect to Collateral. Each Investor agrees with all other Investors and the Collateral Agent (i) that such Investor shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to the Applicable Transaction Documents), or take or institute any action against the Collateral Agent or any of the other Investors in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of the Applicable Transaction Documents) and (ii) that such Investor has no other rights with respect to the Collateral other than as set forth in the Applicable Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Applicable Transaction Documents. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Applicable Transaction Documents including this Exhibit I shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

10. Other Activities. The Collateral Agent may generally engage in any kind of business with an Investor or the Company or any of its Subsidiaries or any Affiliate thereof as if it had not entered into this Agreement. The Collateral Agent and its Affiliates and their officers, directors, employees and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with either an Investor or the Company or its Subsidiaries or may act as trustee, agent or representative of either an Investor or the Company and its Subsidiaries, or otherwise be engaged in other transactions with such parties (collectively, the “Other Activities”). Without limiting the foregoing, the Collateral Agent and its Affiliates and their officers, directors, employees and agents (including legal counsel) shall not be responsible to account to any Investor or the Company and its Subsidiaries for such Other Activities.
11. Company Not a Party Hereto. This Exhibit I does not confer any rights or benefits (excepting only the right to approve any successor Collateral Agent as provided for in Section 8(b) above) or impose any duties, obligations or liabilities upon, and shall not otherwise (other than with respect to its right to exercise such right of approval) be binding upon, the Company, the Guarantors or any other Person other than the Investors and the Collateral Agent.

Exhibit J
Form of Trust Account Agreement
[attached hereto]

00/00/00
JPMorgan Chase Bank
and

UNALLOCATED BULLION ACCOUNTS AGREEMENT

This agreement is based upon the UNALLOCATED BULLION ACCOUNTS AGREEMENT as published by the London Bullion Market Association with such modifications as are required by JPMorgan to allow the use of its eBTS Website.

THIS AGREEMENT is made on 00/00/00.
BETWEEN
(1)	JPMorgan Chase Bank a company incorporated under the laws or New York, whose principal London Office is at 125 London Wall, London EC2Y 5AJ (“we” or “us”); and

(2)	XXX a company incorporated under the laws of XXX, whose principal place of business is at XXX (“you”).
INTRODUCTION
We have agreed to open and maintain for you an Unallocated Account and to provide other services to you in connection with the Unallocated Account. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services.
IT IS AGREED AS FOLLOWS
1. INTERPRETATION
1.1	Definitions: In this agreement:

“Account Balance” means, in relation to an Unallocated Account, all your rights to and interest in the balance from time to time on that Unallocated Account.

“Availability Date” means the Business Day on which you wish to transfer or deliver Precious Metal to us for deposit into an Unallocated Account.

“Business Day” means a day (excluding Saturdays. Sundays and public holidays) on which commercial banks generally are open for business in London and on which the London Bullion Market is open for business.

“eBTS” means the electronic Bullion Transfer System website developed by us.

“LBMA” means The London Bullion Market Association or its successors.

“Precious Metal” means any and all of gold, silver and any other metal(s) as may be agreed between us.

“Rules” means the rules, regulations, practices and customs of the LBMA, the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this agreement.

“Unallocated Account” means, in relation to a Precious Metal, the account(s) maintained by us in your name recording the amount of that Precious Metal which either we or you, as the case may be, have a right to call upon the other party to deliver to it

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from lime to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.